                                                                    EXHIBIT 99.2

                                                                  EXECUTION COPY


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                          THE NEWS CORPORATION LIMITED,

                         HUGHES ELECTRONICS CORPORATION

                                       AND

                           GENERAL MOTORS CORPORATION

                              ____________________


                             Dated as of April 9, 2003

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                                TABLE OF CONTENTS

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ARTICLE I
SALE AND PURCHASE OF SHARES ....................................................   4
     1.1     Sale and Purchase of Shares .......................................   4

ARTICLE II
PURCHASE PRICE AND PAYMENT .....................................................   4
     2.1     Amount of Purchase Price ..........................................   4
     2.2     Payment of Purchase Price .........................................   4

ARTICLE III
CLOSING AND TERMINATION ........................................................   5
     3.1     Closing Date ......................................................   5
     3.2     Termination of Agreement ..........................................   5
     3.3     Notice of Termination; Effect of Termination ......................   8
     3.4     Fees and Expenses upon Termination ................................   8

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF GM ...........................................  11
     4.1     Organization and Good Standing ....................................  11
     4.2     Corporate Power and Authority .....................................  11
     4.3     Conflicts, Consents and Approvals .................................  12
     4.4     Ownership of Hughes Capital Stock .................................  13
     4.5     Capitalization; Class H Fraction ..................................  13
     4.6     Ownership and Transfer of Shares ..................................  14
     4.7     Litigation ........................................................  14
     4.8     Brokerage and Finder's Fees; Opinions of Financial Advisors .......  15
     4.9     Information for Inclusion in the Proxy/Consent Solicitation
             Statement, the Registration Statements and Other Filings ..........  15
     4.10    Tax Representations ...............................................  16
     4.11    Requisite Approvals ...............................................  16
     4.12    Agreement with GM Employee Benefit Plans ..........................  16
     4.13    Investment Intention ..............................................  16
     4.14    Limitation on Warranties ..........................................  17

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF HUGHES .......................................  17
     5.1     Organization and Good Standing ....................................  17
     5.2     Subsidiaries ......................................................  18
     5.3     Corporate Power and Authority .....................................  18
     5.4     Capitalization ....................................................  18
     5.5     Conflicts, Consents and Approvals .................................  19
     5.6     Hughes SEC Documents ..............................................  20
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                                TABLE OF CONTENTS
                                   (continued)

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     5.7     Financial Statements; Liabilities .................................  21
     5.8     Absence of Certain Changes ........................................  22
     5.9     Compliance with Law ...............................................  22
     5.10    Litigation ........................................................  22
     5.11    Taxes .............................................................  22
     5.12    Environmental and Safety Matters ..................................  22
     5.13    Employee Benefit Plans ............................................  23
     5.14    Intellectual Property .............................................  25
     5.15    Contracts .........................................................  25
     5.16    Brokerage and Finder's and Other Fees; Opinions of Financial
             Advisors ..........................................................  26
     5.17    Board and Stockholder Approval ....................................  26
     5.18    Takeover Laws .....................................................  26
     5.19    Restrictive Agreements ............................................  26
     5.20    Permits ...........................................................  27
     5.21    Tax Representations ...............................................  28
     5.22    Information for Inclusion in the Proxy/Consent Solicitation
             Statement, the Registration Statements and Other Filings ..........  28
     5.23    Real Estate .......................................................  28
     5.24    Limitation on Warranties ..........................................  29

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER ................................  29
     6.1     Organization and Good Standing ....................................  30
     6.2     Corporate Power and Authority .....................................  30
     6.3     Conflicts; Consents and Approvals .................................  31
     6.4     Capitalization of the Purchaser ...................................  32
     6.5     Purchaser Filings .................................................  33
     6.6     Financial Statements ..............................................  33
     6.7     Litigation ........................................................  34
     6.8     Investment Intention ..............................................  34
     6.9     Financial Advisors ................................................  34
     6.10    Board and Stockholder Approval ....................................  34
     6.11    Financing .........................................................  35
     6.12    Tax Representations ...............................................  35
     6.13    Information for Inclusion in the Proxy/Consent Solicitation
             Statement, the Registration Statements and Other Filings ..........  35
     6.14    Merger Sub ........................................................  36
     6.15    Limitation on Warranties ..........................................  36
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                                       ii

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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE VII
THE TRANSACTIONS ...............................................................  36
     7.1     GM Board Approval of the Transactions .............................  36
     7.2     GM Stockholder Approval of the Transactions and the GM Charter
             Amendment .........................................................  37
     7.3     Conditions to GM's Obligations Relating to the Stockholder
             Approval Process ..................................................  39
     7.4     Recapitalization of Hughes ........................................  40
     7.5     Split-Off of Hughes from GM .......................................  40
     7.6     Effects of the Split-Off ..........................................  41
     7.7     Cooperation; Stockholder Records ..................................  42
     7.8     Closing of Transfer Records .......................................  43
     7.9     Cancellation ......................................................  43
     7.10    Treatment of Stock Options, LTAP Awards and Restricted Stock
             Units; Section 16 Matters .........................................  43
     7.11    GM Charter Amendment ..............................................  45
     7.12    Hughes Charter and By-law Amendments ..............................  45
     7.13    Elimination of GM Class H Common Stock from GM Certificate of
             Incorporation .....................................................  45
     7.14    Merger Agreement ..................................................  45
     7.15    Pension Transfer Agreement ........................................  45

ARTICLE VIII
CONDUCT OF BUSINESS ............................................................  46
     8.1     Conduct of Business of Hughes .....................................  46
     8.2     Restrictions on Conduct of Business ...............................  46
     8.3     Permit Matters ....................................................  48

ARTICLE IX
ADDITIONAL AGREEMENTS ..........................................................  48
     9.1     Preparation and Filing of the Registration Statements, the
             Proxy/Consent Solicitation Statement and Other Filings ............  48
     9.2     Access to Information .............................................  51
     9.3     Reasonable Best Efforts to Consummate Transactions ................  51
     9.4     Regulatory Matters ................................................  51
     9.5     [Intentionally Omitted] ...........................................  54
     9.6     No Solicitation ...................................................  54
     9.7     Pre-Closing Cooperation Regarding Tax Ruling and Related Matters ..  57
     9.8     Publicity .........................................................  59
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                                TABLE OF CONTENTS
                                   (continued)

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     9.9     Notification of Certain Matters ...................................  59
     9.10    Certain Transaction Costs .........................................  60
     9.11    Changes to Transaction Agreements .................................  60
     9.12    Director and Officer Indemnification ..............................  60
     9.13    Refinancing; Indian Entities ......................................  62
     9.14    Letters of Accountants ............................................  62
     9.15    Merger Agreement Covenants ........................................  63
     9.16    NYSE Listing ......................................................  63
     9.17    Issuance of Preferred Limited Voting Ordinary Shares; ASX
             Listing ...........................................................  63
     9.18    Delivery of Merger Consideration ..................................  64
     9.19    Blue Sky ..........................................................  64
     9.20    Special Dividend ..................................................  64

ARTICLE X
CONDITIONS TO CLOSING ..........................................................  65
     10.1    Conditions Precedent to Obligations of Each Party .................  65
     10.2    Conditions Precedent to Obligations of the Purchaser ..............  66
     10.3    Conditions Precedent to Obligations of GM .........................  67

ARTICLE XI
DOCUMENTS TO BE DELIVERED ......................................................  69
     11.1    Documents to be Delivered by GM ...................................  69
     11.2    Documents to be Delivered by the Purchaser ........................  69

ARTICLE XII
TAX-FREE STATUS OF THE SPLIT-OFF ...............................................  69
     12.1    Representations and Warranties ....................................  69
     12.2    Restrictions Relating to the Split-Off ............................  70
     12.3    Cooperation and Other Covenants ...................................  75
     12.4    Indemnification for Tax Liabilities ...............................  79
     12.5    Procedure for Indemnification for Tax Liabilities .................  82
     12.6    Exclusivity of Article XII ........................................  83

ARTICLE XIII
INDEMNIFICATION ................................................................  83
     13.1    Indemnification by GM .............................................  83
     13.2    Indemnification by the Purchaser; Sharing of Certain Amounts ......  85
     13.3    Indemnification by Hughes .........................................  86
     13.4    Tax Effects of Indemnification ....................................  87
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                                TABLE OF CONTENTS
                                   (continued)

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     13.5    Effect of Insurance Upon Indemnification ..........................  88
     13.6    Procedure for Indemnification Involving Third-Party Claims ........  88
     13.7    Procedure for Indemnification Not Involving Third-Party Claims ....  90
     13.8    Exclusive Remedies ................................................  90
     13.9    Other Liabilities .................................................  90

ARTICLE XIV
MISCELLANEOUS ..................................................................  90
     14.1    Certain Definitions ...............................................  90
     14.2    Further Assurances ................................................ 108
     14.3    No Survival of Representations and Warranties ..................... 108
     14.4    Notices ........................................................... 108
     14.5    Interpretation; Absence of Presumption ............................ 109
     14.6    Counterparts ...................................................... 110
     14.7    Entire Agreement; Severability .................................... 110
     14.8    Third Party Beneficiaries ......................................... 111
     14.9    Governing Law ..................................................... 111
     14.10   Specific Performance .............................................. 111
     14.11   Assignment ........................................................ 111
     14.12   Amendment ......................................................... 112
     14.13   Extension; Waiver ................................................. 112
     14.14   Dispute Resolution ................................................ 112
     14.15   Arbitration ....................................................... 113
     14.16   Consent to Jurisdiction ........................................... 113
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                                        v

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                                    EXHIBITS

Exhibit A - Form of GM Charter Amendment

Exhibit B - Separation Agreement

Exhibit C - Merger Agreement

Exhibit D - Form of Hughes Charter Amendment

Exhibit E - Form of Hughes By-laws Amendment

Exhibit F - Program Access Commitments

Exhibit G - Joint Defense Agreement

Exhibit H - GM Registration Rights Agreement

Exhibit I - Employee Matters Agreement

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, dated as of April 9, 2003 (the "Agreement"), by and among The News Corporation Limited, an Australia corporation (the "Purchaser"), Hughes Electronics Corporation, a Delaware corporation ("Hughes"), and General Motors Corporation, a Delaware corporation ("GM").

                              W I T N E S S E T H:

     WHEREAS, GM currently owns all of the outstanding capital stock of Hughes;

     WHEREAS, the currently outstanding Class H Common Stock, par value $0.10 per share, of GM (the "GM Class H Common Stock") represents an approximately 80.1% indirect economic interest in the financial performance of Hughes, and GM retains an approximately 19.9% economic interest in the financial performance of Hughes;

     WHEREAS, simultaneously with the Stock Sale, GM, pursuant to provisions to be implemented pursuant to this Agreement and by means of an amendment of the GM Restated Certificate of Incorporation (the "GM Certificate of Incorporation") substantially in the form attached hereto as Exhibit A (the "GM Charter Amendment"), shall distribute to the holders of record of GM Class H Common Stock as of immediately prior to the Split-Off Effective Time shares of common stock, par value $0.01 per share, of Hughes (the "Hughes Common Stock") in exchange for all of the outstanding shares of GM Class H Common Stock in accordance with the GM Certificate of Incorporation, as amended pursuant to the GM Charter Amendment, and the GM Class H Common Stock shall thereupon be redeemed and cancelled (the "Split-Off");

     WHEREAS, GM and Hughes desire to consummate the separation of Hughes from GM pursuant to a Separation Agreement in the form attached hereto as Exhibit B (the "Separation Agreement"), to be entered into concurrently with the execution of this Agreement;

     WHEREAS, pursuant to the Split-Off, Hughes shall become an independent, publicly owned company, separate from and no longer wholly owned by GM;

     WHEREAS, prior to and as a condition to the Split-Off, Hughes shall distribute a special cash dividend to GM in an amount equal to Two Hundred Seventy-Five Million Dollars ($275,000,000) (the "Special Dividend");

     WHEREAS, simultaneously with, and as a condition to consummation of the Split-Off, GM shall sell to the Purchaser (or a Qualified Subsidiary of the Purchaser designated by the Purchaser) and the Purchaser shall purchase (or cause its Qualified Subsidiary to purchase) from GM, all of GM's shares of Class B common stock, par value $0.01 per share, of Hughes (the "Hughes Class B Common Stock"), representing its retained economic interest in Hughes immediately prior to the Split-Off, held as of such time (the "Shares") for the purchase price and upon the terms and conditions hereinafter set forth (the "Stock Sale");

     WHEREAS, the Purchaser's Subsidiary NPAL currently owns all of the outstanding capital stock of Merger Sub;

     WHEREAS, immediately following the consummation of the Split-Off and the Stock Sale, Hughes and the Purchaser shall merge Merger Sub with and into Hughes (the "Merger"), with Hughes as the surviving corporation (the "Surviving Corporation"), as more fully described in the Agreement and Plan of Merger substantially in the form attached hereto as Exhibit C (the "Merger Agreement");

     WHEREAS, pursuant to the Merger, (x) all of the Shares shall remain outstanding as shares of Surviving Corporation Class B Common Stock and shall, immediately after the Merger Effective Time, convert into an equal number of shares of common stock of the Surviving Corporation (the "Surviving Corporation Common Stock"), (y) all of the outstanding capital stock of Merger Sub shall be converted into shares of Surviving Corporation Common Stock, such that immediately following the Merger Effective Time, the Purchaser and its Subsidiaries own, including the shares described in clause (x) above, thirty-four percent (34%) of the aggregate number of the issued and outstanding shares of the Surviving Corporation Common Stock and the Surviving Corporation Class B Common Stock and (z) all of the shares of Hughes Common Stock outstanding as of immediately prior to the Merger Effective Time not held by the Purchaser or any Subsidiary of the Purchaser shall be converted into shares of Surviving Corporation Common Stock representing sixty-six percent (66%) of the aggregate number of the Surviving Corporation Common Stock and the Surviving Corporation Class B Common Stock outstanding immediately after the Merger Effective Time and Purchaser Stock and/or cash, as applicable, in accordance with the terms and conditions of the Merger Agreement;

     WHEREAS, the Special Dividend, the consummation of the Split-Off and the separation of Hughes from GM as contemplated by the Separation Agreement (collectively, the "Hughes Separation Transactions" and, together with the Stock Sale and the Merger, the "Transactions") are conditioned on, among other things, the approval by the holders of a majority of the outstanding shares of the Common Stock, par value $1-2/3 per share, of GM (the "GM $1-2/3 Common Stock") and by the holders of a majority of the outstanding shares of GM Class H Common Stock, each voting as a separate class and both voting together as a single class based on their respective per share voting power, of matters pertaining to the Transactions, including the GM Charter Amendment;

     WHEREAS, in connection with the Transactions, Hughes and the Purchaser are entering into the Employee Matters Agreement;

     WHEREAS, in connection with the issuance of any Purchaser Stock to GM pursuant to this Agreement, Purchaser shall, among other things, grant to GM certain registration rights and market access rights pursuant to the GM Registration Rights Agreement;

     WHEREAS, the consummation of the Stock Sale is conditioned upon the consummation of the Split-Off and shall occur on the Closing Date at the time of the consummation of the Split-Off;

     WHEREAS, the consummation of the Merger is conditioned upon the consummation of the Split-Off and the Stock Sale and shall occur on the Closing Date immediately after the consummation of the Split-Off and the Stock Sale;

     WHEREAS, the Purchaser is unwilling to acquire any shares of Hughes capital stock unless Hughes shall become a publicly-traded company simultaneously with such acquisition;

     WHEREAS, the parties intend the Split-Off to qualify as a distribution of Hughes stock to GM stockholders with respect to which no gain or loss will be recognized pursuant to Section 355 and related provisions of the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder (the "Code"), by GM, Hughes and their respective stockholders;

     WHEREAS, the respective Boards of Directors of GM, Hughes and the Purchaser have determined that the transactions contemplated hereby are advisable, desirable and in the best interests of their respective stockholders and, by resolutions duly adopted, the respective Boards of Directors of GM, Hughes and the Purchaser have approved and adopted this Agreement;

     WHEREAS, immediately after the execution of this Agreement, each of GM, as the sole stockholder of Hughes, and the Purchaser's Subsidiary NPAL, as the sole stockholder of Merger Sub, shall have approved the Merger and adopted the Merger Agreement at a meeting of the stockholders of Hughes and Merger Sub, respectively; and

     WHEREAS, certain terms used in this Agreement are defined in Section 14.1 hereof;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I

                           SALE AND PURCHASE OF SHARES

     1.1 Sale and Purchase of Shares. Upon the terms and subject to the conditions contained herein, on the Closing Date, GM shall sell, assign, transfer, convey and deliver to the Purchaser (or a Qualified Subsidiary of the Purchaser designated in writing by the Purchaser at least three (3) Business Days prior to Closing), and the Purchaser shall (or shall cause its Qualified Subsidiary to) purchase from GM, the Shares.

                                   ARTICLE II

                           PURCHASE PRICE AND PAYMENT

     2.1 Amount of Purchase Price. The purchase price for the Shares (the "Purchase Price") shall be (a) in respect of 80% of the Shares purchased by Purchaser (the "Fixed Price Shares"), $14.00 per Share in cash, and (b) in respect of 20% of the Shares purchased by Purchaser (the "Variable Price Shares"), that number of shares of Purchaser Stock equal to the product resulting from multiplying (i) the Exchange Ratio (as defined in the Merger Agreement) by (ii) the number of Variable Price Shares; provided, however, that the Purchaser may elect, by written notice (the "SPA Cash Payment Election Notice") to GM and Hughes on or before the third Business Day prior to the Closing Date, that the Purchase Price in respect of the Variable Price Shares shall consist entirely or partly of cash, rather than entirely of Purchaser Stock, with cash replacing such portion of the Purchaser Stock as is specified in the SPA Cash Payment Election Notice in an amount of cash (without interest thereon) equal to $14.00 per share of Hughes Class B Common Stock acquired for cash in lieu of Purchaser Stock (the "Cash Value"); provided, however, that in the event that the 20-Day Average Purchaser Stock Price is greater than $26.88 determined for the period ending on and including the fifth Business Day prior to the Closing Date, then the Cash Value shall equal the product obtained by multiplying (i) such 20-Day Average Purchaser Stock Price by (ii) the Exchange Ratio. Any such SPA Cash Payment Election Notice shall specify (A) the percentage of Variable Price Shares to be acquired for cash (the "Cash Fraction") and (B) the percentage of Variable Price Shares to be acquired for Purchaser Stock (the "Stock Fraction"), the aggregate of which shall equal one hundred percent (100%).

     2.2 Payment of Purchase Price. On the Closing Date, the Purchaser shall (a) pay (or shall cause its Qualified Subsidiary to pay) to GM the appropriate amount (determined in accordance with Section 2.1) of the Purchase Price in cash, which shall be paid by wire transfer of immediately available funds into an account designated in writing by GM at least one (1) Business Day prior to the Closing, and (b) to the extent the Purchaser does not elect to pay in cash for all of the Variable Price Shares, issue to GM the appropriate number of shares (determined in accordance with Section 2.1) of Purchaser Stock. If between the date of this Agreement and the Closing Date, the outstanding shares of Purchaser Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, rights offering, split, combination or exchange of shares, the Purchaser Stock paid with respect to Variable Price Shares and the $14.08, $17.92 and $26.88 amounts set forth herein or in the Merger Agreement, as applicable, correspondingly shall be adjusted to the extent warranted to reflect such stock dividend, subdivision, reclassification, recapitalization, rights offering, split, combination or exchange of shares. In addition, each determination of a fraction or a percentage of a share or a ratio set forth in this Agreement shall be calculated to the nearest five decimal places.

                                  ARTICLE III

                             CLOSING AND TERMINATION

     3.1 Closing Date. Subject to the satisfaction of the conditions set forth in Article X hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Shares provided for in
Section 1.1 hereof (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York simultaneously with the consummation of the Split-Off at the Split-Off Effective Time (or at such other time and place as the parties may designate in writing) on a date to be specified by the parties hereto, which shall be no later than one (1) Business Day after the day on which the last of the conditions set forth in Article X hereof shall have been fulfilled or waived (other than any of such conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions). The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date".

     3.2 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

         (a) by mutual written consent duly authorized by the respective Boards of Directors of GM and the Purchaser;

         (b) by either GM or the Purchaser if:

             (i) the transactions contemplated hereby shall not have been consummated by April 9, 2004 (as such date may be extended pursuant to this Section 3.2(b)(i), the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 3.2(b)(i) shall not be available to any party whose failure (or whose affiliate's failure) to perform any material covenant or obligation under this Agreement or the other Transaction Agreements has been the cause of or resulted in the failure of the Closing to occur on or before such date; provided further, that (x) in the event that all of the conditions specified in Article X hereof shall have been satisfied (or waived) or, in the case of conditions which by their terms are required to be satisfied substantially concurrently with the Closing, are capable of being satisfied at such time, other than the conditions set forth in Sections 10.3(e) or 10.3(f) hereof, then the Outside Date shall be extended until the second Business Day following the satisfaction (or waiver) of the conditions in such Sections 10.3(e) and 10.3(f), (y) in the event that the Mailing Date is delayed pursuant to Section 7.3(d) hereof, the Outside Date shall be extended automatically and without any further action by any party hereto by the number of days following the delivery of a Notice of Non-Mailing that the Mailing Date was delayed; and (z) in the event that (A) the Mailing Date (as such date may have been extended pursuant to the provisions of clause (y) above) has occurred by the Outside Date, (B) the Requisite Stockholder Approval has not been obtained by the Outside Date, (C) all of the conditions specified in Article X hereof (other than the conditions set forth in Sections 10.3(e) and 10.3(f) hereof) shall have been satisfied (or waived), or, in the case of conditions which by their terms are required to be satisfied substantially concurrently with the Closing, are capable of being satisfied at such time and (D) either (x) a duly held meeting of the GM stockholders at which a vote was taken has not been held or (y) in the case of a consent solicitation, the sixty (60) day period from the earliest dated consent delivered in the manner required by Section 228 of the DGCL has not yet expired, then the Outside Date shall be extended automatically and without any further action by any party hereto until the second Business Day following such time as the events specified in either clause (x) or (y) of clause (D) hereof shall have occurred; provided, however, that no extension pursuant to clause (x),
         (y) or (z) of this Section 3.2(b)(i) shall extend the Outside Date beyond July 9, 2004.

                  (ii) (A) the FCC shall have denied any FCC Consent Application, or shall have designated any FCC Consent Application for hearing, excepting any denials or designations with respect to Hughes FCC Licenses that are immaterial to the assets or business of Hughes and its Subsidiaries taken as a whole; or (B) five (5) Business Days shall have elapsed following such time as any permanent injunction or other similar order of a court of competent jurisdiction or other competent Governmental Authority, in each case located in the United States, (other than the FCC) preventing the consummation of the Transactions shall have been entered (so long as such permanent injunction or similar order is still in effect at the expiration of such five (5) Business Day period), regardless of whether such order is appealable or has been appealed and, prior to such termination, the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, such injunction or other similar order; or

                  (iii) provided that there shall have occurred either a duly held meeting of the GM common stockholders (including any adjournment or postponement thereof) at which a vote was taken or a solicitation of the written consent was made, of the GM common stockholders in accordance with the Delaware General Corporation Law (as amended from time to time, the "DGCL"), the Requisite Vote Matters fail to receive the Requisite Stockholder Approval either by reason of a negative vote of the GM common stockholders or by reason of a Consent Solicitation Failure. For the purposes of this Agreement, a "Consent Solicitation Failure" means the failure to receive the Requisite Stockholder Approval of the Requisite Vote Matters because written consents (or proxies for written consents) signed by holders of a sufficient number of shares of GM common stock were not obtained within sixty (60) days of the earliest dated consent delivered in the manner required by
         Section 228 of the DGCL, unless such failure to receive such written consents shall have resulted from GM's abandonment of the consent solicitation; provided, that (x) GM shall have delivered to the Purchaser a Confirmation concurrently with such abandonment and (y) the right of termination provided under this clause (iii) shall be reinstated if GM shall fail to recommence the consent solicitation as promptly as practicable after such abandonment.

                     (c)  by GM if:

                          (i) a breach by the Purchaser of any representation, warranty, covenant or agreement contained in this Agreement shall have occurred, which breach, in the aggregate with all other such breaches, if any, would give rise to a failure of the conditions set forth in
         Section 10.3(a), (b) or (c) hereof and cannot be cured by the Outside Date (except that, for purposes of this Section 3.2(c)(i), the phrase "and would not reasonably be expected to result in" contained in
         Section 10.3(a) shall be deemed to have been omitted from such determination);

                          (ii) GM shall have delivered to the Purchaser a Notice of Non-Recommendation pursuant to Section 7.2(b) hereof; or

                          (iii) GM shall propose to enter into a definitive agreement providing for a Competing Transaction that constitutes a Superior Proposal after having complied with the provisions of Section
         9.6 hereof and, concurrently with a termination pursuant to this
         Section 3.2(c)(iii), shall pay the GM Termination Fee owed pursuant to
         Section 3.4(a) hereof.

                     (d)  by the Purchaser if:

                          (i) a breach by GM or Hughes of any representation, warranty, covenant or agreement contained in this Agreement shall have occurred, which breach, in the aggregate with all other such breaches, if any, would give rise to a failure of the conditions set forth in
         Section 10.2(a) or Section 10.2(b) hereof and cannot be cured by the Outside Date (except that, for purposes of this Section 3.2(d)(i), the phrase "and would not reasonably be expected to result in" contained in
         Section 10.2(a) shall be deemed to have been omitted from such determination);

                          (ii) GM shall have delivered to the Purchaser a Notice of Non-Recommendation pursuant to Section 7.2(b) hereof (including by reason of GM having failed to provide a Confirmation to the Purchaser within the applicable Confirmation Period pursuant to
         Section 7.2(d) hereof);

                     (iii) either GM or Hughes shall have entered into any agreement or arrangement (other than a confidentiality agreement) regarding, or the Board of Directors of GM or Hughes or any committee of the Board of Directors of GM or Hughes shall approve or recommend, any Competing Transaction; or

                     (iv) a Hughes Material Adverse Effect shall have occurred and be continuing at the time of termination and cannot be cured by the Outside Date; provided, however, that any and all actions taken pursuant to Section 9.4 and the effects thereof on the representations and warranties of Hughes in Article V shall be ignored for the purposes of this Section 3.2(d)(iv).

                (e) automatically and without any further action by the parties if (1) the 20-Day Average Purchaser Stock Price (measured as of the date of determination rather than the Closing Date) is less than $14.08 at any time between the date hereof and the Closing Date, and (2) during such time as the events specified in clause (1) hereto shall have occurred and be continuing GM shall have delivered to Purchaser written notice (the "Floor Price Termination Notice") that it is terminating this Agreement as a result thereof and (3) at or prior to 5:00 p.m. (New York time) on the seventh (7/th/) Business Day following the delivery to Purchaser of the Floor Price Termination Notice, the Purchaser shall not have delivered to GM a Top-Off Election Notice.

           3.3 Notice of Termination; Effect of Termination. Any termination of this Agreement pursuant to Section 3.2 hereof shall be effective immediately upon the delivery of written notice by the terminating party to the other parties hereto, except for termination under Section 3.2(e) which shall occur automatically and without any further actions by any of the parties. In the event of the termination of this Agreement pursuant to Section 3.2 hereof, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 3.3, Section 3.4, Section 9.10, Section 12.2(a) and Article XIV hereof, each of which shall survive the termination of this Agreement without limitation, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement or invalidate the provisions of the Confidentiality Agreement.

           3.4 Fees and Expenses upon Termination.

               (a) If this Agreement is terminated:

                   (i) by the Purchaser or GM pursuant to Section 3.2(b)(i), and at or prior to such time the GM stockholders have not voted on the GM Transactions and GM has delivered a Notice of Non-Recommendation and either (x) (1) at or prior to the time of such delivery of a Notice of Non-Recommendation, a Competing Transaction involving Hughes (other than a distribution of the capital stock of Hughes to stockholders of GM in a transaction not in connection with a combination of the Hughes business with the business of another unaffiliated Person) shall have been commenced, publicly disclosed or communicated to the Board of Directors of GM or Hughes and not abandoned, and (2) within twelve (12) months of any such termination, GM or Hughes enters into a definitive agreement regarding a Competing Transaction with the Person who made such Competing Transaction proposal, or one of its affiliates, or (y) within twelve (12) months of any such termination, a Spin-Off Distribution (as defined herein) shall have been either publicly announced by GM or consummated, then, in each case, GM shall pay to the Purchaser, in cash by wire transfer in immediately available funds to an account designated by the Purchaser, on the same day as the execution of a definitive agreement with respect to the referenced Competing Transaction or the announcement or consummation of a Spin-Off Distribution, as applicable, a termination fee and expense reimbursement in an aggregate amount equal to $300,000,000.00 (Three Hundred Million Dollars) (the "GM Termination Fee");

                   (ii) by the Purchaser or GM pursuant to Section 3.2(b)(iii), and (x) at or prior to the time this Agreement is terminable by either party pursuant to Section 3.2(b)(iii), a Competing Transaction involving Hughes (other than a distribution of the capital stock of Hughes to stockholders of GM in a transaction not in connection with a combination of the Hughes business with the business of another unaffiliated Person) shall have been publicly disclosed or reported in the press and not abandoned, (y) the Board of Directors of GM shall have recommended against such Competing Transaction and shall have continued to recommend the Transactions, and (z) within twelve (12) months of any such termination, GM or Hughes enters into a definitive agreement (other than a confidentiality agreement) regarding a Competing Transaction with the Person who made such Competing Transaction proposal, or one of its affiliates, then GM shall pay to the Purchaser the GM Termination Fee, in cash by wire transfer in immediately available funds to an account designated by the Purchaser, on the same day as the execution of a definitive agreement with respect to the referenced Competing Transaction;

                   (iii) by GM pursuant to Section 3.2(c)(ii), then GM shall pay to the Purchaser, in cash by wire transfer in immediately available funds to an account designated by the Purchaser, on the same day as such termination, a termination fee and expense reimbursement in an aggregate amount equal to $150,000,000.00 (One Hundred Fifty Million Dollars) (the "Non-Recommendation Fee"); provided, however, that if within twelve (12) months of any such termination, either (x) GM or Hughes enters into a definitive agreement (other than a confidentiality agreement) regarding a Competing Transaction with a Person who had proposed a Competing Transaction to GM or Hughes after the date hereof and on or prior to the 75/th/ calendar day following the date of termination of this Agreement, or (y) a Spin-Off Distribution shall have been publicly announced by GM or consummated, then, in each case, GM shall pay to the Purchaser, in cash by wire transfer in immediately available funds to an account designated by the Purchaser, on the same day as the execution of a definitive agreement with respect to the referenced Competing Transaction or the announcement or consummation of a Spin-Off Distribution, as applicable, an additional termination fee and expense reimbursement in an amount equal to $150,000,000.00 (One Hundred Fifty Million Dollars) (the "Additional Non-Recommendation Fee");

                    (iv) by GM pursuant to Section 3.2(c)(iii), then GM shall pay to the Purchaser the GM Termination Fee, in cash by wire transfer in immediately available funds to an account designated by the Purchaser, concurrently with such termination;

                    (v) by the Purchaser pursuant to Section 3.2(d)(ii), then GM shall pay to the Purchaser the Non-Recommendation Fee, in cash by wire transfer in immediately available funds to an account designated by the Purchaser, no later than one (1) Business Day following such termination; provided, however, that if within twelve (12) months of any such termination, either (x) GM or Hughes enters into a definitive agreement (other than a confidentiality agreement) regarding a Competing Transaction with a Person who had proposed a Competing Transaction to GM or Hughes after the date hereof and on or prior to the 75/th/ calendar day following the date of termination of this Agreement, or (y) a Spin-Off Distribution shall have been publicly announced by GM or consummated, then, in each case, GM shall pay to the Purchaser the Additional Non-Recommendation Fee, in cash by wire transfer in immediately available funds to an account designated by the Purchaser, on the same day as the execution of a definitive agreement with respect to the referenced Competing Transaction or the announcement or consummation of a Spin-Off Distribution, as applicable;

                    (vi) by the Purchaser pursuant to Section 3.2(d)(iii), then GM shall pay to the Purchaser the GM Termination Fee, in cash by wire transfer in immediately available funds to an account designated by the Purchaser, no later than one (1) Business Day following such termination; or

                    (vii) automatically pursuant to Section 3.2(e), then the Purchaser shall pay to GM, in cash by wire transfer in immediately available funds to an account designated by GM, no later than one (1) Business Day following such termination, a termination fee and expense reimbursement in an aggregate amount equal to $150,000,000.00 (One Hundred Fifty Million Dollars).

                (b) The parties hereto agree that the provisions contained in this Section 3.4 are an integral part of the transactions contemplated by this Agreement, that the damages resulting from the termination of this Agreement as set forth in Section 3.4(a) of this Agreement are uncertain and incapable of accurate calculation and that the amounts payable pursuant to Section 3.4(a) hereof are reasonable forecasts of the actual damages which may be incurred by the parties under such circumstances. The amounts payable pursuant to Section 3.4(a) hereof constitute liquidated damages and not a penalty and shall be the sole monetary remedy in the event of termination of this

Agreement on the bases specified in Section 3.2 hereof. If either GM or the Purchaser, as applicable, fails to pay the other party any amounts due under
Section 3.4(a) in accordance with the terms hereof, such party shall pay the costs and expenses (including reasonable outside legal fees and expenses) of the other party in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment. The parties acknowledge that in no event shall GM be responsible for paying the GM Termination Fee, the Non-Recommendation Fee or the Additional Non-Recommendation Fee more than once nor shall GM be responsible for paying both (i) the GM Termination Fee and (ii) the Non-Recommendation Fee and, if applicable, the Additional Non-Recommendation Fee.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF GM

     GM hereby represents and warrants to the Purchaser as follows, except as specifically described in GM's annual report on Form 10-K for the fiscal year ended December 31, 2002 (the "GM 10-K") and all other reports, filings, registration statements and other documents (collectively with the GM 10-K, the "GM SEC Documents") filed by GM with the SEC after December 31, 2002 and prior to the date hereof (as such documents have been amended since the time of their filing and prior to the date hereof), all of which are of public record (it being understood that the representations and warranties of GM set forth in this
Article IV shall not be qualified by any risk factor disclosure in the GM SEC Documents).

     4.1 Organization and Good Standing. GM is a corporation validly existing and in good standing under the laws of the State of Delaware with all corporate power to carry on its business as now conducted. GM is duly qualified to do business and is in good standing (to the extent that such concepts or equivalent concepts are recognized in such jurisdictions) in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not reasonably be expected to have a material adverse impact on GM's ability to consummate the transactions contemplated by the GM Transaction Agreements.

     4.2 Corporate Power and Authority. GM has (or will have prior to execution thereof) all requisite corporate power and authority to enter into the GM Transaction Agreements and to consummate the transactions contemplated thereby. The execution and delivery of the GM Transaction Agreements by GM, and, subject to the recommendation of the GM Board of Directors in accordance with the provisions of Section 7.2 hereof and receipt of the Requisite Stockholder Approval of the Requisite Vote Matters, the consummation of the transactions contemplated by the GM Transaction Agreements to be effected by GM have been (or will be prior to execution and delivery thereof) duly authorized by all necessary corporate action on the part of GM. Each of the GM Transaction Agreements has been (or will be) duly executed and delivered by GM and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes (or will constitute when executed) the legal, valid and binding obligation of GM, enforceable against GM in accordance with its terms, except as enforceability may be limited by bankruptcy, similar laws of debtor relief and general principles of equity.

     4.3 Conflicts, Consents and Approvals. Except as set forth in Section 4.3 of the disclosure schedule delivered by GM to the Purchaser and dated as of the date of this Agreement (the "GM Disclosure Schedule"), the execution and delivery by GM of the GM Transaction Agreements and the consummation of the transactions contemplated by the GM Transaction Agreements will not:

         (a) violate any provision of GM's Certificate of Incorporation (after giving effect to the GM Charter Amendment), GM's by-laws or the GM Board Policy Statement;


         (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or both, would constitute a default) under, require the consent of any party under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call a default under, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the properties or assets of GM or any of its Significant Subsidiaries (other than Hughes and its Subsidiaries) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, intellectual property or other license, contract, undertaking, agreement, lease or other instrument or obligation to which GM or any of its Significant Subsidiaries (other than Hughes and its Subsidiaries) is a party;

         (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GM or any of its Significant Subsidiaries (other than Hughes and its Subsidiaries); or

         (d) except as contemplated by the GM Transaction Agreements or the Merger Agreement, require any consent or approval of, or registration or filing by GM or any of its Affiliates (other than Hughes and its Subsidiaries) with, any third party or Governmental Authority, other than (i) authorization for listing of the shares of Surviving Corporation Common Stock to be issued in connection with the Split-Off and the Merger, as applicable, on the New York Stock Exchange ("NYSE"), (ii) actions required by the HSR Act and the competition laws of foreign jurisdictions, (iii) registrations or other actions required under federal, state and foreign securities laws as are contemplated by this Agreement or (iv) notifications to or applications for consent from Governmental Authorities required with respect to the Hughes Permits;

     except in the case of (b), (c) and (d) for any of the foregoing that, in the aggregate, would not reasonably be expected to have a material adverse impact on GM's ability to consummate the transactions contemplated by the GM Transaction Agreements.

     4.4 Ownership of Hughes Capital Stock. As of the date of this Agreement and through and until immediately prior to the Split-Off Effective Time (i.e., not giving effect to the Hughes Common Stock Exchange), each outstanding share of Hughes capital stock is and shall be owned directly by GM, free and clear of all Encumbrances.

     4.5 Capitalization; Class H Fraction.

         (a) As of the date of this Agreement: GM's authorized capital stock consists of 2,000,000,000 shares of GM $1-2/3 Common Stock; 3,600,000,000 shares of GM Class H Common Stock; 6,000,000 shares, no par value per share, of Preferred Stock ("GM Preferred Stock"); and 100,000,000 shares, $0.10 par value per share, of Preference Stock ("GM Preference Stock"). As of April 7, 2003:
1,107,518,293 shares of GM Class H Common Stock were issued and outstanding, 1,444,030 shares of GM Class H Common Stock were held by GM as treasury shares, 92,888,852 shares of GM Class H Common Stock were reserved for issuance upon exercise of outstanding options, 1,928,644 shares of GM Class H Common Stock were issuable with respect to awards under the Hughes Long Term Achievement Plan (the "LTAP") and 3,209,565 shares of GM Class H Common Stock were issuable with respect to restricted stock or restricted stock units. Each outstanding share of GM Class H Common Stock is duly authorized and validly issued, fully paid and nonassessable and has not been issued in violation of any preemptive or similar rights. GM has no authorized or outstanding bonds, debentures, notes or other obligations or securities, the holders of which have the right to vote with the stockholders of GM on any matter.

         (b) Other than as set forth in Section 4.5(b) of the GM Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any GM Class H Common Stock, nor are there outstanding any securities which are convertible into or exchangeable for any shares of GM Class H Common Stock and, except as expressly provided by the GM Transaction Agreements, GM has no obligation of any kind to issue any additional shares of GM Class H Common Stock or to pay for shares of GM Class H Common Stock. The issuance and sale of all of the shares of capital stock described in this Section 4.5, including the GM Class H Common Stock, have been in compliance with federal and state securities laws. Section 4.5(b) of the GM Disclosure Schedule accurately sets forth, as of the date indicated, the number of shares of GM Class H Common Stock issuable upon exercise of options to purchase shares of GM Class H Common Stock, and the exercise prices with respect thereto, along with a list of the options to purchase shares of GM Class H Common Stock held by each corporate officer of GM and Hughes. Other than (i) the First Amended and Restated Registration Rights Agreement, dated as of March 12, 2003, by and among GM, U.S. Trust Company of New York ("U.S. Trust"), as Trustee of the GM Special Salaried Employees Pension Trust established under the GM Retirement Program for Salaried Employees (the "GM Salaried Pension Plan"), U.S. Trust, as Trustee of the GM Special Hourly Employees Pension Trust established under the GM Hourly-Rate Employees Pension Plan (the "GM Hourly Pension Plan"), and U.S.

Trust, as Trustee of the Sub-Trust of the GM Welfare Benefit Trust established under the GM Welfare Benefit Trust, a voluntary employees' beneficiary association trust established to fund certain collectively bargained hourly retiree health care benefits under the GM Health Care Program for Hourly Employees and certain collectively bargained hourly retiree life insurance benefits under the GM Life and Disability Benefits Program for Hourly Employees and such benefits under other applicable collectively bargained welfare plans (the "VEBA" and, together with the GM Salaried Pension Plan and the GM Hourly Pension Plan, the "GM Employee Benefit Plans") (collectively, the "Current GM Employee Benefit Plans Registration Rights Agreement") and the First Amended and Restated Transfer Agreement (the "GM Employee Benefit Plans Transfer Agreement"), dated March 12, 2003, between GM and U.S. Trust, as trustee for the GM Salaried Pension Plan, the GM Hourly Pension Plan and the VEBA and all side letters and other agreements and arrangements related thereto and to the Current GM Employee Benefit Plans Registration Rights Agreement, and (ii) the Registration Rights Agreement, dated as of April 28, 1999, between GM and PRIMESTAR, Inc., and certain related agreements and arrangements relating thereto (collectively, the "PRIMESTAR Registration Rights Agreement"), neither GM nor any GM Affiliate has entered into or agreed to enter into any contract, agreement or understanding (other than such other contracts, agreements or understandings contemplated by this Agreement, the Merger Agreement or the Separation Agreement) that would require registration of any shares of GM Class H Common Stock under the Securities Act or under any state securities law or granted registration rights with respect to any shares of GM Class H Common Stock to any Person.

         (c) As of April 3, 2003, the numerator of the Class H Fraction was 1,107,518,293 and the denominator of the Class H Fraction was 1,381,891,609, in each case as determined as of such point in time rather than as an average with respect to any accounting period.

     4.6 Ownership and Transfer of Shares. At the Closing, GM will be the record and beneficial owner of the Shares, free and clear of any and all Encumbrances. Such Shares, when sold to the Purchaser, will have been validly issued, fully paid, non-assessable, free of all Encumbrances, and will not be subject to any registration rights, preemptive rights or any restriction on the voting or transfer thereof other than restrictions imposed by federal, state or foreign securities laws. At the Closing, GM will convey to the Purchaser good and marketable title to the Shares, free and clear of any and all Encumbrances. Assuming the accuracy of the representation and warranty set forth in Section
6.8 hereof, such conveyance shall not require registration under the Securities Act or any state or foreign securities laws.

     4.7 Litigation. Except as set forth on Section 4.7 of the GM Disclosure Schedule, there is no Action pending or, to the knowledge of GM, threatened against GM or any of its Significant Subsidiaries (other than Hughes and its Subsidiaries) or its or their properties which would reasonably be expected to have a material adverse impact on GM's ability to consummate the transactions contemplated by the GM Transaction Agreements.

     4.8 Brokerage and Finder's Fees; Opinions of Financial Advisors.

         (a) Except for the GM Financial Advisors and the Hughes Financial Advisors, neither GM nor any of its Affiliates (other than Hughes and its Subsidiaries), stockholders, directors, officers or employees has incurred or will incur on behalf of GM or any of its Affiliates (other than Hughes and its Subsidiaries), any brokerage, finder's or similar fee in connection with the transactions contemplated by the GM Transaction Agreements.

         (b) The Board of Directors of GM has received the GM Financial Advisor Fairness Opinions and the Hughes Financial Advisor Fairness Opinions. GM has heretofore provided, or will provide, a copy of such opinions to the Purchaser for informational purposes only, and the Purchaser acknowledges that it has no right to rely on such opinions. As of the date of this Agreement, such opinions have not been withdrawn, revoked or modified.

     4.9 Information for Inclusion in the Proxy/Consent Solicitation Statement, the Registration Statements and Other Filings. None of the information provided by or on behalf of GM or any GM Affiliate (except to the extent it constitutes information provided by or on behalf of Hughes or any Hughes Affiliate) for inclusion in (i) the Proxy/Consent Solicitation Statement, at the date of mailing and at the date of voting or consent and approval with respect thereto,
(ii) the Registration Statements, at the time they become effective and (iii) any other Disclosure Document, at the date of such Disclosure Document, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information in the Proxy/Consent Solicitation Statement, the Registration Statements and any other Disclosure Document provided by or on behalf of GM or any GM Affiliate (except to the extent it constitutes information provided by or on behalf of Hughes or any Hughes Affiliate) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, as applicable. No representation or warranty is made by GM in this Section 4.9 with respect to statements made or incorporated by reference therein based on information provided by or on behalf of Hughes or any Hughes Affiliate or the Purchaser or any Purchaser Affiliate for inclusion in the Proxy/Consent Solicitation Statement, the Registration Statements or any other Disclosure Document. For the purposes of this Agreement, "Registration Statements" means, collectively, the registration statements, as amended from time to time, relating to the Hughes Common Stock to be distributed pursuant to the Split-Off, and the Surviving Corporation Common Stock and the Purchaser Stock to be issued pursuant to the Merger, including any prospectus relating to the Hughes Common Stock, the Surviving Corporation Common Stock and the Purchaser Stock as the case may be, each as amended and supplemented from time to time, and including the Proxy/Consent Solicitation Statement.

          4.10 Tax Representations. GM currently believes that it will be able to make any representation, warranty or covenant which is reasonably likely to be requested by the IRS in connection with the Ruling Request.

          4.11 Requisite Approvals.

               (a) The affirmative votes of the holders of each of (i) a majority of the voting power of all outstanding shares of GM $1-2/3 Common Stock and GM Class H Common Stock, voting together as a single class based on their respective per share voting power pursuant to the provisions set forth in the GM Certificate of Incorporation, as amended, (ii) a majority of the outstanding shares of GM $1-2/3 Common Stock, voting as a separate class, and
(iii) a majority of the outstanding shares of GM Class H Common Stock, voting as a separate class (collectively, the "Requisite Stockholder Approval"), are the only votes of the holders of any class or series of GM capital stock that will be obtained or are necessary in order to approve the Requisite Vote Matters.

               (b) At a stockholder meeting held immediately after the approval of the Merger Agreement by the Hughes Board of Directors and the execution of the Merger Agreement, GM shall, in its capacity as the sole stockholder of Hughes, adopt and approve the Merger Agreement (and the execution, delivery and performance thereof) and the transactions contemplated by the Hughes Transaction Agreements.

          4.12 Agreement with GM Employee Benefit Plans. Pursuant to the GM Employee Benefit Plans Transfer Agreement, the GM Employee Benefit Plans have
(A) agreed that the GM Employee Benefit Plans will not transfer or otherwise dispose or enter into an agreement, understanding or arrangement or any substantial negotiations with respect to any transfer or disposition, of any GM Class H Common Stock, Hughes Common Stock or Surviving Corporation Common Stock or any successor security prior to one (1) year following the Split-Off Effective Time; provided, that if there is an agreement, understanding, arrangement or negotiation regarding such a transfer or disposition within such one (1) year period, then the GM Employee Benefit Plans will not be permitted to transfer any such shares prior to the later to occur of (i) the date which is two (2) years after the Split-Off Effective Time, and (ii) the date which is six
(6) months after the date such agreement, understanding, arrangement or negotiation is consummated or terminated, as the case may be and (B) provided all consents and approvals required by them (other than any approval by them in their capacity as stockholders of GM) in order to consummate the Transactions. GM has provided a copy of the GM Employee Benefit Plans Transfer Agreement to the Purchaser.

          4.13 Investment Intention. To the extent applicable, GM is acquiring the Purchaser Stock for its own account, for investment purposes only and not with a view to a distribution (as such term is used in Section 2(11) of the Securities Act) thereof. GM understands that the Purchaser Stock to be issued pursuant to the Stock Sale has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

          4.14 Limitation on Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, GM MAKES NO REPRESENTATION OR WARRANTY TO THE PURCHASER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO THE SHARES, GM, HUGHES OR ANY SUBSIDIARY OF HUGHES, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. ALL REPRESENTATIONS OR WARRANTIES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT ARE HEREBY DISCLAIMED, AND THE PURCHASER ACKNOWLEDGES THAT IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF GM NOT EXPRESSLY SET FORTH IN THIS AGREEMENT.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF HUGHES

          Hughes hereby represents and warrants to the Purchaser as follows, except as specifically described in (a) Hughes' annual report on Form 10-K for the fiscal year ended December 31, 2002 (the "Hughes 10-K") and all other reports, filings, registration statements and other documents (collectively with the Hughes 10-K, the "Hughes SEC Documents") filed by Hughes with the SEC after December 31, 2002 and prior to the date hereof (as such documents have been amended since the time of their filing and prior to the date hereof) and (b) PanAmSat's annual report on Form 10-K for the fiscal year ended December 31, 2002 (the "PanAmSat 10-K") and all other reports, filings, registration statements and other documents (collectively with the PanAmSat 10-K, the "PanAmSat SEC Documents") filed by PanAmSat with the SEC after December 31, 2002 and prior to the date hereof (as such documents have been amended since the time of their filing and prior to the date hereof), all of which are of public record (it being understood that the representations and warranties of Hughes set forth in this Article V shall not be qualified by any risk factor disclosure in the Hughes SEC Documents or the PanAmSat SEC Documents).

          5.1 Organization and Good Standing. Each of Hughes and Hughes' Significant Subsidiaries is a corporation or limited liability company validly existing and in good standing under the laws of the State of Delaware, with respect to Hughes, and (to the extent such concepts or equivalent concepts are recognized in such jurisdictions) under the laws of its state or other jurisdiction of incorporation or organization, with respect to Hughes' Significant Subsidiaries, in each case, with all corporate (and other) power to carry on its business as now conducted. Each of Hughes and Hughes' Subsidiaries is duly qualified to do business and is in good standing (to the extent that such concepts or equivalent concepts are recognized in such jurisdictions) in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction has not had and would not reasonably be expected to have a Hughes Material Adverse Effect or have a material adverse impact on Hughes' ability to consummate the transactions contemplated by the Hughes Transaction Agreements.

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          5.2  Subsidiaries. Section 5.2 of the disclosure schedule delivered by
Hughes to the Purchaser and dated as of the date hereof (the "Hughes Disclosure Schedule") sets forth a list of all of the Subsidiaries of Hughes. Hughes does not own, directly or indirectly, any equity or other ownership interest in any Person, except as set forth in Section 5.2 of the Hughes Disclosure Schedule. Except as set forth in Section 5.2 of the Hughes Disclosure Schedule, Hughes is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such entity. Except as set forth in Section 5.2 of the Hughes Disclosure Schedule, each of the outstanding shares of capital stock or other ownership interests of each of Hughes' Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Hughes free and clear of all Encumbrances and no such shares or other ownership interests have been issued in violation of any preemptive or similar rights. Other than as set forth in Section 5.2 of the Hughes Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, transfer or voting of any securities of any Subsidiary of Hughes, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock or membership interests of any Subsidiary of Hughes; and no Subsidiary of Hughes has any obligation of any kind to issue any additional securities or to pay for securities of Hughes or any Subsidiary of Hughes or any predecessor of any of the foregoing.

          5.3 Corporate Power and Authority. Hughes has (or will have prior to execution thereof) all requisite corporate power and authority to enter into the Hughes Transaction Agreements and to consummate the transactions contemplated thereby. The execution and delivery of each of the Hughes Transaction Agreements by Hughes and the consummation of the transactions contemplated thereby to be effected by Hughes have been (or will be prior to execution and delivery thereof) duly authorized by all necessary corporate action on the part of Hughes. Each of the Hughes Transaction Agreements has been (or will be) duly executed and delivered by Hughes and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes (or will constitute when executed) the legal, valid and binding obligation of Hughes, enforceable against Hughes in accordance with its terms, except as enforceability may be limited by bankruptcy, similar laws of debtor relief and general principles of equity.

          5.4  Capitalization.

               (a) As of the date of this Agreement, Hughes' authorized capital stock consists of (i) 2,500,000,000 shares of Hughes Common Stock, (ii) 2,500,000,000 shares of Hughes Class B Common Stock and (iii) 9,000,000 shares of Preferred Stock, par value $0.10 per share. As of the date hereof, (i) 1,395,127,000 shares of Hughes Common Stock were issued and outstanding, (ii) 86,764,553 shares of Hughes Class B Common Stock were issued and outstanding and
(iii) no shares of Hughes Common Stock or Hughes Class B Common Stock were held by Hughes as treasury shares.

               (b) Each outstanding share of Hughes capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Each outstanding share of Hughes capital stock is owned by GM. Hughes has no authorized or outstanding bonds, debentures, notes or other obligations or securities, the holders of which have (or upon the occurrence of certain specified events would have) the right to vote with the stockholders of Hughes on any matter.

               (c) Other than as contemplated by the Hughes Transaction Agreements or as set forth in Section 5.4(c) of the Hughes Disclosure Schedule,
(i) there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of Hughes, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Hughes and (ii) Hughes has no obligation of any kind to issue any additional securities or to pay for securities of Hughes or any predecessor or affiliate. The issuance and sale of all of the shares of capital stock described in this Section 5.4 have been in compliance with federal and state securities laws. Section 5.4(c) of the Hughes Disclosure Schedule accurately sets forth the number of shares of GM Class H Common Stock issuable upon exercise of options to purchase shares of GM Class H Common Stock as of the date hereof, and the exercise prices with respect thereto, along with a list of the options to purchase shares of GM Class H Common Stock held by each corporate officer of Hughes and any of its Subsidiaries. Except as set forth in Section 5.4(c) of the Hughes Disclosure Schedule or as contemplated by the Separation Agreement, Hughes has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights with respect to any securities of Hughes to any Person.

               (d) Section 5.4(d) of the Hughes Disclosure Schedule sets forth, as of the date hereof, a list and description of all dividends and distributions declared or issued by Hughes and each of its Subsidiaries since January 1, 2002.

          5.5  Conflicts, Consents and Approvals. Except as set forth in Section
5.5 of the Hughes Disclosure Schedule, the execution and delivery of the Hughes Transaction Agreements by Hughes and GM and the consummation of the transactions contemplated thereby will not:

               (a) violate any provision of the certificate of incorporation (in the case of Hughes, as the same may be amended by the Hughes Charter Amendment in accordance with this Agreement) or by-laws (in the case of Hughes, as the same may be amended by the Hughes By-laws Amendment in accordance with this Agreement) (or equivalent organizational documents) of Hughes or any of its Subsidiaries;

               (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or both, would constitute a default) under, require the consent of any party under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call a default under, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the properties or assets of Hughes or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, intellectual property or other license, contract, undertaking, agreement, lease or other instrument or obligation to which Hughes or any of its Subsidiaries is a party;

               (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Hughes or any of its Subsidiaries; or

               (d) except as contemplated by the Hughes Transaction Agreements, require any consent or approval of, or registration or filing by Hughes or any of its Affiliates with, any third party or Governmental Authority, other than
(i) authorization for listing on the NYSE of the shares of Surviving Corporation Common Stock to be issued in connection with the Split-Off and the Merger, (ii) actions required by the HSR Act and the competition laws of foreign jurisdictions, (iii) registrations or other actions required under federal, state and foreign securities laws as are contemplated by this Agreement, and
(iv) notifications to or applications for consent from Governmental Authorities required with respect to the Hughes Permits;

          except in the case of (b), (c) and (d) for any of the foregoing that, in the aggregate, (i) would not reasonably be expected to have a material adverse impact on the ability of Hughes to consummate the transactions contemplated by the Hughes Transaction Agreements and (ii) have not had and would not reasonably be expected to have a Hughes Material Adverse Effect.

          5.6  Hughes SEC Documents.

               (a) Hughes and each of its Significant Subsidiaries has timely filed with the SEC all required reports, filings, registration statements and other documents required to be filed by them with the SEC since January 1, 2002.

               (b) As of its filing date, or as amended or supplemented prior to the date hereof, each Hughes SEC Document and each SEC Document of its Significant Subsidiaries complied (and each Hughes SEC Document filed after the date of this Agreement will comply) as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act.

               (c) No Hughes SEC Document nor any SEC Document of its Significant Subsidiaries, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact (and no Hughes SEC Document nor any SEC Document of its Significant Subsidiaries filed after the date of this Agreement will contain any untrue statement of a material fact or omit to state any material fact) necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          5.7 Financial Statements; Liabilities. (a) The audited financial statements of Hughes included in the Hughes 10-K (including any related notes or schedules) fairly present in all material respects (and the audited financial statements and unaudited interim financial statements of Hughes included in the Hughes SEC Documents filed after the date of this Agreement will fairly present in all material respects), in accordance with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of Hughes and its consolidated Subsidiaries as of the dates thereof and its consolidated results of operations and changes in financial position for the respective periods then ended (subject to normal year-end adjustments and lack of footnote disclosure in the case of any unaudited interim financial statements).

               (b) The audited financial statements of PanAmSat included in the PanAmSat 10-K (including any related notes or schedules) fairly present in all material respects, in accordance with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of PanAmSat and its consolidated Subsidiaries as of the dates thereof and its consolidated results of operations and changes in financial position for the respective periods then ended (subject to normal year-end adjustments and lack of footnote disclosure in the case of any unaudited interim financial statements).

               (c) Hughes and its Subsidiaries have no liabilities or obligations of any kind whatsoever, whether known or unknown, asserted or unasserted, accrued, contingent, absolute, determined, determinable or otherwise, in each case, other than:

                    (i) liabilities or obligations disclosed or provided for in the consolidated balance sheet of Hughes included in the Hughes 10-K or disclosed in the notes thereto or in the consolidated balance sheet of PanAmSat included in the PanAmSat 10-K or disclosed in the notes thereto;

                    (ii) liabilities or obligations incurred since December 31, 2002 in the ordinary course of business;

                    (iii) liabilities or obligations under the Hughes Transaction Agreements or incurred in connection with the transactions contemplated thereby;

                    (iv) liabilities or obligations of Hughes or its Subsidiaries under the agreements, contracts, leases, licenses to which it is a party that would be required by GAAP to be reflected on or reserved against on the balance sheet of Hughes included in the Hughes 10-K or of PanAmSat included in the PanAmSat 10-K and which are so reflected or reserved against thereon;

                    (v) as set forth in Section 5.7 of the Hughes Disclosure Schedule; and

                    (vi) other liabilities or obligations which, in the aggregate, have not had and would not reasonably be expected to have a Hughes Material Adverse Effect, or have a material adverse impact on the ability of Hughes to consummate the transactions contemplated by the Hughes Transaction Agreements.

          5.8 Absence of Certain Changes. Except as set forth in Section 5.8 of the Hughes Disclosure Schedule and except as contemplated by the Hughes Transaction Agreements, since December 31, 2002, there has not been one or more events, changes, circumstances or effects that, in the aggregate, have had or would reasonably be expected to have (i) a Hughes Material Adverse Effect or
(ii) a material adverse impact on the ability of Hughes to consummate the transactions contemplated by the Hughes Transaction Agreements.

          5.9 Compliance with Law. Except as set forth in Section 5.9 of the Hughes Disclosure Schedule, Hughes and its Subsidiaries are in compliance with, and at all times since January 1, 2002 have been in compliance with, all Applicable Laws relating to them or their businesses or properties, except for failures to be in compliance therewith that, in the aggregate, have not had and would not reasonably be expected to have a Hughes Material Adverse Effect or have a material adverse impact on the ability of Hughes to consummate the transactions contemplated by the Hughes Transaction Agreements.

          5.10 Litigation. Except as set forth in Section 5.10 of the Hughes Disclosure Schedule, there is no Action pending or, to the Knowledge of Hughes, threatened against Hughes or any of its Subsidiaries or its or their properties
(a) in respect of which, as of the date hereof, the adverse party is asserting damages in excess of $25,000,000.00 (Twenty-Five Million Dollars), or (b) which would reasonably be expected to have a material adverse impact on the ability of Hughes to consummate the transactions contemplated by the Hughes Transaction Agreements.

          5.11 Taxes. Except as would not have a Hughes Material Adverse Effect,
(i) each of Hughes and its Subsidiaries has duly filed (or there have been filed on their behalf) all federal and material state, local and foreign Tax Returns (including those filed on a consolidated, combined or unitary basis) required to have been filed by it prior to the date hereof (taking into account extensions) and (ii) all of the foregoing Tax Returns, to the extent they relate to the income, assets or business of Hughes and its Subsidiaries, are true and correct in all material respects, and Hughes and its Subsidiaries have paid (or payment has been made on its behalf), or adequately reserved for, all Taxes required to be paid in respect of all periods covered by such Tax Returns.

          5.12 Environmental and Safety Matters. Except as set forth in Section
5.12 of the Hughes Disclosure Schedule, and except for any facts, conditions or circumstances that, in the aggregate, have not had and would not reasonably be expected to have a Hughes Material Adverse Effect: (i) Hughes and its Subsidiaries are and have been in compliance with all applicable Environmental and Safety Requirements; (ii) no property currently or, to the Knowledge of Hughes, formerly owned or operated by Hughes or any of its Subsidiaries has been contaminated with any substance that would require investigation or remediation pursuant to any Environmental and Safety Requirements; (iii) neither Hughes nor any of its Subsidiaries is subject to any liability for any waste disposal or contamination on any third party property; (iv) neither Hughes nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information indicating that it may be in violation of, or subject to liability with respect to, any Environmental and Safety Requirements; (v) neither Hughes nor any of its Subsidiaries is subject to any outstanding order, decree, injunction or other arrangement with any Governmental Authority or any indemnity or other agreement with any other party relating to any Environmental and Safety Requirements and for which Hughes or any of its Subsidiaries retains any liability or obligation; (vi) to the Knowledge of Hughes, there are no other circumstances or conditions involving Hughes or any of its Subsidiaries that would result in any claims against, or liability, investigations or costs of, Hughes or any of its Subsidiaries in connection with any Environmental and Safety Requirements; and (vii) Hughes has made available to the Purchaser copies of all material environmental reports, studies, assessments and sampling data relating to Hughes and its Subsidiaries or that relates to the current Hughes business or for which indemnification does not exist and which are in the possession, custody or control of Hughes.

          5.13 Employee Benefit Plans. All "employee benefit plans" within the meaning of Section 3(3) of ERISA, and all employment, retention, change of control agreements and all retirement, severance, disability, cafeteria (section
125), life insurance, health, deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans, contracts, policies or arrangements covering current or former employees or directors of Hughes and its Subsidiaries (the "Hughes Plans") are listed in
Section 5.13 of the Hughes Disclosure Schedule. Except as set forth in Section
5.13 of the Hughes Disclosure Schedule, no Hughes Plans cover, or provide benefits to, employees of GM or its Subsidiaries (other than Hughes and its Subsidiaries). Except as set forth in Section 5.13 of the Hughes Disclosure Schedule, all Hughes Plans are in compliance with, and have been administered and operated in accordance with, the terms of such Hughes Plans and Applicable Law including ERISA and the Code, except for any failure to so comply, operate or administer the Hughes Plans that would not have a Hughes Material Adverse Effect. With respect to each Hughes Plan, a complete and correct copy of the most recent plan document or agreement, all related trust and funding documents, and all amendments thereto; the most recent summary plan description, and all related summaries of material modifications; and all actuarial and financial reports for the last three plan years, where applicable, have been provided or made available to the Purchaser. The Internal Revenue Service has issued a determination letter to the effect that each such Hughes Plan which is intended to be "qualified" within the meaning of Section 401(a) or 501(c)(9) of the Code is so qualified. Neither Hughes nor any of its Subsidiaries has engaged in a transaction with respect to any Hughes Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Hughes or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA, except for any tax or penalty which would not have a Hughes Material Adverse Effect. No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Hughes or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with Hughes under Section 4001 of ERISA or Section 414 of the Code (a "Hughes ERISA Affiliate"), except as set forth in Section 5.13 of the Hughes Disclosure Schedule or for any liability that would not have a Hughes Material Adverse Effect. Hughes and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of a Hughes ERISA Affiliate), except for any liability that would not have a Hughes Material Adverse Effect. Except as set forth in Section 5.13 of the Hughes Disclosure Schedule no event which constitutes a "reportable event" as defined in Section 4043 of ERISA has occurred with respect to any Hughes Plan subject to Title IV of ERISA which presents a material risk of the termination or partial termination of any such Hughes Plan or would result in a Hughes Material Adverse Effect. Except as set forth in Section 5.13 of the Hughes Disclosure Schedule, no audit, claim, action or litigation has been made, commenced or, to the Knowledge of Hughes, threatened with respect to any Hughes Plan that, if adversely determined, would have a Hughes Material Adverse Effect. Neither Hughes nor any of its Subsidiaries has any obligations for continuing coverage for retiree health and life benefits (other than as required under Part 6 of Title I of ERISA or other similar obligations under Applicable Law) under any Hughes Plan, except as listed in Section 5.13 of the Hughes Disclosure Schedule. Hughes or its Subsidiaries may amend or terminate any such retiree plan at any time without incurring any liability thereunder except for any liability which would not have a Hughes Material Adverse Effect or as set forth in Section 5.13 of the Hughes Disclosure Schedule. Except as set forth in
Section 5.13 of the Hughes Disclosure Schedule, neither the execution of this Agreement, stockholder approval of this Agreement nor the consummation of the transactions contemplated hereby will (w) entitle any employee of Hughes or any of the Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (x) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to the terms of, any of the Hughes Plans, (y) limit or restrict the right of Hughes to merge, amend or terminate any of the Hughes Plans, or (z) cause Hughes or any of its Subsidiaries to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award. Except as set forth in Section 5.13 of the Hughes Disclosure Schedule, neither Hughes nor any of its Subsidiaries has any labor unions, trade unions, or employee associations. Neither Hughes nor any of its Subsidiaries is a party to any collective bargaining agreements or other agreements with any labor unions, trade unions, or employee associations.

          5.14 Intellectual Property.

               (a) Hughes and its Subsidiaries own or have a valid right to use each item of Intellectual Property used or held for use by Hughes or any of its Subsidiaries, except for failures to own or have valid rights to use, that in the aggregate, have not had, and would not reasonably be expected to have, a Hughes Material Adverse Effect. Except as set forth in Section 5.14(a) of the Hughes Disclosure Schedule, each material item of Hughes Intellectual Property is owned or licensed by the respective businesses of Hughes and its Subsidiaries to no less advantageous extent in all material respects as during the twelve
(12) months prior to the date hereof. Hughes and its Subsidiaries have taken all commercially reasonable action to maintain and protect their rights in and to each material item of Hughes Intellectual Property.

               (b) Except as set forth in Section 5.14(b) of the Hughes Disclosure Schedule: (i) neither Hughes nor any of its Subsidiaries has received any written claim or notice of infringement or misappropriation of, or conflict with, the Intellectual Property rights of others, other than such as, in the aggregate, would not have a Hughes Material Adverse Effect; (ii) none of GM, Hughes or any of Hughes' Subsidiaries has provided any third party any written claim or notice that such third party has infringed upon, misappropriated, or otherwise come into conflict with, any Hughes Intellectual Property; and (iii) Hughes and its Subsidiaries possess all right, title, and interest in and to, or have a legal, valid, binding and enforceable right to use, each material item of Intellectual Property used or held for use by Hughes or any of its Subsidiaries, free and clear of all Encumbrances.

               (c) The Hughes Intellectual Property is sufficient to conduct, in all material respects, the respective businesses of Hughes and its Subsidiaries after the Closing as such businesses were conducted immediately prior to the Closing.

          5.15 Contracts. Except as set forth in Section 5.15 of the Hughes Disclosure Schedule, each material lease, license, contract, agreement or obligation to which Hughes or any of its Subsidiaries is a party or by which any of them or any of their properties may be bound is valid, binding and enforceable and in full force and effect, except where such failures to be valid, binding and enforceable and in full force and effect, in the aggregate, have not had and would not reasonably be expected to have a Hughes Material Adverse Effect or have a material adverse impact on the ability of Hughes to consummate the transactions contemplated by the Hughes Transaction Agreements. Neither Hughes nor any of its Subsidiaries is in breach of or default under any such lease, license, contract, agreement or obligation, and, to Hughes' Knowledge, no other party thereto is in breach of or default thereunder, except for those breaches and defaults that, in the aggregate, have not had and would not reasonably be expected to have a Hughes Material Adverse Effect or have a material adverse impact on the ability of Hughes to consummate the transactions contemplated by the Hughes Transaction Agreements.

          5.16 Brokerage and Finder's and Other Fees; Opinions of Financial Advisors.

               (a) Except for obligations to the Hughes Financial Advisors, neither Hughes nor any of its affiliates, stockholders, directors, officers or employees (in each case, other than GM) has incurred or will incur on behalf of Hughes or any affiliate of Hughes, any brokerage, finder's or similar fee in connection with the transactions contemplated by the Hughes Transaction Agreements. Copies of all agreements relating to any such fee payable by Hughes or any Subsidiary of Hughes to the Hughes Financial Advisors have been (or upon request will be) delivered to the Purchaser.

               (b) The Board of Directors of Hughes has received the Hughes Financial Advisor Fairness Opinions. GM and Hughes have heretofore provided, or will provide, a copy of such opinions to the Purchaser, for information purposes only, and the Purchaser acknowledges that it has no right to rely on such opinions. As of the date of this Agreement, each such opinion has not been withdrawn, revoked or modified.

          5.17 Board and Stockholder Approval. The Board of Directors of Hughes, at a meeting duly called and held, has duly determined that the Hughes Transaction Agreements and the transactions contemplated thereby are advisable, fair to and in the best interests of Hughes and its stockholders and has authorized the Hughes Transaction Agreements to be executed, delivered and performed. Immediately following the execution of this Agreement and such determinations, GM, in its capacity as sole stockholder of Hughes, shall have, at a meeting of the sole stockholder, adopted and approved this Agreement (and the execution, delivery and performance thereof) and the other Hughes Transaction Agreements and the transactions contemplated hereby and thereby. Other than the approvals of GM as described in the immediately preceding sentence and the approval of the Hughes Transaction Agreements by GM, no other vote or consent of the holders of any class or series of Hughes capital stock is necessary to approve and adopt this Agreement and the transactions contemplated by the Hughes Transaction Agreements (it being expressly understood, however, that the Requisite Stockholder Approval of the Requisite Vote Matters is necessary to approve the Transactions).

          5.18 Takeover Laws. Prior to the date hereof, the Board of Directors of Hughes has taken all action, if any, necessary to exempt (a) the execution of the Hughes Transaction Agreements and (b) the transactions contemplated thereby under, or make the foregoing actions not subject to (i) any takeover law or law that purports to limit or restrict business combinations or the ability to acquire or vote shares and (ii) any stockholder rights plan or any similar anti-takeover plan or device.

          5.19 Restrictive Agreements. Except as set forth in Section 5.19 of the Hughes Disclosure Schedule, none of Hughes, its Subsidiaries or any employee, officer, director or consultant of Hughes or its Subsidiaries is party to or bound by any agreement, contract, document, instrument, arrangement or commitment that materially limits, or would materially limit after the Closing, the ability of either Hughes or any of its Subsidiaries or, to Hughes' Knowledge, the Purchaser or any of Purchaser's Subsidiaries, to compete in any line of business or with any Person or in any geographic area.

          5.20 Permits. For the purposes of this Agreement, the "Hughes Permits" shall mean all permits, approvals, authorizations, certificates, consents, franchises, licenses, concessions and rights ("Permits") issued or authorized by any Governmental Authority (as amended or modified) to, or held by, Hughes or any of its Subsidiaries (together, "Hughes Permit Entities"), including (a) all Permits issued by the Federal Communications Commission or any successor agency or any bureau or division thereof acting on delegated authority ("FCC") to any Hughes Permit Entity ("Hughes FCC Licenses") and (b) all Permits issued to any Hughes Permit Entity by any Governmental Authority other than the FCC authorizing such entity to operate channels of radio communication or provide broadcasting or other communications services (including the provision of direct-to-home video programming). Set forth on Section 5.20 of the Hughes Disclosure Schedule is a true and complete list, as of the date of this Agreement, of (i) all Hughes Permits, (ii) all pending applications for Permits that would be Hughes Permits, if issued or granted, and (iii) all pending applications by any Hughes Permit Entity for modification, extension or renewal of Hughes Permits, or waiver of any condition thereto, except that Section 5.20 of the Hughes Disclosure Schedule need not list such Hughes Permits, applications therefor or applications in respect thereof that are immaterial to the assets or business of Hughes or any of its Subsidiaries. The Hughes Permits set forth in Section 5.20 of the Hughes Disclosure Schedule are all of the Permits required to be issued to or held by the Hughes Permit Entities in order to allow such entities to conduct their respective businesses as currently conducted and the Hughes Permits are validly held and in full force and effect, except where the failures to possess any such Permit or the failure of any such Permit to be validly held or in full force and effect, in the aggregate, have not had and would not reasonably be expected to have a Hughes Material Adverse Effect. Without limiting the general provisions of Section 5.9, except as set forth on Section 5.20 of the Hughes Disclosure Schedule, each of the Hughes Permit Entities is in compliance with (i) its obligations under each of the Hughes Permits owned, held or possessed by it, and (ii) the rules and regulations of the Governmental Authority issuing such Hughes Permit, except where the failure to so comply, in the aggregate, would not have a Hughes Material Adverse Effect. Except as set forth on Section 5.20 of the Hughes Disclosure Schedule and except for rulemaking or other proceedings of general applicability, to Hughes' Knowledge, there is not pending or threatened before the FCC or any other Governmental Authority any proceeding, notice of violation, order of forfeiture or complaint, or investigation against any Hughes Permit Entity relating to any of the Hughes Permits that have had or would reasonably be expected to have a Hughes Material Adverse Effect. Without limiting the general provisions of Section 5.5, Section 5.5(d) of the Hughes Disclosure Schedule lists all of the consents or approvals of, or registrations or filings by Hughes or its Subsidiaries with, any Governmental Authority necessary in connection with the consummation of the Transactions with respect to the Hughes Permits, except that Section 5.5(d) of the Hughes Disclosure Schedule need not list consents, approvals, registrations or filings with respect to Hughes Permits that, when taken together, are immaterial to the assets or business of Hughes and its Subsidiaries taken as a whole.

          5.21 Tax Representations. Hughes currently believes that it will be able to make any representation, warranty or covenant which is reasonably likely to be requested by the IRS in connection with the Ruling Request.

          5.22 Information for Inclusion in the Proxy/Consent Solicitation Statement, the Registration Statements and Other Filings. None of the information provided by or on behalf of Hughes or any Hughes Affiliate (except to the extent it constitutes information provided by or on behalf of GM or any GM Affiliate) for inclusion in (i) the Proxy/Consent Solicitation Statement, at the date of mailing and at the date of voting or consent and approval with respect thereto, (ii) the Registration Statements, at the time they become effective, and (iii) any other Disclosure Document, at the date of such Disclosure Document, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information in the Proxy/Consent Solicitation Statement, the Registration Statements and any other Disclosure Document provided by or on behalf of Hughes or any Hughes Affiliate (except to the extent it constitutes information provided by or on behalf of GM or any GM Affiliate) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, as applicable. No representation or warranty is made by Hughes in this Section 5.22 with respect to statements made or incorporated by reference therein based on information provided by or on behalf of GM or any GM Affiliate or the Purchaser or any Purchaser Affiliate for inclusion in the Proxy/Consent Solicitation Statement, the Registration Statements or any other Disclosure Document.

          5.23 Real Estate. Section 5.23 of the Hughes Disclosure Schedule sets forth a complete and accurate list of each parcel of real property that Hughes or its Subsidiaries purports to own, lease, license, use, or occupy, and that consists of more than thirty thousand (30,000) square feet of space or upon which an uplink, ground station, broadcasting facility, transmission facility or reception facility is located (each, a "Material Real Property"). Complete and accurate copies of all material agreements relating to the ownership, occupancy, or use of the Material Real Properties have been made available to the Purchaser. Each of Hughes and its Subsidiaries: (a) has good and marketable (or indefeasible in jurisdictions where the term "marketable" is not customarily used) title in fee simple (or freehold estate in jurisdictions where the term "fee simple" is not customarily used) to the real property Hughes or its Subsidiaries purports to own; and (b) has valid and subsisting leasehold interests in all of the leased real property Hughes or its Subsidiaries purports to lease, in each case free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances which have not had and would not reasonably be expected to have, in the aggregate, a Hughes Material Adverse Effect. Each parcel of real property owned or leased by Hughes or its Subsidiaries (including all buildings, structures, improvements and fixtures located thereon, thereunder, thereover or therein, and all appurtenances thereto and other aspects thereof): (i) is in good operating condition and repair and is structurally sound and free of defects, with no alterations or repairs being required thereto under Applicable Law or insurance company requirements; and (ii) is otherwise suitable, sufficient, adequate and appropriate in all respects (including physical, structural, operational, legal, practical and otherwise) for its current use, operation and occupancy, and for the conduct of Hughes' and its Subsidiaries' businesses as currently conducted, except, in each such case, for such failures to meet such standards as have not had and would not be reasonably expected to have, in the aggregate, a Hughes Material Adverse Effect. No Material Real Property of Hughes or any of its Subsidiaries is subject to any sales contracts, option, right of first refusal or similar agreement or arrangement with any third party, other than those which have not had and would not reasonably be expected to have, in the aggregate, a Hughes Material Adverse Effect. No condemnation, eminent domain, or similar proceeding exists, is pending or, to the Knowledge of Hughes, is threatened, with respect to or that would affect, any Material Real Property of Hughes or its Subsidiaries, except for such proceedings as have not had and would not reasonably be expected to have, in the aggregate, a Hughes Material Adverse Effect. Neither Hughes nor any of its Subsidiaries has given, nor have they received, any notice that a breach or an event of default exists, and to the Knowledge of Hughes, no condition or event has occurred that with the giving of notice or the lapse of time or both, would constitute a breach or event of default, by Hughes or any of its Subsidiaries or any other Person, with respect to any agreements, contracts, arrangements, deeds, options, deeds of trust, mortgages, leases, covenants, conditions, restrictions, easements or other documents granting to Hughes or any of its Subsidiaries title to or an interest or right in, or otherwise affecting, real property, except for such breaches and events of defaults as have not had and would not be reasonably expected to have, in the aggregate, a Hughes Material Adverse Effect.

          5.24 Limitation on Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, HUGHES MAKES NO REPRESENTATION OR WARRANTY TO THE PURCHASER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO THE SHARES, GM, HUGHES OR ANY SUBSIDIARY OF HUGHES, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. ALL REPRESENTATIONS OR WARRANTIES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT ARE HEREBY DISCLAIMED, AND THE PURCHASER ACKNOWLEDGES THAT IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF HUGHES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to GM and Hughes as follows, except as described in the Purchaser's annual report on Form 20-F for the fiscal year ended June 30, 2002 and filed with the SEC on December 31, 2002 (the "Purchaser 20-F") and all other reports, filings, registration statements and other documents (collectively, the "Purchaser Filings") filed by the Purchaser with the SEC, the Australian

Stock Exchange Limited (the "ASX") and the Australian Securities and Investments Commission after June 30, 2002 and prior to the date hereof (as such documents have been amended since the time of their filing and prior to the date hereof), all of which are of public record (it being understood that the representations and warranties of the Purchaser set forth in this Article VI shall not be qualified by any risk factor disclosure in the Purchaser Filings).

          6.1 Organization and Good Standing. The Purchaser is a corporation validly existing and in good standing under the laws of Australia (to the extent that such concepts or equivalent concepts are recognized in such jurisdiction) with all corporate power to carry on its business as now conducted. Merger Sub is a newly formed corporation validly existing and in good standing under the laws of the State of Delaware. Each of the Purchaser and Purchaser's Subsidiaries is duly qualified to do business and is in good standing (to the extent that such concepts or equivalent concepts are recognized in such jurisdictions) in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction has not had and would not reasonably be expected to have a Purchaser Material Adverse Effect or have a material adverse impact on the Purchaser's ability to consummate the transactions contemplated by this Agreement.

          6.2  Corporate Power and Authority.

               (a) The Purchaser has (or will have prior to execution thereof) all requisite corporate power and authority to execute and deliver this Agreement, the Merger Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or the Merger Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Purchaser Documents by the Purchaser and the consummation of the transactions contemplated by this Agreement and the Purchaser Documents to be effected by the Purchaser have been (or will be prior to execution and delivery thereof) duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement and each of the Purchaser Documents have been (or will be) duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute (or will constitute when executed) legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforceability may be limited by bankruptcy, similar laws of debtor relief and general principles of equity.

               (b) Merger Sub has all requisite corporate power and authority to enter into the Merger Agreement and to consummate the Merger contemplated thereby. The execution and delivery of the Merger Agreement by Merger Sub and the consummation of the Merger and other transactions contemplated thereby to be effected by Merger Sub have been duly authorized by all necessary corporate action on the part of

Merger Sub. The Merger Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, similar laws of debtor relief and general principles of equity.

        6.3     Conflicts; Consents and Approvals. Except as set forth on
Section 6.3 of the disclosure schedule delivered by the Purchaser to GM and Hughes and dated as of the date hereof (the "Purchaser Disclosure Schedule"), the execution and delivery by the Purchaser of this Agreement and the Purchaser Documents, the execution and delivery by Merger Sub of the Merger Agreement and the consummation of the transactions contemplated hereby and thereby will not:

                (a) violate any provision of the Purchaser's certificate of incorporation or by-laws (or equivalent organizational documents), Merger Sub's certificate of incorporation or Merger Sub's by-laws;

                (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or both, would constitute a default) under, require the consent of any party under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call a default under, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the properties or assets of the Purchaser, Merger Sub or any of the Purchaser's Significant Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, intellectual property or other license, contract, undertaking, agreement, lease or other instrument or obligation to which the Purchaser, Merger Sub or any of the Purchaser's Significant Subsidiaries is a party;

                (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser, Merger Sub or any of the Purchaser's Significant Subsidiaries; or

                (d) require any consent or approval of, or registration or filing by the Purchaser or Merger Sub with, any third party or Governmental Authority, other than (i) with respect to the Purchaser Stock to be issued by the Depositary in connection with the Stock Sale or Merger, authorization for listing the shares of the Purchaser Stock on the NYSE, (ii) application for quotation on the ASX of the Preferred Limited Voting Ordinary Shares underlying the Purchaser Stock to be issued by the Depositary in the Stock Sale or Merger,
(iii) actions required by the HSR Act and the competition laws of foreign jurisdictions, (iv) registrations or other actions required under federal, state and foreign securities laws as are contemplated by this Agreement or (v) notifications to or applications for consent from Governmental Authorities required with respect to the Hughes Permits;

except, in the case of (b), (c) and (d), for any of the foregoing that, in the aggregate, would not reasonably be expected to have a material adverse impact on the ability of the Purchaser and Merger Sub to consummate the transactions contemplated by this Agreement and the Purchaser Documents. Section 6.3(e) of the Purchaser Disclosure Schedule sets forth a list of all partners and other owners of equity in entities through which the Purchaser conducts it operations in Latin America from whom consent may be required in connection with the Transactions (collectively, the "Specified Foreign Persons").

        6.4     Capitalization of the Purchaser.

                (a) As of April 4, 2003, the Purchaser's capital stock consists of 2,095,999,003 issued and outstanding Ordinary Shares ("Ordinary Shares") and 3,215,474,597 issued and outstanding Preferred Limited Voting Ordinary Shares ("Preferred Limited Voting Ordinary Shares"). As of April 4, 2003, 463,634,561 American Depositary Receipts ("American Depositary Receipts") were on issue representing American Depositary Shares ("American Depositary Shares") of the Purchaser (such American Depositary Shares are hereinafter referred to as the "Purchaser Stock"), each of which represents four (4) issued and outstanding Preferred Limited Voting Ordinary Shares of the Purchaser. Except as may be otherwise disclosed by the Purchaser to GM and Hughes prior to the first day during which the 20-Day Average Purchaser Stock Price is to be calculated pursuant to the Merger Agreement: (i) since April 4, 2003, there have been no changes (other than to the number of outstanding shares) to the Purchaser's capital stock, including the classes and series; powers, designations, preferences and rights; qualifications, limitations and restrictions; and terms and provisions thereof; (ii) there is no stockholder rights plan issued by the Purchaser with respect to its securities; and (iii) the Purchaser has no authorized or outstanding bonds, debentures, notes or other obligations or securities, the holders of which have (or upon the occurrence of certain specified events would have) the right to vote with shareholders of the Purchaser on any matter. Each outstanding share of the Purchaser capital stock is duly authorized and validly issued, fully paid and non-assessable, and has not been issued in violation of any preemptive or similar rights.

                (b) Each Preferred Limited Voting Ordinary Share to be issued and deposited by the Purchaser pursuant to the Deposit Agreement in connection with any Purchaser Stock to be issued by the Depositary in connection with the Stock Sale and the Merger will be duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Merger Agreement, respectively, validly issued, fully paid and nonassessable, free and clear of all Encumbrances and will not be issued in violation of any preemptive or similar rights. The Purchaser Stock to be issued by the Depositary in connection with the Stock Sale and the Merger will be issued under the terms of the Deposit Agreement. As of the Closing, the Deposit Agreement shall be a legal, valid and binding obligation of the Purchaser and the Depositary, enforceable against the Purchaser and the Depositary in accordance with its terms, except as enforceability may be limited by bankruptcy, similar laws of debtor relief and general principles of equity. Upon issuance by the Depositary, as contemplated by this

Agreement and the Merger Agreement, the Purchaser Stock to be issued by the Depositary in connection with the Stock Sale and the Merger shall be validly issued, and the registered holders thereof shall be entitled to the rights of a registered holder of the American Depositary Receipts evidencing such Purchaser Stock, as specified in the Deposit Agreement and in the American Depositary Receipts representing such Purchaser Stock, free and clear of all Encumbrances. As of the Closing, the Purchaser shall have (i) issued and allotted the Preferred Limited Voting Ordinary Shares underlying any Purchaser Stock to be issued by the Depositary in connection with the Stock Sale and the Merger to Citicorp Nominees Pty Limited (the "Custodian") and made such entries in the register of members of the Purchaser as are required by the Australian Corporations Act to record the Custodian as a member of the Purchaser in respect of such Preferred Limited Voting Ordinary Shares, (ii) delivered to the Custodian such evidence as the Custodian reasonably requires confirming that such underlying Preferred Limited Voting Ordinary Shares have been issued to and registered in the name of the Custodian, (iii) obtained in principle approval from the ASX indicating that it will grant official quotation to any Preferred Limited Voting Ordinary Shares underlying any Purchaser Stock to be issued by the Depositary in connection with the Stock Sale and the Merger and (iv) received authorization for listing of the Purchaser Stock to be issued by the Depositary in connection with the Stock Sale and the Merger on the NYSE (subject to official notice of issuance).

        6.5     Purchaser Filings.

                (a) The Purchaser has timely filed and made available to GM and Hughes all required reports, filings, registration statements and other documents required to be filed by it with the SEC, the ASX, the Australian Securities and Investment Commission and any other applicable foreign securities regulatory authorities since January 1, 2002.

                (b) As of its filing date, or as amended or supplemented prior to the date hereof, each Purchaser Filing complied (and each Purchaser Filing filed after the date of this Agreement will comply) as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and any applicable foreign securities laws or regulations (except for the exclusion from the Purchaser 20-F of the financial statements of Gemstar-TV Guide International, Inc.).

                (c) No Purchaser Filing, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact (and no Purchaser Filing filed after the date of this Agreement will contain any untrue statement of a material fact or omit to state any material fact) necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        6.6 Financial Statements. The audited financial statements and unaudited interim financial statements of the Purchaser included in the Purchaser Filings fairly present in all material respects (and the audited financial statements and unaudited interim financial statements of the Purchaser included in the Purchaser Filings filed after the date of this Agreement will fairly present in all material respects), in accordance with Australian generally accepted accounting principles with appropriate reconciliation to GAAP (except as may be indicated in the notes thereto) as required by the rules of the SEC (except, in the case of unaudited statements, as permitted by forms or rules of the SEC), the consolidated financial position of the Purchaser and its consolidated Subsidiaries as of the dates thereof and its consolidated results of operations and changes in financial position for the respective periods then ended (subject to normal year-end adjustments and lack of footnote disclosure in the case of any unaudited interim financial statements).

        6.7 Litigation. There is no Action pending or, to the knowledge of the Purchaser, threatened against the Purchaser, Merger Sub or their respective properties which would reasonably be expected to have a material adverse impact on the ability of the Purchaser and Merger Sub to consummate the transactions contemplated by this Agreement and the Purchaser Documents.

        6.8 Investment Intention. The Purchaser is acquiring the Shares and the shares of Surviving Corporation Class B Common Stock (and, after the conversion following the Merger, Surviving Corporation Common Stock) for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. The Purchaser understands that the Shares and the shares of Surviving Corporation Class B Common Stock (and, after the conversion following the Merger, Surviving Corporation Common Stock) have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

        6.9     Financial Advisors.

                (a) Except for obligations to Citigroup Global Markets Inc. and JP Morgan Securities Inc. (none of which will be the responsibility of Hughes or the Surviving Corporation), neither the Purchaser nor any Purchaser Affiliate, stockholder, director, officer or employee has incurred or will incur on behalf of the Purchaser or any Purchaser Affiliate, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement and the Purchaser Documents.

                (b) The Board of Directors of the Purchaser has received the opinions of Citigroup Global Markets Inc. and JP Morgan Securities Inc. dated as of April 9, 2003, to the effect that, the consideration to be paid by Purchaser is fair, from a financial point of view, to Purchaser. The Purchaser has heretofore provided, or will provide, a copy of such opinion to GM for informational purposes only, and GM acknowledges that it has no right to rely on such opinion. As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

        6.10 Board and Stockholder Approval. The Boards of Directors of the Purchaser and Merger Sub, at meetings duly called and held, have duly determined that this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby are advisable, fair to and in the best interests of the Purchaser, Merger Sub and their respective stockholders and have authorized this Agreement and the Merger Agreement to be executed, delivered and performed. Immediately following the execution of this Agreement and such determinations, the Purchaser's Subsidiary NPAL, in its capacity as sole stockholder of Merger Sub, shall have, at a meeting of the sole stockholder, adopted and approved the Merger Agreement (and the execution, delivery and performance thereof) and the transactions contemplated thereby. Other than the approvals of NPAL as described in the immediately preceding sentence and the approval of this Agreement and the Merger Agreement by NPAL, no other vote or consent of the holders of any class or series of Merger Sub capital stock or class or series of NPAL's or the Purchaser's capital stock is necessary to approve and adopt this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby.

        6.11 Financing. The Purchaser has, and will have on the Closing Date, sufficient cash to purchase the Shares (to the extent the Purchase Price is to be paid in cash) and, in any case, to consummate the transactions contemplated by this Agreement, including payments of fees and expenses contemplated hereunder.

        6.12 Tax Representations. The Purchaser currently believes that it will be able to make any representation, warranty or covenant which is reasonably likely to be requested by the IRS in connection with the Ruling Request.

        6.13 Information for Inclusion in the Proxy/Consent Solicitation Statement, the Registration Statements and Other Filings. None of the information provided by or on behalf of the Purchaser or any Purchaser Affiliate for inclusion in (a) the Proxy/Consent Solicitation Statement, at the date of mailing and at the date of voting or consent and approval with respect thereto,
(b) the Registration Statements, at the time they become effective and (c) any other Disclosure Document, at the date of such Disclosure Document, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information in the Proxy/Consent Solicitation Statement, the Registration Statements and any other Disclosure Document provided by or on behalf of the Purchaser or any Purchaser Affiliate will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, as applicable. No representation or warranty is made by the Purchaser in this Section 6.13 or in Sections 6.5 and 6.6 hereof with respect to Gemstar-TV Guide International, Inc. or with respect to statements made or incorporated by reference therein based on information provided by or on behalf of GM or any GM Affiliate or Hughes or any Hughes Affiliate for inclusion in the Proxy/Consent Solicitation Statement, the Registration Statements or any other Disclosure Document.

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

        6.14    Merger Sub.

                (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and by the other Transaction Agreements and has not taken any actions, engaged in any business activities, incurred any liabilities or obligations or conducted any operations other than in connection with (i) its formation or (ii) the transactions expressly contemplated by the Transaction Agreements. Merger Sub has no wholly or non-wholly owned subsidiaries.

                (b) The authorized capital stock of Merger Sub consists of 3000 shares of common stock, par value $ 0.01 per share (the "Merger Sub Common Shares"). There are issued and outstanding 100 Merger Sub Common Shares, all of which are owned by NPAL free and clear of all Encumbrances, and no other shares of capital stock of Merger Sub, or securities convertible into or exchangeable for capital stock of Merger Sub, are issued and outstanding. The Purchaser owns, directly or indirectly, all of the capital stock of NPAL.

         6.15 Limitation on Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PURCHASER MAKES NO REPRESENTATION OR WARRANTY TO GM OR HUGHES, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO THE PURCHASER OR ANY SUBSIDIARY OF THE PURCHASER, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. ALL REPRESENTATIONS OR WARRANTIES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT ARE HEREBY DISCLAIMED, AND EACH OF GM AND HUGHES ACKNOWLEDGES THAT IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF THE PURCHASER NOT EXPRESSLY SET FORTH IN THIS AGREEMENT.

                                  ARTICLE VII

                                THE TRANSACTIONS

        7.1     GM Board Approval of the Transactions.

                (a) GM's Board of Directors, at a meeting duly convened and held on April 9, 2003: (i) determined that, as of such date, the execution, delivery and performance of this Agreement and the Separation Agreement by GM and the consummation of the transactions contemplated hereby and thereby would be advisable, desirable and in the best interests of GM and its stockholders and that, as of such date, the Transactions, taken as a whole, on the terms and conditions of the Transaction Agreements, are fair to the holders of GM $1-2/3 Common Stock and the holders of GM Class H Common Stock; (ii) approved this Agreement and the Separation Agreement and the transactions contemplated hereby and thereby; and (iii) determined, subject to its fiduciary duties under Applicable Law, to recommend and submit the Transactions, including the GM Charter Amendment, to the holders of GM $1-2/3 Common Stock and the holders of GM Class H Common Stock for their approval.

                (b) In connection with this determination, each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc. (the "GM Financial Advisors") has provided its written opinion, dated as of such date and addressed to the Board of Directors of GM (the "GM Financial Advisor Fairness Opinions"), to the effect that, as of such date and taking into account all relevant financial aspects of the Transactions taken as a whole, the consideration to be provided to GM and the holders of GM Class H Common Stock, as applicable, in the Transactions is fair, from a financial point of view, to the holders of GM $1-2/3 Common Stock as a class and to the holders of GM Class H Common Stock as a class, respectively. In addition, each of Goldman, Sachs & Co. and Credit Suisse First Boston Corporation (the "Hughes Financial Advisors") has provided its written opinion, dated as of such date and addressed to the Board of Directors of GM and to the Board of Directors of Hughes, to the effect that, as of such date and based on current market conditions, the consideration to be received by the holders of Hughes Common Stock in the Merger is fair, from a financial point of view, to the holders of Hughes Common Stock as of immediately prior to the Merger (other than Purchaser and its Affiliates) (the "Hughes Financial Advisor Fairness Opinions"). The Purchaser acknowledges and agrees that GM may determine, in its sole and absolute discretion, to request additional opinions (or confirmations of non-withdrawal or updates with respect to the GM Financial Advisor Fairness Opinions and the Hughes Financial Advisor Fairness Opinions) from the GM Financial Advisors and the Hughes Financial Advisors in connection with the Transactions, including in connection with seeking the Requisite Stockholder Approval of the Requisite Vote Matters; provided, however, that the foregoing shall not affect in any manner GM's obligations under Section 7.2 hereof or any provision of this Agreement; provided further, that, to the extent that GM's Board of Directors deems appropriate, the foregoing may be taken into account for purposes of Section 7.2(b) hereof.

        7.2 GM Stockholder Approval of the Transactions and the GM Charter Amendment.

                (a) GM's Obligations Relating to the Stockholder Approval Process. Subject in all cases to the other provisions of this Section 7.2 and to
Section 7.3 below, GM shall, at such times as it shall reasonably determine, consistent with its obligations under Section 9.3 below, following the satisfaction or waiver of each and all of the conditions set forth in Section
7.3 below:

                    (i) take all action, in accordance with the U.S. federal securities laws, the DGCL, all other Applicable Law, its certificate of incorporation, its bylaws and the policy statement of its Board of Directors regarding certain capital stock matters (the "GM Board Policy Statement", a copy of which has been heretofore provided to the Purchaser), necessary to present (A) the GM Charter Amendment (as a separate matter for approval), (B) the Hughes Certificate of Incorporation (as the same shall be amended pursuant to the

         Hughes Charter Amendment), including the Excess Shares Provision (as a separate matter for ratification), (C) the Hughes Separation Transactions, including the Special Dividend (as a separate matter for approval and ratification, as applicable), (D) the Stock Sale (as a separate matter for ratification), (E) the Merger (as a separate matter for ratification) and (F) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), any other aspects of the Transactions determined by GM to be submitted for stockholder approval (collectively, the "Requisite Vote Matters") to the holders of GM $1-2/3 Common Stock and GM Class H Common Stock for their consideration and in order to seek the Requisite Stockholder Approval of the Requisite Vote Matters (it being understood and agreed that the Transactions are conditioned on the Requisite Stockholder Approval of all separate matters constituting part of the Requisite Vote Matters);

                    (ii) include in a proxy statement or consent solicitation statement (as determined by GM in its sole and absolute discretion) of GM to be distributed to GM's common stockholders in connection with seeking the Requisite Stockholder Approval of the Requisite Vote Matters (as amended and supplemented from time to time, the "Proxy/Consent Solicitation Statement") the recommendation of its Board of Directors in favor of the Requisite Vote Matters;

                    (iii) mail the Proxy/Consent Solicitation Statement to its common stockholders (the date on which such mailing is commenced being referred to herein as the "Mailing Date"); and

                    (iv) use reasonable best efforts, in accordance with the U.S. federal securities laws, the DGCL and all other Applicable Law, to solicit from its common stockholders entitled to vote thereon, as determined by GM in its sole and absolute discretion, either (A) proxies to be voted at a stockholders meeting or (B) written consents (or proxies for written consents) to be obtained in connection with a consent solicitation, in each case sufficient under Applicable Law to constitute the Requisite Stockholder Approval of the Requisite Vote Matters.

                (b) Non-Recommendation Determination. If GM's Board of Directors shall have determined, in good faith and upon advice of legal counsel, that, in accordance with its fiduciary duties under Applicable Law, either (i) it cannot or will not be able to recommend the Requisite Vote Matters to its common stockholders for their approval or (ii) after having recommended to its common stockholders approval of the Requisite Vote Matters, it is required to withdraw, revoke or modify in any adverse manner such recommendation (in either case, a "Non-Recommendation Determination"), GM shall promptly provide written notice thereof to the Purchaser (a "Notice of Non-Recommendation"), in which event GM shall not be required to take or continue any of the actions set forth in this
Section 7.2, and the provisions of Sections 3.2(c)(ii) and 3.2(d)(ii) of this Agreement shall apply.

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

                (c) [Intentionally Omitted.]

                (d) Request for Confirmation. In the event that the conditions set forth in Section 7.3 have been satisfied for not less than ten (10) Business Days, and continue to be satisfied, but GM shall not have commenced the mailing of the Proxy/Consent Solicitation Statement, the Purchaser may from time to time make a written request (a "Confirmation Request") that GM confirm in writing that, as of the date of such confirmation, GM's Board of Directors continues to recommend the Requisite Vote Matters and has a good faith intention and is prepared to submit the Requisite Vote Matters to GM's common stockholders in accordance with Section 7.2(a), and continues to take all actions in accordance with Section 9.3 in furtherance thereof, and is in compliance with Section 9.6 (a "Confirmation"); provided, that the Purchaser may not make any Confirmation Request within ten (10) Business Days after it has received a Confirmation. If the Purchaser delivers a Confirmation Request to GM in accordance with the preceding sentence, then either (i) GM shall provide a Confirmation to the Purchaser within five (5) Business Days following its receipt of the Confirmation Request (a "Confirmation Period") or (ii) in the event that GM fails to provide a Confirmation to the Purchaser within the applicable Confirmation Period, GM shall be deemed to have delivered a Notice of Non-Recommendation as of the end of such Confirmation Period and the provisions of Section 3.2(d)(ii) of this Agreement shall apply.

        7.3 Conditions to GM's Obligations Relating to the Stockholder Approval Process. GM's obligation to take the actions set forth in Section 7.2 is subject to the satisfaction of each and all of the following conditions (any of which, other than the condition set forth in Section 7.3(a), may be waived in whole or in part by GM, in its sole and absolute discretion, after consultation with the Purchaser):

                (a) the United States Securities and Exchange Commission (the "SEC") shall have declared the Registration Statements effective, all other required approvals and clearances of the Registration Statements and the Proxy/Consent Solicitation Statement shall have been received from the SEC and no stop order suspending the effectiveness of any of the Registration Statements shall be in effect, and no similar restraining order shall have been entered or threatened by the SEC with respect to the proxy/consent solicitation and/or registration relating to the Transactions;

                (b) all applicable material state and foreign blue sky or securities permits or approvals required to mail the Proxy/Consent Solicitation Statement and take the other actions set forth in Section 7.2 above shall have been received in accordance with Applicable Law and no restraining order shall have been entered or threatened by any state securities administrator or any foreign securities administrator with respect to the proxy/consent solicitation and/or registration relating to the Transactions;

                (c) GM (i) shall have received the Ruling, (ii) shall not have been notified by the IRS that the Ruling has been withdrawn, invalidated or modified in an adverse manner, and (iii) shall not have been notified by the IRS, and shall not have otherwise reasonably determined, on the basis of an opinion of outside tax counsel, that there is a more than immaterial possibility that the consummation of the Split-Off will not be tax-free as contemplated by this Agreement; and

                (d) GM shall not have reasonably determined, based on facts and circumstances arising after the date hereof, that there is a material risk that any or all of the conditions set forth in Sections 10.1(a), (b) and (c) hereof shall not be satisfied prior to the Outside Date, in which case GM shall promptly notify the Purchaser in writing (such notice, a "Notice of Non-Mailing").

        7.4     Recapitalization of Hughes.

                (a) Prior to the Split-Off Effective Time, GM and Hughes shall take any and all such actions (pursuant to one or more transactions) as they shall reasonably determine so that GM shall hold, immediately prior to Split-Off Effective Time, a number of shares of Hughes Common Stock equal to the Split-Off Numerator and a number of shares of Hughes Class B Common Stock equal to the Split-Off Denominator minus the Split-Off Numerator. As a result, the aggregate number of shares of Hughes Common Stock and Hughes Class B Common Stock held by GM immediately prior to the Split-Off Effective Time shall be equal to the Split-Off Denominator.

                (b) For the purposes of this Agreement, "Split-Off Numerator" means the numerator of the fraction described in Article Fourth, Division I, Section (a)(4) of the GM Certificate of Incorporation, as amended by the GM Charter Amendment, determined as of immediately prior to the Split-Off Effective Time and determined as of such point in time rather than as an average with respect to any accounting period. For the purposes of this Agreement, "Split-Off Denominator" means the denominator of the fraction (the "Class H Fraction") described in Article Fourth, Division I, Section (a)(4) of the GM Certificate of Incorporation, as amended by the GM Charter Amendment, determined as of immediately prior to the Split-Off Effective Time and determined as of such point in time rather than as an average with respect to any accounting period.

        Any determination of the Split-Off Numerator or the Split-Off Denominator shall be made by the GM Board of Directors in accordance with the preceding paragraph. Promptly following any determination by the GM Board of Directors of the Split-Off Numerator or the Split-Off Denominator pursuant to this Agreement, GM shall provide written notice thereof to the Purchaser (which notice shall include the computation thereof).

        7.5     Split-Off of Hughes from GM.

                (a) The parties agree that, immediately prior to the consummation of the Stock Sale as contemplated by this Agreement, (i) GM shall cause the Split-Off Fraction (expressed as a number) to be at least 0.80 (without rounding up), but shall not cause such number to be increased beyond the minimum amount necessary to increase such number to 0.801, and (ii) GM and Hughes shall take all actions within their control legally required to effect the Hughes Common Stock Exchange in order to accomplish the Split-Off; provided that all conditions set forth in Article X (other than the consummation of the Hughes Common Stock Exchange) shall have been satisfied or waived and the parties shall be prepared to cause the consummation of the Stock Sale simultaneously with the consummation of the Split-Off at the Split-Off Effective Time. The parties agree that, notwithstanding any other provision of this Agreement, GM and Hughes are expressly permitted to take the actions contemplated in this Section 7.5(a).

                     (b) For the purposes of this Agreement, the following terms shall have the following meanings:

                            (i) "Hughes Common Stock Exchange" means the pro rata distribution at the Redemption Effective Time to the holders of GM Class H Common Stock of one share of Hughes Common Stock in exchange for each outstanding share of GM Class H Common Stock such that all of the outstanding shares of GM Class H Common Stock shall be redeemed and canceled in accordance with the terms of the GM Certificate of Incorporation, as amended pursuant to the GM Charter Amendment (it being understood and agreed that GM shall, simultaneously with the Hughes Common Stock Exchange, consummate the sale of the Shares to the Purchaser in accordance with the terms of this Agreement); and

                            (ii) "Split-Off Fraction" means the fraction obtained by dividing (A) the Split-Off Numerator by (B) the Split-Off Denominator.

              7.6 Effects of the Split-Off. From and after the Split-Off Effective Time, the Split-Off shall have the effects specified in DGCL Section 151 and set forth in this Agreement.

                     (a) Exchange of Hughes Common Stock for GM Class H Common Stock. At and as of the Split-Off Effective Time, by virtue of the Split-Off and without any action on the part of GM, Hughes, any holder of capital stock of GM or any other Person, (i) for all purposes of determining the record holders of Hughes Common Stock, the holders of record of GM Class H Common Stock as of immediately prior to the Split-Off Effective Time shall be deemed to be holders of the shares of Hughes Common Stock distributed to such holders pursuant to the Hughes Common Stock Exchange and (ii) subject to any transfer of such stock, each such holder shall be entitled to receive all dividends payable on, and exercise voting rights and all other rights and privileges with respect to, the shares of Hughes Common Stock distributed to such holder pursuant to the Hughes Common Stock Exchange.

                     (b) Treasury Shares. At and as of the Split-Off Effective Time, by virtue of the Split-Off, without any action on the part of GM, Hughes, any holder of capital stock of GM or any other Person, each share of GM Class H Common

Stock owned by GM, Hughes or their respective Affiliates as of immediately prior to the Split-Off Effective Time shall be cancelled and retired, and no payment or distributions shall be made in respect thereof.

              7.7    Cooperation; Stockholder Records.

                     (a) Cooperation. GM shall cooperate, and shall instruct EquiServe Trust Company, N.A., in its capacity as the transfer agent for the GM Class H Common Stock (the "GM Transfer Agent"), to cooperate fully with Hughes and the exchange agent to be designated by Hughes and the Purchaser in accordance with the Merger Agreement (the "Exchange Agent"), and Hughes shall cooperate, and shall instruct the Exchange Agent to cooperate fully with GM and the GM Transfer Agent in connection with the Split-Off, the Merger and all related matters, including those matters relating to (i) the issuance and delivery of certificates representing, or other evidence of ownership of (any such instruments, "Certificates"), the shares of Hughes Common Stock to be distributed in exchange for all of the shares of GM Class H Common Stock outstanding as of immediately prior to the Split-Off Effective Time, (ii) the issuance and delivery of Certificates evidencing the Shares of Hughes Class B Common Stock to be sold to the Purchaser in accordance with this Agreement and
(iii) following the consummation of the Merger, the issuance and delivery of Certificates evidencing the shares of Surviving Corporation Common Stock and Purchaser Stock (if any) and cash (if any) to be issued or distributed in connection with the Merger. GM and Hughes shall jointly instruct the GM Transfer Agent and the Exchange Agent to cooperate with each other such that the Exchange Agent shall distribute letters of transmittal, in form reasonably satisfactory to each of GM and Hughes and following the consummation of the Merger, the Surviving Corporation, to all holders of GM Class H Common Stock as of immediately prior to the Split-Off Effective Time in connection with the exchange of Certificates evidencing shares of GM Class H Common Stock for, Certificates evidencing shares of Surviving Corporation Common Stock and Purchaser Stock (if any) and cash (if any). Following such time as any Certificates of GM Class H Common Stock are surrendered to the Exchange Agent for cancellation, Hughes shall use reasonable best efforts to cause the Exchange Agent to certify as to their destruction or promptly deliver such Certificates of GM Class H Common Stock to GM, as may be requested by GM.

                     (b) Stockholder Records. Following the Split-Off Effective Time, GM shall instruct the GM Transfer Agent to deliver to the Exchange Agent true, correct and complete copies of the transfer records reflecting the record holders of GM Class H Common Stock as of immediately prior to the Split-Off Effective Time. Upon the reasonable request of Hughes from time to time after the Split-Off Effective Time in connection with any legitimate corporate purpose, GM shall cooperate, and shall instruct the GM Transfer Agent to cooperate, in providing Hughes reasonable access to all historical share, transfer and dividend payment records with respect to the holders of GM Class H Common Stock as of immediately prior to the Split-Off Effective Time.

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

              7.8 Closing of Transfer Records. From and after the Split-Off Effective Time, transfers of shares of GM Class H Common Stock outstanding prior to the Split-Off Effective Time shall not be made on the stock transfer books of GM.

              7.9 Cancellation. From and after the Split-Off Effective Time, each holder of a Certificate or Certificates formerly representing shares of GM Class H Common Stock will thereafter cease to have any rights with respect to such shares, and such Certificates will represent the shares of Hughes Common Stock distributed in the Split-Off (or, until exchanged as provided in the Merger Agreement, the right to receive the Merger Consideration following the consummation of the Merger).

              7.10 Treatment of Stock Options, LTAP Awards and Restricted Stock Units; Section 16 Matters.

                     (a) Prior to the Split-Off Effective Time, in order to preserve the economic interest and cost to exercise with respect to each stock option to purchase GM Class H Common Stock, GM and Hughes shall take all such actions as may be necessary to cause each such unexpired and unexercised option, whether or not vested or exercisable, under stock option plans of GM or Hughes with respect to GM Class H Common Stock (each, an "Option") to be automatically converted at the Split-Off Effective Time into an option (an "Exchange Option") to purchase, on the same terms and conditions as were applicable to each such Option immediately before the Split-Off Effective Time (except for any changes in vesting rights or acceleration of exercise rights pursuant to the terms of the stock option plans and related agreements in existence on the date of this Agreement, that result from the occurrence of the Transactions), (i) the same number of shares of Hughes Common Stock as the holder of such Option would have been entitled to purchase had such holder exercised each such Option in full immediately prior to the Split-Off Effective Time and (ii) at a price per share equal to the per share exercise price for the Option immediately prior to the Split-Off Effective Time; provided, however, that in the case of any Option to which Section 421 of the Code applies by reason of its qualification under
Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. In connection with the issuance of Exchange Options, Hughes shall (i) reserve for issuance the number of shares of Hughes Common Stock that will become subject to Exchange Options pursuant to this Section 7.10 and (ii) from and after the Split-Off Effective Time, upon exercise of Exchange Options, make available for issuance all shares of Hughes Common Stock covered thereby, subject to the terms and conditions applicable thereto.

                     (b) Prior to the Split-Off Effective Time, in order to preserve the economic interest and cost to fund with respect to the LTAP, GM and Hughes shall take all such actions as may be necessary to cause, effective as of the Split-Off Effective Time, (i) any portion of a payment under the LTAP which is payable in shares of GM Class H Common Stock to be payable in the same number of shares of Hughes Common Stock (and not shares of GM Class H Common Stock), and (ii) any portion of a payment under the LTAP which is payable in shares of GM $1-2/3 Common Stock to be payable in a number of shares of Hughes Common Stock (and not shares of GM $1-2/3 Common

Stock) determined pursuant to the following formula: the number of shares of GM $1-2/3 Common Stock that would otherwise be payable shall be multiplied by the ratio of (x) the average of the daily high and low trading prices of a share of GM $1-2/3 Common Stock on the NYSE as quoted by a publicly available stock quotation service for the three (3) stock trading days ending on and including the fifth trading day before the date on which the Split-Off Effective Time occurs, divided by (y) the average of the daily high and low trading prices of a share of GM Class H Common Stock on the NYSE as quoted by a publicly available stock quotation service for the three (3) stock trading days ending on and including the fifth trading day before the date on which the Split-Off Effective Time occurs; provided, that any fractional share of Hughes Common Stock payable in accordance with the calculation set forth in clause (ii) of this Section 7.10(b) shall be rounded to the nearest whole share of Hughes Common Stock; provided, further, that any payment under the LTAP which will become payable in shares of Hughes Common Stock pursuant to this Section 7.10(b) shall be payable on the same terms and conditions as were applicable to such payment immediately before the date of this Agreement. Hughes shall (i) reserve for issuance the number of shares of Hughes Common Stock that will become payable under the LTAP pursuant to this Section 7.10 and (ii) from and after the Split-Off Effective Time, with respect to any payment under the LTAP which is payable in shares of Hughes Common Stock, make available for issuance all such shares of Hughes Common Stock, subject to the terms and conditions applicable thereto.

                     (c) Restricted stock units with respect to GM Class H Common Stock and other incentive compensation awards payable in, or determined by reference to, shares of GM Class H Common Stock will be converted into an equal number of restricted stock units (or incentive compensation awards) with respect to Hughes Common Stock.

                     (d) If and to the extent required by the terms of the LTAP, any awards under the LTAP, any applicable stock option plan or pursuant to the terms of any applicable Options or restricted stock units (or incentive compensation awards), GM and Hughes shall use reasonable best efforts to obtain the consent of each holder of outstanding Options or restricted stock units (or incentive compensation awards) to the treatment of such Options and restricted stock units (or incentive compensation awards), and such rights to payment under the LTAP, in accordance with this Section 7.10.

                     (e) Prior to the Split-Off Effective Time, the Board of Directors of GM or an appropriate committee of non-employee directors thereof, and/or the Board of Directors of Hughes or an appropriate committee of non-employee directors thereof, as applicable, shall adopt one or more resolutions consistent with the interpretive guidance of the SEC, so that the disposition of each Option and the acquisition or disposition of any shares of Hughes Common Stock, any Exchange Options or any other equity securities or derivative securities of Hughes in connection with the Transactions by each officer or director of GM or Hughes or any other Person, in each case who is or who may become subject to Section 16 of the Exchange Act with respect to Hughes, shall be exempt for purposes of Section 16 of the Exchange Act.

              7.11 GM Charter Amendment. The parties acknowledge that (i) the filing and effectiveness of the GM Charter Amendment is a condition of the Hughes Separation Transactions and will be required in order to permit the Hughes Common Stock Exchange, and (ii) the GM Charter Amendment will be filed and become effective only after obtaining the Requisite Stockholder Approval of the Requisite Vote Matters as contemplated by this Agreement.

              7.12 Hughes Charter and By-law Amendments. Hughes shall use reasonable best efforts to take all actions within its control legally required such that, as of immediately prior to the Split-Off Effective Time, (i) the Hughes Certificate of Incorporation shall have been amended to read in its entirety substantially as set forth in the certificate of incorporation attached hereto as Exhibit D (the "Hughes Charter Amendment") and (ii) the By-laws of Hughes shall have been amended to read in their entirety substantially as set forth in the by-laws attached hereto as Exhibit E (the "Hughes By-laws Amendment").

              7.13 Elimination of GM Class H Common Stock from GM Certificate of Incorporation. The parties acknowledge that it is GM's current intention, following the redemption of the outstanding GM Class H Common Stock in connection with the Transactions, to amend and restate the GM Certificate of Incorporation to eliminate the GM Class H Common Stock from the GM Certificate of Incorporation. At GM's election, GM may include in the Proxy/Consent Solicitation Statement a separate proposal to GM common stockholders to amend the GM Certificate of Incorporation in accordance with Applicable Law to eliminate the GM Class H Common Stock from the GM Certificate of Incorporation at any time determined by GM in its sole and absolute discretion (provided, that such time shall not be earlier than the time of the consummation of the Hughes Common Stock Exchange and provided, further, that the approval of such proposal by the GM common stockholders shall not be a part of the Requisite Stockholder Approval of the Requisite Vote Matters for purposes of this Agreement).

              7.14 Merger Agreement. Immediately after the execution of this Agreement, each of GM, as the sole stockholder of Hughes, and the Purchaser's Subsidiary NPAL, as the sole stockholder of Merger Sub, shall approve the Merger and adopt the Merger Agreement at a meeting of the stockholders of Hughes and Merger Sub, respectively.

              7.15   Pension Transfer Agreement. Except as contemplated by
Section 3(b) of the GM Employee Benefit Plans Transfer Agreement, GM agrees not to release the GM Employee Benefit Plans from any of their obligations, including restrictions on transfer of GM Class H Common Stock, Hughes Common Stock or Surviving Corporation Common Stock (or any successor securities) under the GM Employee Benefit Plans Transfer Agreement, without the prior written consent of the Purchaser. GM agrees not to amend the GM Employee Benefit Plans Transfer Agreement without the prior written consent of the Purchaser.

                                  ARTICLE VIII

                               CONDUCT OF BUSINESS

              8.1 Conduct of Business of Hughes. During the period from the date of this Agreement to the Closing, except (i) as contemplated by the Hughes Transaction Agreements and the transactions contemplated hereby and thereby, including the consummation of the Transactions and (ii) as otherwise set forth in Section 8.2 of the Hughes Disclosure Schedule, Hughes shall, and shall cause its Subsidiaries to, (x) conduct their businesses and operations in the ordinary course, consistent with past practice, and (y) shall use their reasonable best efforts to maintain and preserve their business organization and their material rights and franchises and to retain the services of their officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect.

              8.2 Restrictions on Conduct of Business. Without limiting the generality of the terms of Section 8.1 hereof, during the period from the date of this Agreement to the Closing, except as contemplated by the Hughes Transaction Agreements and the transactions contemplated hereby and thereby, including the consummation of the Transactions, and except as otherwise set forth in Section 8.2 of the Hughes Disclosure Schedule, Hughes shall not and shall cause its Subsidiaries not to, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed):

                     (a) do or effect any of the following actions with respect to Hughes' or any of its Subsidiaries' securities: (i) adjust, split, combine, recapitalize or reclassify its capital stock; (ii) except for the Hughes Common Stock Exchange and the Special Dividend, make, declare or pay any dividend on (other than dividends to Hughes or its Subsidiaries), or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iii) grant any Person any right or option to acquire any shares of capital stock (other than options or rights issued to directors and employees of Hughes or its Subsidiaries as set forth in Section 8.2(a)(iii) of the Hughes Disclosure Schedule); (iv) except with respect to the Hughes Common Stock Exchange, issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities, instruments or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of outstanding options or rights and options or rights issued to directors and employees after the date hereof by Hughes or its Subsidiaries as set forth in Section 8.2(a)(iv) of the Hughes Disclosure Schedule); or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

                     (b) permit any Person other than GM to own any shares of Hughes' issued and outstanding capital stock;

                     (c) sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any amount of Hughes' or any of its Subsidiaries' property or assets that is material to Hughes and its Subsidiaries, taken as a whole, including any Material Real Property, other than in the ordinary course of business consistent with past practice, or terminate any contract or right relating to any Material Real Property;

                     (d) make or propose any changes in its certificate of incorporation or by-laws (or equivalent organizational documents);

                     (e) merge or consolidate with any other Person or acquire assets or capital stock of any other Person which are material to Hughes and its Subsidiaries, taken as a whole or enter into any confidentiality agreement with any Person with respect to any such transaction;

                     (f) create any Subsidiaries which are material to Hughes and its Subsidiaries taken as a whole and which are not, directly or indirectly, wholly owned by Hughes;

                     (g) enter into or modify any Hughes Plan or other employment, severance, change in control, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, or otherwise increase the compensation or benefits of, any officer, director, consultant or employee of Hughes or its Subsidiaries, other than, in each case, in the ordinary course of business consistent with past practice as summarized in Section 8.2(g) of the Hughes Disclosure Schedule or as may be required by Applicable Law or a binding written contract in effect on the date of this Agreement;

                     (h) except as may be required by Applicable Law or by accounting principles, change any method or principle of accounting in a material manner that is inconsistent with past practice;

                     (i) amend the Transaction Agreements to which the Purchaser is not a party;

                     (j) take any action that would reasonably be expected to result in any representations and warranties set forth in Articles IV and V becoming false or inaccurate such that the condition set forth in Section 10.2(a) would fail to be satisfied;

                     (k) except as described in Section 8.2(k) of the Hughes Disclosure Schedule, incur any material indebtedness or amend the terms of any existing material indebtedness;

                     (l) except as contemplated by the Joint Defense Agreement, settle any Actions, whether now pending or hereafter made or brought, or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any Action, in each case on terms which include a material limitation on the business or operations of Hughes after the Closing Date;

                     (m) except as set forth in Section 8.2(m) of the Hughes Disclosure Schedule, (i) enter into any joint venture, partnership or other similar arrangement that is material to Hughes and its Subsidiaries taken as a whole or (ii) enter into any transaction described on Section 8.2(m)(ii) of the Hughes Disclosure Schedule; or

                     (n) agree in writing or otherwise to take any of the foregoing actions.

              8.3 Permit Matters. During the period from the date of this Agreement to the Closing, Hughes shall and shall cause its Subsidiaries to use reasonable best efforts to maintain and preserve the Hughes Permits, other than those Hughes Permits the loss of which would not, in the aggregate, have or reasonably be expected to have a Hughes Material Adverse Effect.

                                   ARTICLE IX

                              ADDITIONAL AGREEMENTS

              9.1 Preparation and Filing of the Registration Statements, the Proxy/Consent Solicitation Statement and Other Filings.

                     (a) As soon as reasonably practicable after the date of this Agreement, the parties shall cooperate fully with each other in connection with the preparation of the Registration Statements, the Proxy/Consent Solicitation Statement and any other statements, reports or filings with the SEC or state or foreign securities regulators relating to the Transactions and any other materials to be disseminated by GM to its stockholders in connection with the Transactions (the foregoing being collectively referred to herein as the "Disclosure Documents"). Each of the Purchaser, GM and Hughes, as and to the extent applicable, shall take all commercially reasonable actions in order to cause the Registration Statements and any other Disclosure Documents, including any and all amendments thereto, to be executed and filed with the SEC and submitted or filed with any applicable foreign and state securities law regulators in accordance with Applicable Law, in each case as soon as reasonably practicable after the date hereof. The parties shall promptly provide each other with copies of, and consult with each other and prepare written responses with respect to, any written comments received from the SEC and other state and foreign securities regulators with respect to the Registration Statements, the Proxy/Consent Solicitation Statement and any other Disclosure Documents and promptly advise each other of any oral comments received from the SEC and other state and foreign securities regulators, and, to the extent reasonably practicable under the circumstances, shall offer a reasonable opportunity to appropriate representatives of the other parties to participate in any telephone calls with the SEC or any state or foreign securities regulator the purpose of which is to discuss comments made by such regulators. The parties shall respond to any comments made by the SEC or any state or foreign securities regulator as soon as reasonably practicable following the receipt of such comments (it being understood and agreed that GM shall be expressly permitted to respond as it deems appropriate (subject to Purchaser's concurrence therewith, which concurrence shall not be unreasonably withheld or delayed) to any comments by the SEC or any state or foreign securities regulators relating to the formulation of the Requisite Vote Matters to be submitted by GM to its stockholders for approval). No amendment or supplement to any Registration Statement, the Proxy/Consent Solicitation Statement or any other Disclosure Document (or any related materials) will be filed or submitted to the SEC or any state or foreign regulator or publicly disseminated by any of the parties without the approval of the other parties, which shall not be unreasonably withheld or delayed. The parties shall use reasonable best efforts to cause the Registration Statements to be declared effective by the SEC and to obtain appropriate approvals from all other applicable foreign and state securities law regulators in accordance with Applicable Law, except for any such approvals the failure of which would not reasonably be expected to have a material adverse impact on the ability of the parties to consummate the transactions contemplated by the Transaction Agreements. The parties shall take all other actions with respect to the preparation and delivery of the Registration Statements, the Proxy/Consent Solicitation Statement and any other Disclosure Documents as required by Section
7.2 hereof.

                     (b) The Purchaser shall, and shall cause Merger Sub to, promptly furnish Hughes and GM with all information concerning the Purchaser, Merger Sub and, to the extent applicable and obtainable by the Purchaser or Merger Sub using reasonable best efforts, any Purchaser Affiliate, as may be requested for inclusion in the Registration Statements. GM and Hughes shall promptly furnish the Purchaser with all information concerning GM, Hughes, any Subsidiary of Hughes (other than PanAmSat and HSSL) or, to the extent obtainable by GM or Hughes using reasonable best efforts, PanAmSat and HSSL, as may be requested for inclusion in the Registration Statements. If at any time prior to the Merger Effective Time, any information pertaining to the Purchaser or Merger Sub contained in or omitted from the Registration Statements makes the statements contained therein false or misleading, the Purchaser shall promptly inform Hughes and GM and shall promptly provide the information necessary to make the statements contained therein not false or misleading. If at any time prior to the Merger Effective Time, any information pertaining to any Purchaser Affiliate contained in or omitted from the Registration Statements, to the knowledge of the Purchaser, makes the statements contained therein false or misleading, the Purchaser shall promptly inform Hughes and GM and shall use reasonable best efforts to promptly provide the information necessary to make the statements contained therein not false or misleading. If at any time prior to the Merger Effective Time, any information pertaining to GM, Hughes or any Subsidiary of Hughes (other than PanAmSat or HSSL) contained in or omitted from the Registration Statements makes the statements contained therein false or misleading, Hughes and GM shall promptly inform the Purchaser and shall promptly provide the information necessary to make the statements contained therein not false or misleading. If at any time prior to the Merger Effective Time, any information pertaining to

PanAmSat or HSSL contained in or omitted from the Registration Statements, to the Knowledge of Hughes, makes the statements contained therein false or misleading, Hughes shall promptly inform GM and the Purchaser and shall use reasonable best efforts to promptly provide the information necessary to make the statements contained therein not false or misleading.

                     (c) The Purchaser shall, and shall cause Merger Sub to, promptly furnish GM with all information concerning the Purchaser, Merger Sub and, to the extent obtainable by the Purchaser or Merger Sub using reasonable best efforts, any Purchaser Affiliate, as may be requested for inclusion in the Proxy/Consent Solicitation Statement or any other Disclosure Document. Hughes shall promptly furnish GM with all information concerning Hughes, any Subsidiary of Hughes (other than PanAmSat and HSSL) or, to the extent obtainable by Hughes using reasonable best efforts, PanAmSat and HSSL, as may be requested for inclusion in the Proxy/Consent Solicitation Statement or any other Disclosure Document. GM and Hughes shall promptly furnish the Purchaser with all information concerning GM, Hughes, any Subsidiary of Hughes (other than PanAmSat and HSSL) or, to the extent obtainable by GM or Hughes using reasonable best efforts, PanAmSat and HSSL, as may be requested for inclusion in the Proxy/Consent Solicitation Statement or any other Disclosure Document. If at any time prior to the Merger Effective Time, any information pertaining to the Purchaser or Merger Sub contained in or omitted from the Proxy/Consent Solicitation Statement or any other Disclosure Document makes the statements contained therein false or misleading, the Purchaser shall promptly inform GM and shall promptly provide the information necessary to make the statements contained therein not false or misleading. If at any time prior to the Merger Effective Time, any information pertaining to any Purchaser Affiliate contained in or omitted from the Proxy/Consent Solicitation Statement or any other Disclosure Document, to the knowledge of the Purchaser, makes the statements contained therein false or misleading, the Purchaser shall promptly inform GM and use reasonable best efforts to promptly provide the information necessary to make the statements contained therein not false or misleading. If at any time prior to the Merger Effective Time, any information pertaining to Hughes or any Subsidiary of Hughes (other than PanAmSat or HSSL) contained in or omitted from the Proxy/Consent Solicitation Statement or any other Disclosure Document makes the statements contained therein false or misleading, Hughes shall promptly inform GM and the Purchaser and shall promptly provide the information necessary to make the statements contained therein not false or misleading. If at any time prior to the Merger Effective Time, any information pertaining to PanAmSat or HSSL contained in or omitted from the Proxy/Consent Solicitation Statement or any other Disclosure Document, to the Knowledge of Hughes, makes the statements contained therein false or misleading, Hughes shall promptly inform GM and the Purchaser and use reasonable best efforts to promptly provide the information necessary to make the statements contained therein not false or misleading. If at any time prior to the Merger Effective Time, any information pertaining to GM contained in or omitted from the Proxy/Consent Solicitation Statement or any other Disclosure Document makes the statements contained therein false or misleading, GM shall promptly inform the Purchaser and shall promptly provide the information necessary to make the statements contained therein not false or misleading.

          9.2 Access to Information. Except as required by any confidentiality agreement to which GM, Hughes or any of their Subsidiaries, on the one hand, or the Purchaser or any of its Subsidiaries, on the other hand, is a party or pursuant to Applicable Law, from and after the date of this Agreement until the Closing (or the termination of this Agreement), Hughes shall (i) permit representatives of the Purchaser to have reasonable access to the properties, books, records, contracts, tax records and documents of Hughes and its Subsidiaries, to the extent related to the businesses of Hughes and its Subsidiaries, at all reasonable times, and in a manner so as not to interfere with the normal operation of Hughes' and its Subsidiaries' premises and businesses and (ii) furnish promptly such information concerning Hughes' and its Subsidiaries' businesses as the Purchaser or its representatives may reasonably request. Such access shall be limited to the extent that antitrust counsel to any party hereto determines that such limitation is advisable under applicable Antitrust Law. Information obtained by the Purchaser pursuant to this Section
9.2 shall be subject to the provisions of the confidentiality agreement among GM, Hughes and the Purchaser, dated February 12, 2003 (as amended, modified or supplemented from time to time, the "Confidentiality Agreement"), which agreement remains in full force and effect.

          9.3 Reasonable Best Efforts to Consummate Transactions. Each of the parties hereto shall use reasonable best efforts (except where a different efforts standard is specifically contemplated by the Transaction Agreements, in which case such different standard shall apply) to take all action and to do all things necessary, proper or advisable to consummate the transactions contemplated by the Transaction Agreements (including using reasonable best efforts to cause the conditions set forth in Article X for which such party is responsible to be satisfied as soon as practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request).

          9.4  Regulatory Matters.

               (a) As soon as practicable, and in any event within twenty (20) Business Days after the date hereof, each of the parties hereto shall file any Notification and Report Forms and related material required to be filed by it with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act and any similar required competition law filings under the laws of any foreign jurisdiction with respect to the transactions contemplated by this Agreement and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable.

               (b) As soon as practicable, and in any event within twenty (20) Business Days after the date hereof, each of the parties hereto shall make, and shall cause its Subsidiaries to make, all necessary filings with or applications to any Governmental Authority that has issued a Hughes Permit with respect to the transactions contemplated by the Transaction Agreements, including any necessary applications to the FCC for its consent to the transactions contemplated hereby with respect to the Hughes FCC Licenses (the "FCC Consent Application").

               (c) The parties shall: (i) use their reasonable best efforts to obtain prompt termination of any waiting period under the HSR Act (including any extension of the initial thirty (30) day waiting period with respect to the purchase and sale of the Shares and the Transactions); (ii) furnish to the other parties such information and assistance as such parties reasonably may request in connection with the preparation of any submissions to, or agency proceedings by, any Governmental Authority under any Antitrust Law; (iii) keep the other parties promptly apprised of any communications with, and inquiries or requests for information from, such Governmental Authorities; (iv) permit the other parties to review any material communication given by it to, and consult with the other parties in advance of any meeting or conference with, any such Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by such applicable Governmental Authority or other Person, give the other parties the opportunity to attend and participate in such meetings and conferences; and (v) use their reasonable best efforts to cause the conditions set forth in Sections 10.1(a), 10.1(b), 10.3(e) and 10.3(f) of this Agreement to be satisfied (including, in the case of Sections 10.3(e) and (f), to the extent the Closing is effected notwithstanding the failure of such conditions to be satisfied, using their reasonable best efforts to cause such conditions to be satisfied as promptly as practicable following Closing). For the purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

               (d) Each party shall, and shall cause its Subsidiaries to, (i) use reasonable best efforts to diligently prosecute all applications with the FCC, including the FCC Consent Application, and all similar foreign Governmental Authorities for consent to the transactions contemplated herein, (ii) furnish to the other parties such information and assistance as such parties reasonably may request in connection with the preparation or prosecution of any such applications, (iii) keep the other parties promptly apprised of any communications with, and inquiries or requests for information from, such Governmental Authorities with respect to the transactions contemplated hereby, and (iv) use its reasonable best efforts to cause the condition set forth in
Section 10.1(c) of this Agreement to be satisfied.

               (e) In furtherance and not in limitation of the covenants of the parties contained in Sections 9.4(a), (b), (c) and (d), each party agrees to use its reasonable best efforts to address such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the Communications Act of 1934, as amended, the Telecommunications Act of 1996, any rule, regulation or policy of the

FCC, and/or any statute, rule, regulation or policy of any other Governmental Authority with respect to the operation of channels of radio communication and/or the provision of communications services (including the provision of direct-to-home video programming) (collectively, "Communications Regulation") or any Antitrust Law. In connection with the foregoing, each party agrees to cooperate and use its reasonable best efforts to assist in any defense by any other party hereto of the Merger and the other transactions contemplated by this Agreement before any Governmental Authority reviewing the Merger and the other transactions contemplated by this Agreement, including by promptly providing such information as may be reasonably requested by such Governmental Authority or such assistance as may be reasonably requested by the other party hereto in such defense. In addition, the parties, as provided in Section 9.4(f) below, agree to, and agree to cause their respective Affiliates to, abide by the program-access related undertakings and commitments set forth in Exhibit F hereto.

               (f) If any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or any Communications Regulation or if any suit is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law or Communications Regulation, the parties shall use their reasonable best efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such law so as to permit consummation of the transactions contemplated by this Agreement. In furtherance of the parties' obligations under this Section 9.4, the Purchaser and Hughes shall be required to (and, to the extent required by any Governmental Authority, shall cause their respective current and future Affiliates to), propose, negotiate, commit to and enter into one or more settlements, undertakings, conditions, consent decrees, stipulations and other agreements with or to one or more Governmental Authorities (each, a "Settlement") in connection with the transactions contemplated by this Agreement (including obtaining the requisite consent of such Governmental Authorities), including one or more Settlements that require the Purchaser or Hughes to (i) abide by the program-access related undertakings and commitments set forth on Exhibit F hereto and any additional or modified program-access related undertakings and commitments that may be reasonably required to facilitate a Settlement with any such Governmental Authority and (ii) restructure the operations of, and sell or otherwise divest or dispose of its assets and/or the assets of its current and future Affiliates (other than any requirement to divest or dispose of capital stock of Hughes); provided, however, that (I) (A) neither the Purchaser nor any Purchaser Affiliate shall be required to take (or direct the taking of) any of the foregoing actions, or any other action contemplated by this Section 9.4, (i) if any such actions would reasonably be expected to have a material adverse effect on the business or operations of the Purchaser or any material Purchaser Affiliate or any material business segment of the Purchaser or of a material Purchaser Affiliate or (ii) if the Board of Directors of the Purchaser determines, in good faith, that the taking of such actions would be reasonably likely to have a material adverse effect on the anticipated economic or business benefits of the Stock Sale or any of the Transactions (collectively, the "Purchaser Materiality Exceptions"), (B) neither Hughes nor any Hughes Affiliate shall take (or commit to take) any of the foregoing actions that would reasonably be expected to have a material adverse effect on the business or operations of Hughes or any Hughes Affiliate or any material business segment of Hughes or any Hughes Affiliate without the prior written consent of the Purchaser, and (C) neither Hughes nor any Hughes Affiliate shall be required to take (or commit to take) any of the foregoing actions or any other actions required by this Section 9.4 that would reasonably be expected to have a material adverse effect on the business or operations of Hughes or any Hughes Affiliate or any material business segment of Hughes or any Hughes Affiliate; provided, further, that a Settlement that consists of the undertakings and commitments set forth on Exhibit F hereto without any further actions being required to be taken (or committed to being taken), other than such actions as would (x) be reasonably contemplated to be taken (or committed to be taken) by such undertakings and commitments and (y) not be material to the business or operations of the Purchaser or any material Purchaser Affiliate or any material business segment of the Purchaser or of a material Purchaser Affiliate, will not constitute a Purchaser Materiality Exception, and (II) that the provisions of clause (I) above shall not apply in respect of Settlements with Specified Foreign Governmental Authorities, the terms of which Settlements shall (i) prior to Closing, be determined by the Purchaser and Hughes acting together in good faith and (ii) following Closing, to the extent the Purchaser and Hughes have not previously obtained all required consents, waivers, approvals or other authorizations of Specified Foreign Governmental Authorities required in connection with the Transactions (or which the Purchaser and Hughes determine should be obtained in connection with the Transactions), be determined by the Purchaser and Hughes acting together in good faith, with any determinations by Hughes to be made by a majority of the Hughes Independent Directors (as defined in the Hughes By-Laws); provided, however, that (x) neither Hughes nor any Hughes Affiliate, nor the Purchaser nor any Purchaser Affiliate shall be required to take (or commit to take) any action with respect to any Specified Foreign Governmental Authority that is not conditioned upon the Closing of the transactions contemplated hereby, (y) the parties will act in such a manner as to minimize the aggregate cost of any Settlement to the parties and (z) neither the Hughes Indemnitees nor the GM Indemnitees shall be required to waive or limit their rights to indemnification under Section 13.2.

               (g) Notwithstanding anything to the contrary herein, nothing in this Section 9.4 shall (i) limit either GM's or the Purchaser's right to terminate this Agreement pursuant to Sections 3.2(b)(i) or 3.2(b)(ii) hereof, or
(ii) require any party to amend this Agreement or any other Transaction Agreement or to waive or forbear from exercising any of its rights or remedies hereunder or under any other Transaction Agreement.

          9.5  [Intentionally Omitted]

          9.6  No Solicitation.

               (a) Each of GM and Hughes agrees that, during the term of this Agreement, it shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or knowingly permit any of its or its Subsidiaries' officers, directors, employees,

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

investment bankers, attorneys, accountants, agents or other advisors or representatives (collectively, "Representatives"), directly or indirectly, to:


                    (i) solicit, initiate or knowingly facilitate or encourage the making by any Person (other than the other parties hereto) of any proposal, offer or inquiry that constitutes, or could reasonably be expected to lead to, a proposal for any merger, consolidation or other business combination involving Hughes and a third party, or any acquisition by a third party of any capital stock or any material portion of the assets (except for (A) acquisitions of assets in the ordinary course of business consistent with past practice and permitted by Section 8.2 of this Agreement, (B) dispositions of the assets or capital stock of DIRECTV Latin America, LLC ("DIRECTVLA") pursuant to an order or orders of a court of competent jurisdiction and (C) consummation of the transactions contemplated by the Transaction Agreements) of Hughes or any of its Significant Subsidiaries, or shares of GM Class H Common Stock or any combination of the foregoing (in each case, a "Competing Transaction");

                    (ii) participate in any discussions or negotiations regarding, or furnish or disclose to any Person any information with respect to or in furtherance of, or take any other action knowingly to facilitate any inquiries with respect to any Competing Transaction;

                    (iii) grant any waiver or release under any standstill or similar agreement with respect to Hughes or any of its Subsidiaries; or

                    (iv) execute or enter into any agreement, understanding or arrangement (other than a confidentiality agreement) with respect to any Competing Transaction, or approve or recommend or propose to approve or recommend any Competing Transaction or any agreement, understanding or arrangement relating to any Competing Transaction (or resolve or authorize or propose to agree to do any of the foregoing actions);

          provided, however, that:

          (A) at any time prior to such time, if any, that the Requisite Stockholder Approval shall have been received with respect to the Requisite Vote Matters, GM and Hughes may take any action described in the foregoing clauses
(ii) or (iii) (in the case of clause (iii), only to the extent necessary to permit the discussions or negotiations contemplated by clause (ii)) in respect of any Person, but only if (1) such Person has delivered a proposal for a Competing Transaction that, in the good faith judgment of the GM Board of Directors is a Superior Proposal or is reasonably likely to lead to the delivery of a Superior Proposal and (2) the Board of Directors of GM, after consultation with counsel, determines in good faith that it is required to do so in order to comply with its fiduciary duties; provided, further, that (x) prior to GM or Hughes furnishing any confidential information to such Person, such Person shall have entered into a confidentiality agreement with GM and/or Hughes in substance substantially similar to the Confidentiality Agreement and (y) GM and Hughes shall promptly notify (but in no event later than 48 hours) the Purchaser of any such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, and shall keep the Purchaser reasonably informed as to the status thereof;


          (B) each of GM and Hughes may enter into any agreement or arrangement (other than a confidentiality agreement, which may be entered into as contemplated in this Section 9.6) regarding any such Competing Transaction, or approve or recommend to its stockholders (or resolve to do so), or publicly propose to approve or recommend to its stockholders, any such Competing Transaction, but only if (1) GM has first given the Purchaser at least seventy-two (72) hours to respond to such Competing Transaction after GM has notified the Purchaser that, in the absence of any further action by the Purchaser, it would consider such Competing Transaction to be a Superior Proposal and would be required to withdraw, revoke or modify its recommendation of the Requisite Vote Matters, and given due consideration to any amendments or modifications to this Agreement proposed by the Purchaser during such period and
(2) thereafter GM has terminated this Agreement in accordance with Section 3.2(c)(iii) hereof and simultaneously paid the GM Termination Fee pursuant to
Section 3.4(a)(iv) hereof; and

          (C) nothing herein shall limit GM's ability to comply in good faith, to the extent applicable, with Rules 14d-9 and 14e-2 of the Exchange Act with regard to a tender or exchange offer or to make any disclosure required by Applicable Law.

               (b) For the purposes of this Agreement, "Superior Proposal" means a bona fide, written proposal by a third party for a Competing Transaction not solicited in violation of this Section 9.6 that is on terms that the GM Board of Directors determines in good faith, after consultation with its financial advisors and counsel, would, if consummated, result in a transaction that would be more favorable to GM and its stockholders (taking into account such factors as the GM Board of Directors in good faith deems relevant, including the identity of the offeror and all legal, financial, regulatory and other aspects of the proposal, including the terms of any financing and the likelihood that the transaction will be consummated) than the transactions contemplated by the Transactions.

               (c) Each of GM and Hughes agrees that it will, and will cause its Subsidiaries and its and their respective Representatives to, cease and cause to be terminated immediately all existing discussions or negotiations with any Persons conducted on or before the date hereof with respect to any Competing Transaction. The Purchaser acknowledges that, prior to the date of this Agreement, GM and Hughes solicited or caused to be solicited by their respective financial advisors indications of interest and proposals for a Competing Transaction.

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

         9.7   Pre-Closing Cooperation Regarding Tax Ruling and Related Matters.

               (a) As soon as reasonably practicable after the date of this Agreement, GM shall submit to the IRS a request (the "Ruling Request") for the Ruling, and any other ruling in connection with the Split-Off that GM, in consultation with the Purchaser, deems to be appropriate. The initial Ruling Request and any supplemental materials submitted to the IRS relating thereto (each, an "IRS Submission") shall be prepared by GM. GM shall provide the Purchaser and Hughes with a reasonable opportunity to review and comment on each IRS Submission prior to the filing of such IRS Submission with the IRS; provided that GM may redact from any IRS Submission any information ("Redactable Information") that (i) GM, in its good faith judgment, considers to be confidential and not germane to the Purchaser's or Hughes' obligations under the Transaction Agreements and (ii) is not (and is not reasonably expected to become) a part of any other publicly available information, including any non-confidential filing; provided, further, that any information that GM proposes to redact shall be provided to a senior tax partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden") designated by the Purchaser (the "Purchaser Tax Advisor"), upon receipt by GM of an acknowledgement and undertaking by the Purchaser Tax Advisor that the information provided to the Purchaser Tax Advisor shall be held in strict confidence (including from other attorneys at Skadden and from the Purchaser and its other Representatives). The Purchaser hereby agrees to the limitations on the use of the information placed on the Purchaser Tax Advisor and hereby waives any claim to such information, whether pursuant to the Purchaser Tax Advisor's duty of loyalty to the Purchaser or otherwise. The Purchaser Tax Advisor shall make his or her own determination as to whether the information that GM proposes to redact is germane to the Purchaser's or Hughes' obligations under the Transaction Agreements ("Germane"). If the Purchaser Tax Advisor concludes that the information is Germane, then the Purchaser Tax Advisor may request that GM waive the confidentiality requirement with respect to such information solely to allow the Purchaser Tax Advisor to disclose such information to the Purchaser. GM shall consider in good faith any such request by the Purchaser Tax Advisor, and if GM determines that the information proposed to be redacted by GM is Germane, then GM shall waive the confidentiality requirement described above with respect to such information solely as may be necessary to permit the Purchaser Tax Advisor to disclose such information to the Purchaser. If GM again determines that the information proposed to be redacted by GM is not Germane, then the matter shall be resolved in accordance with Section 14.15 of this Agreement, in which event the Purchaser Tax Advisor shall be entitled to disclose any such information to other attorneys at Skadden and to the Chief Financial Officer, one (1) Deputy Chief Financial Officer, the General Counsel and one (1) Deputy General Counsel of the Purchaser, each of whom shall agree to hold such information in strict confidence, solely for the purpose of any such arbitration in accordance with
Section 14.15 of this Agreement and not to use such information directly or indirectly in a manner adverse to the interests of Hughes and GM (except pursuant to such arbitration). Notwithstanding anything to the contrary contained in this paragraph (a), but subject to the provisions of Section 9.7(c), GM shall

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

have the right (without regard to the provisions of this proviso) to submit any redacted information to the IRS at such time or times as GM may determine.

               (b) The Purchaser and Merger Sub promptly shall furnish GM with all information concerning both of them as may reasonably be requested by GM (i) for inclusion in the Ruling Request or any other IRS Submission and (ii) for use by Kirkland & Ellis, special counsel to GM ("Tax Counsel"), in preparing its opinions to the effect that the recapitalization of the GM $1-2/3 Common Stock and the GM Class H Common Stock arising from the adoption of the GM Charter Amendment will be tax free to GM, the holders of the GM $1-2/3 Common Stock and the holders of the GM Class H Common Stock, and the GM Class H Common Stock is stock of GM for United States federal income tax purposes (the "Tax Opinions"). The Purchaser and Merger Sub shall cooperate in good faith with GM in the preparation of the Ruling Request and any other IRS Submission and shall make their respective officers, employees, advisors and others associated with the Purchaser or Merger Sub available for meetings with GM and the IRS as reasonably requested by GM. The Purchaser and Merger Sub shall make a good faith effort to provide GM with such representations and warranties and such covenants as may be requested by the IRS or reasonably requested by GM in connection with the Ruling Request or any other IRS Submission or reasonably requested by GM with respect to the Tax Opinions.

               (c) No IRS Submission shall be filed with the IRS unless, prior to such filing, the Purchaser shall have agreed in writing as to the contents of such IRS Submission, but the Purchaser's written agreement shall be necessary for and apply only to the extent that the IRS Submission (i) includes statements or representations relating to facts that are or will be under the control of the Purchaser or any Purchaser Affiliates or (ii) is relevant to, or creates, any actual or potential obligations of, or limitations on, the Purchaser or any of its affiliates (including Hughes for periods after the Split-Off Effective
Time), including any such obligations of, or limitations on, the Purchaser or its affiliates under the Transaction Agreements; provided, however, that if the IRS requests same-day filing of an IRS Submission that does not include any material issue or statement, then GM is required only to make a good faith effort to notify the Purchaser's representatives and to give such representatives an opportunity to review and comment on such IRS Submission prior to filing it with the IRS. The Purchaser shall provide GM with the Purchaser's written agreement (to the extent required by the preceding sentence) within five (5) Business Days of delivery of the draft IRS Submission to the Purchaser by GM. If the Purchaser does not deliver its written agreement within such five (5) Business Day period, the Purchaser will be deemed for all purposes of this Agreement to have delivered its written agreement to the draft IRS Submission, unless the Purchaser delivers within such five (5) Business Day period a specific, written objection to a provision of the draft IRS Submission. GM's written response to any such written objection shall be deemed the delivery of a new draft IRS Submission. GM shall provide the Purchaser with copies of each IRS Submission as filed with the IRS promptly following the filing thereof; provided that, subject to the procedures with regard to Redactable Information set forth in paragraph (a) above, GM may redact any Redactable

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Information from the IRS Submission. Neither GM nor GM's representatives shall conduct any substantive communications with the IRS regarding any material issue arising with respect to the Ruling Request, including meetings or conferences with IRS personnel, whether telephonically, in person or otherwise, without first notifying the Purchaser or the Purchaser's representatives and giving the Purchaser (or the Purchaser's representatives) a reasonable opportunity to participate, and a reasonable number of the Purchaser's representatives, not to exceed the number of GM's and Hughes' representatives to be present and not to exceed four (4) in any event, shall have an opportunity to participate in all conferences or meetings with IRS personnel that take place in person, regardless of the nature of the issues expected to be discussed.

               (d) Each of GM, Hughes and the Purchaser agrees to use reasonable best efforts to obtain the Ruling and the other rulings set forth in the Ruling Request.

          9.8 Publicity. Unless otherwise required by Applicable Law or requirements of the NYSE or any other applicable securities exchange (and in that event only if time does not permit), at all times prior to the earlier of
(i) the Merger Effective Time, (ii) the termination of this Agreement pursuant to Section 3.2 and (iii) any delivery by GM to the Purchaser of a Notice of Non-Recommendation, the parties hereto shall consult with each other before issuing any press release or other public announcement or public communication (including such communications as would require a filing under Rule 425, Rule 165 and Rule 166 of the Securities Act or Rule 14a-12 of the Exchange Act) with respect to the transactions and matters contemplated by the Transaction Agreements and shall not issue any such press release, public announcement or public communication prior to such consultation; provided, that the initial press release relating to this Agreement, the Transactions and the other transactions contemplated by the Transaction Agreements will be a joint press release. Without limiting the foregoing, at all times prior to the earlier of
(x) the Merger Effective Time or (y) the termination of this Agreement pursuant to Section 3.2, each of the parties hereto shall use reasonable best efforts to comply in all material respects with the requirements of Rule 425, Rule 165 and Rule 166 of the Securities Act and Rule 14a-12 of the Exchange Act.

          9.9 Notification of Certain Matters. The Purchaser shall give prompt notice to GM, and in any event within thirty (30) days of becoming aware thereof, and GM and Hughes shall give prompt notice to the Purchaser, and in any event within thirty (30) days of becoming aware thereof, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would cause
(i) any representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing or (ii) any material failure by the Purchaser, Hughes or GM, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any Hughes Material Adverse Effect or Purchaser Material Adverse Effect. The parties agree to discuss the matters contained in any such notice promptly following the delivery thereof. Notwithstanding the foregoing, neither the delivery of any notice pursuant to this Section 9.9, nor the discussion of the matters contained therein, shall

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limit or otherwise affect the rights and remedies available hereunder to the party receiving such notice, including its ability to assert any of the conditions in Article X hereto.

          9.10 Certain Transaction Costs. Except as otherwise provided in the Transaction Agreements, all costs and expenses incurred by GM, Hughes, the Purchaser or their respective Affiliates in connection with the Transactions and any of the other transactions contemplated in connection therewith shall be paid by the party that actually incurs such costs and expenses. For the avoidance of doubt, it is understood and agreed that the Purchaser shall pay all filing fees associated with filing any Registration Statement of the Purchaser or any other Disclosure Document of the Purchaser with the Securities and Exchange Commission and any other state and foreign securities law regulators.

          9.11 Changes to Transaction Agreements. Each of GM and Hughes agrees that, prior to the Closing, it will consult with the Purchaser regarding any changes or amendments that are proposed to be made to, or waivers of provisions in, the Transaction Agreements, whether before or after any such agreement is entered into by the respective parties thereto. No such change or amendment or waiver will be made to the forms or terms of any such agreement attached hereto or attached to the Separation Agreement without the Purchaser's consent, unless all such changes and amendments and waivers, taken as a whole, (i) would not reasonably be foreseen to have an adverse effect on the business, assets, liabilities or financial condition of Hughes and its Subsidiaries, and (ii) do not shift responsibility for liabilities between GM and any GM Affiliate, on the one hand, and Hughes and any Hughes Affiliate, on the other hand, change in any substantive and non-immaterial respect any conditions or termination provisions, change any terms or provisions in which a change thereof would be prohibited after receipt of the Requisite Stockholder Approval, or impair or delay the consummation of the Transactions. Each of GM and Hughes agrees that, prior to the Merger Effective Time, it shall not, and shall not permit any of its affiliates to, terminate any of the GM Transaction Agreements, the Hughes Transaction Agreements or any of the other agreements contemplated thereby (other than this Agreement, which may be terminated in accordance with its terms), other than in the case of automatic termination upon termination of this Agreement, without the written consent of the Purchaser. Each of GM and Hughes agrees to deliver promptly to Purchaser copies of any and all notices delivered by either of such Persons to the other under any of the Transaction Agreements, with such copies of such notices to be delivered to Purchaser in accordance with
Section 14.4 hereof.

          9.12 Director and Officer Indemnification.

               (a) The certificate of incorporation and by-laws of the Surviving Corporation shall contain indemnification provisions, with respect to directors and officers of Hughes prior to the Merger Effective Time, as set forth in the Hughes Charter Amendment and the Hughes By-laws Amendment. Such indemnification provisions shall not be amended, repealed or otherwise modified for a period of six (6)

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years after the Merger Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at any time prior to the Merger Effective Time, were directors or officers of Hughes in respect of actions or omissions occurring at or prior to the Merger Effective Time (including the Merger and the transactions contemplated by this Agreement and the Merger Agreement), unless and to the extent that such modification is required by Applicable Law.

               (b) For six (6) years after the Merger Effective Time, the Surviving Corporation (and any successor corporation) shall indemnify, defend and hold harmless, to the fullest extent permitted under the DGCL, the present and former officers and directors of Hughes and its Subsidiaries (each a "Hughes Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Surviving Corporation)) in connection with any claim, suit, action, proceeding or investigation (a "Claim") that is, in whole or in part, based on or arising out of the fact that such Person is or was a director or officer of Hughes or its Subsidiaries and arising out of actions or omissions occurring at or prior to the Merger Effective Time (including the Merger and the other transactions contemplated by the Hughes Transaction Agreements) (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Hughes Indemnified Party, to the fullest extent permitted under the DGCL, upon receipt from the Hughes Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of the DGCL).

               (c) Without limiting the generality of the foregoing, in the event that any Claim is brought against any Hughes Indemnified Party after the Merger Effective Time, (i) the Hughes Indemnified Parties may retain the Surviving Corporation's regularly engaged independent legal counsel or other independent legal counsel reasonably acceptable to the Surviving Corporation and
(ii) the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Hughes Indemnified Parties promptly as statements therefor are received; provided that the Surviving Corporation shall not be liable for any settlement of any Claim effected without its written consent. Any Hughes Indemnified Party wishing to claim indemnification under this Section 9.12 upon learning of any such Claim shall notify the Surviving Corporation (although the failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability which the Surviving Corporation may have under this Section 9.12, except to the extent such failure materially prejudices the Surviving Corporation's position with respect to such Claim), and shall deliver to the Surviving Corporation the undertaking contemplated by Section 145(e) of the DGCL. The Hughes Indemnified Parties as a group may retain no more than one
(1) law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to the Hughes Indemnified Parties), an actual conflict between the interests of any two (2) or

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more Hughes Indemnified Parties, in which event such additional counsel as may be required may be retained by the Hughes Indemnified Parties.

               (d) Each Hughes Indemnified Party shall have rights as a third party beneficiary under this Section 9.12 as separate contractual rights for his or her benefit, and such rights shall be enforceable by such Hughes Indemnified Party, his or her heirs and personal representatives.

               (e) This Section 9.12 shall survive the consummation of the Merger and the Merger Effective Time and shall be binding on all successors and assigns of the Surviving Corporation.

               (f) No amounts shall be owed or payable by the Surviving Corporation, pursuant to this Section 9.12, in connection with any Claims brought, directly or indirectly, against any Hughes Covered Person in the event that coverage for such amounts is available under the GM policies, maintained in accordance with Section 1.6 of the Separation Agreement, for such Claims.

        9.13   Refinancing; Indian Entities.

               (a) The Purchaser will cooperate with Hughes and its Subsidiaries in obtaining committed financing, on terms and conditions reasonably acceptable to Hughes and the Purchaser, sufficient in amount to refinance all of the indebtedness of PanAmSat outstanding at the Closing under those agreements set forth on Section 9.13 of the Hughes Disclosure Schedule, which could by the terms accelerate upon the Closing of the transactions contemplated by this Agreement. Hughes agrees to request that the lenders thereunder consent to the Transactions such that no such refinancing is required.

               (b) The Purchaser shall use reasonable best efforts to assist Hughes and its Subsidiaries in complying with their respective obligations under the Securities and Exchange Board of India (Substantial Acquisition of Shares & Takeovers) Regulations (1997).

        9.14   Letters of Accountants.

               (a) To the extent applicable as a result of any requirement to include (or incorporate by reference) their respective financial statements in the Registration Statements, GM shall use reasonable best efforts to cause to be delivered to Hughes and the Purchaser, and GM and Hughes shall use reasonable best efforts to cause to be delivered to the Purchaser, to the extent permitted by applicable accounting standards, letters from the independent accountants of each of GM and Hughes, dated a date within two (2) Business Days before the date on which such Registration Statement shall become effective, addressed to the Purchaser and its Board of Directors, customary in form and scope for comfort letters delivered by independent public accountants in connection with registration statements similar to such Registration Statement.

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               (b) To the extent applicable as a result of any requirement to include (or incorporate by reference) its financial statements in the Registration Statements, the Purchaser shall use reasonable best efforts to cause to be delivered to GM and Hughes to the extent permitted by applicable accounting standards a letter from the independent accountants of the Purchaser, dated a date within two (2) Business Days before the date on which such Registration Statement shall become effective, addressed to GM and Hughes and their respective Boards of Directors, customary in form and scope for comfort letters delivered by independent public accountants in connection with registration statements similar to such Registration Statement.

               (c) To the extent applicable as a result of any requirement to include (or incorporate by reference) its financial statements in the Proxy/Consent Solicitation Statement, the Purchaser shall use reasonable best efforts to cause to be delivered to GM to the extent permitted by applicable accounting standards in connection with the Proxy/Consent Solicitation Statement two (2) letters from the independent accountants of the Purchaser, one dated a date within two (2) Business Days before the date on which any Registration Statement containing the Proxy/Consent Solicitation Statement shall become effective and one dated a date within two (2) Business Days before the date on which the Proxy/Consent Solicitation Statement is mailed to GM's stockholders, in each case addressed to GM and its Board of Directors, customary in form and scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statements and proxy or consent solicitation statements similar to the Proxy/Consent Solicitation Statement.

        9.15 Merger Agreement Covenants. The Purchaser, for itself and on behalf of Merger Sub, hereby covenants to GM as to each of the matters set forth in the covenants made by the Purchaser and Merger Sub in the Merger Agreement to the full extent therein as though such covenants were by the Purchaser, for itself and on behalf of Merger Sub, in this Agreement. The Purchaser hereby fully and unconditionally guarantees the timely payment, performance and discharge by Merger Sub of all of its obligations under the Merger Agreement to take place prior to the Merger Effective Time.

        9.16 NYSE Listing. The parties hereto shall use reasonable best efforts to cause the shares of Surviving Corporation Common Stock to be issued pursuant to the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Merger Effective Time.

        9.17 Issuance of Preferred Limited Voting Ordinary Shares; ASX Listing. In the event Purchaser Stock is to be issued in the Merger and/or the Stock Sale, prior to the Closing, the Purchaser shall have taken, or shall have caused to be taken, all actions necessary to be taken by it for the issuance of the Preferred Limited Voting Ordinary Shares underlying the Purchaser Stock, the authorization of any Purchaser Stock to be issued by the Depositary in connection with the Merger and/or the Stock Sale for listing on the NYSE (subject to official notice of issuance), the approval in principle from the ASX indicating that it will grant official quotation to any Preferred Limited

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Voting Ordinary Shares underlying any Purchaser Stock to be issued by the
Depositary in connection with the Merger and/or the Stock Sale, any necessary approval of the Australian Securities and Investments Commission or other regulatory authority, the receipt of all state and foreign securities or blue sky permits or approvals and the receipt of all material consents and approvals of third parties. After the Closing, with respect to any Preferred Limited Voting Ordinary Shares underlying any Purchaser Stock to be issued by the Depositary in connection with the Merger and/or the Stock Sale, the Purchaser shall make all filings and notifications with the ASX and the Australian Securities and Investments Commission as may be necessary for so long as the Purchaser, in its sole discretion, determines to have its securities quoted on the ASX.

        9.18 Delivery of Merger Consideration. In the event Purchaser Stock is to be issued in the Stock Sale or the Merger, at the Closing, (i) the Purchaser shall cause Citibank, N.A., as Depositary (the "Depositary") under the Amended and Restated Deposit Agreement, dated as of December 3, 1996 (as amended by the letter agreement, dated as of December 17, 2001 (the "Deposit Agreement")) between the Purchaser and the Depositary and certain other persons, to deliver to GM and the Exchange Agent, as applicable, the Purchaser Stock to be issued by the Depositary in connection with the Stock Sale or the Merger; provided, that the Purchaser shall cause the Depositary not to issue the Purchaser Stock in connection with the Stock Sale or the Merger prior to the Purchaser issuing to the Depositary the Preferred Limited Voting Ordinary Shares underlying the Purchaser Stock and (ii) the Purchaser shall deliver to GM and the Exchange Agent a holding statement (or such other evidence as is acceptable to GM and the Exchange Agent) for any Preferred Limited Voting Ordinary Shares to be issued by the Purchaser in connection with the Stock Sale or the Merger in compliance with the Australian Securities Clearing House Business Rules evidencing that such Preferred Limited Voting Ordinary Shares have been issued to and registered as of the Closing.

        9.19 Blue Sky. Each of the parties hereto will use reasonable best efforts to obtain prior to the Split-Off Effective Time all necessary United States or foreign blue sky or similar securities law permits and approval required to permit the distribution of the Hughes Common Stock to be issued pursuant to the Split-Off and the Surviving Corporation Common Stock and Purchaser Stock to be issued in connection with the Stock Sale or the Merger.

        9.20 Special Dividend. Prior to the Split-Off Effective Time (but after the Requisite Stockholder Approval of the Requisite Vote Matters), Hughes shall declare and pay the Special Dividend to GM in cash (it being understood and agreed that the declaration and payment of the Special Dividend by Hughes to GM shall not result in any adjustment to the Class H Fraction).

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                                   ARTICLE X

                              CONDITIONS TO CLOSING

        10.1 Conditions Precedent to Obligations of Each Party. The respective obligations of each party to this Agreement to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

               (a) no temporary restraining order, preliminary or permanent injunction or other order or decree issued by a court of competent jurisdiction located in the United States that prevents the consummation of the Transactions shall have been issued and remain in effect;

               (b) all waiting periods applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated and all approvals of, or filings with, any Governmental Authority located in the United States (other than the FCC) required to consummate the transactions contemplated under the Transaction Agreements shall have been obtained or made, other than approvals and filings, the failure to obtain or make which, in the aggregate, would not reasonably be expected to have a material adverse effect on the prospects of the business or operations of the Surviving Corporation following the Merger;

               (c) all approvals of the FCC required in connection with the consummation of the Transactions shall have been obtained, other than approvals with respect to Hughes FCC Licenses that are immaterial to the assets or business of Hughes and its Subsidiaries taken as a whole;

               (d) each of the Requisite Vote Matters shall have received the Requisite Stockholder Approval;

               (e) the GM Charter Amendment shall have been filed with the Secretary of State of the State of Delaware, and shall have become effective, in accordance with the DGCL;

               (f) (i) the SEC shall have declared the Registration Statements effective, (ii) no stop order suspending the effectiveness of any Registration Statement shall be in effect, (iii) no similar restraining order shall have been entered by the SEC or any state or foreign securities law regulators with respect to the Transactions and (iv) all required approvals and clearances of the SEC and all material applicable state and foreign securities law regulators in connection with the Transactions, shall have been received in accordance with Applicable Law;

               (g) the Ancillary Separation Agreements shall have been entered into and shall be in full force and effect;

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               (h) the shares of Surviving Corporation Common Stock to be issued pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance; and

               (i) all conditions necessary to consummate the Hughes Common Stock Exchange simultaneously with the Stock Sale shall have been satisfied.

        10.2 Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by Applicable Law):

               (a) the representations and warranties of GM and Hughes set forth in Article IV and Article V herein shall be true and correct as of the date of this Agreement and at and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except (other than in the case of Section 4.6 hereof) to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have not had and would not reasonably be expected to result in a Hughes Material Adverse Effect that cannot be cured by the Outside Date and, in the case of representations and warranties of GM, has not had a material adverse impact on GM's ability to consummate the transactions contemplated by the GM Transaction Agreements; provided, however, that any and all actions required to be taken pursuant to Section 9.4 and the effects thereof on the representations and warranties of GM and Hughes set forth in Article IV and Article V shall be ignored for purposes of this Section 10.2(a);

               (b) GM and Hughes shall have performed in all material respects all of their respective obligations hereunder to be performed by them on or prior to the Closing Date;

               (c) GM and Hughes shall have furnished the Purchaser with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 10.2(a) and (b) have been satisfied;

               (d) certificates representing the Shares shall have been, or shall at the Closing be, validly delivered and transferred to the Purchaser, free and clear of any and all Encumbrances;

               (e) GM shall have provided the Purchaser with an affidavit of non-foreign status that complies with Section 1445 of the Code (a "FIRPTA Affidavit");

               (f) there shall not have occurred after the date hereof and be continuing any Hughes Material Adverse Effect; provided, however, that any and all

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actions taken pursuant to Section 9.4 and the effects thereof shall be ignored for the purposes of this Section 10.2(f); and

               (g) To the extent that the Ruling (i) includes statements or representations relating to facts that are or will be under the control of the Purchaser or any of its affiliates or (ii) is relevant to, or creates any actual or potential obligations of or limitations on, the Purchaser or any of its affiliates (or, for periods after the Split-Off Effective Time, Hughes or its affiliates), such Ruling is reasonably satisfactory to the Purchaser, and the IRS has not notified GM or any party to this Agreement that the Ruling has been withdrawn, invalidated or modified in any manner that is or would reasonably be expected to be adverse to the Purchaser or any of its affiliates (or, for periods after the Split-Off Effective Time, Hughes or its affiliates).

        10.3 Conditions Precedent to Obligations of GM. The obligations of GM to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the GM in whole or in part to the extent permitted by Applicable Law):

               (a) the representations and warranties of the Purchaser set forth in Article VI herein shall be true and correct as of the date of this Agreement and at and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except to the extent that all of the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) have not had and would not reasonably be expected to result in a Purchaser Material Adverse Effect that cannot be cured by the Outside Date or has not had a material adverse impact on the Purchaser's ability to consummate the transactions contemplated by this Agreement; provided, however, that any and all actions required to be taken pursuant to Section 9.4 and the effects thereof on the representations and warranties of the Purchaser set forth in Article VI shall be ignored for purposes of this Section 10.3(a);

               (b) the representations and warranties of the Purchaser set forth in Section 6.14 herein shall be true and correct as of the date of this Agreement and at and as of the Closing Date as though made on and as of the Closing Date;

               (c) the Purchaser shall have performed in all material respects all of its obligations hereunder and under the Merger Agreement to be performed by it on or prior to the Closing Date;

               (d) the Purchaser shall have furnished GM with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 10.3(a),
(b) and (c) have been satisfied;

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               (e) no temporary restraining order, preliminary or permanent injunction or other order or decree by a court of competent jurisdiction outside the United States, or any other Governmental Authority of competent jurisdiction outside the United States, that prevents the consummation of the Transactions shall have been issued and remain in effect;

               (f) all approvals of, or filings with, any Governmental Authority outside the United States required to consummate the Transactions shall have been obtained or made, and all waiting periods applicable to the consummation of the Transactions under the competition laws of jurisdictions outside the United States shall have expired or been terminated;

               (g) GM (i) shall have received a ruling (the "Ruling") from the IRS, in form and substance reasonably satisfactory to GM, to the effect that the distribution of Hughes Common Stock to the holders of record of GM Class H Common Stock pursuant to the Hughes Common Stock Exchange will constitute a distribution with respect to which no gain or loss will be recognized by GM, Hughes or their respective stockholders pursuant to Section 355 and related provisions of the Code; (ii) shall not have been notified by the IRS that the Ruling has been withdrawn, invalidated or modified in an adverse manner; and
(iii) shall not have been notified by the IRS, and shall not have otherwise reasonably determined, on the basis of an opinion of outside tax counsel, that there is a more than immaterial possibility that the consummation of the Split-Off will not be tax-free as contemplated by this Agreement;

               (h) GM shall have received the Tax Opinions in form and substance reasonably satisfactory to GM;

               (i) the shares of Purchaser Stock to be issued pursuant to the Stock Sale and the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

               (j) in the event that the Purchaser elects to have all or a portion of the Purchaser Consideration consist of cash, the Purchaser shall have made (or shall be making concurrently with the Closing) the cash deposit required by Section 1.8(a) of the Merger Agreement;

               (k) prior to the Split-Off Effective Time, Hughes shall have declared and paid the Special Dividend to GM in cash;

               (l) the last to be fulfilled of the conditions set forth in Sections 10.1(b), 10.1(c), 10.1(d) and 10.3(g) shall not have been fulfilled prior to October 12, 2003;

               (m) the GM Registration Rights Agreement shall have been entered into and shall be in full force and effect; and

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               (n) the Employee Matters Agreement shall have been entered into and shall be in full force and effect.

                                   ARTICLE XI

                            DOCUMENTS TO BE DELIVERED

        11.1 Documents to be Delivered by GM. At the Closing, GM shall deliver, or cause to be delivered, to the Purchaser the following:

               (a) stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

               (b) the certificate referred to in Section 10.2(c) hereof;

               (c) duly executed FIRPTA Affidavit for GM; and

               (d) such other documents as the Purchaser shall reasonably request.

        11.2 Documents to be Delivered by the Purchaser. At the Closing, the Purchaser shall deliver to GM the following:

               (a) evidence of the wire transfer referred to in Section 2.2 hereof;

               (b) the certificate referred to in Section 10.3(d) hereof; and

               (c) such other documents as GM shall reasonably request.

                                  ARTICLE XII

                        TAX-FREE STATUS OF THE SPLIT-OFF

        12.1   Representations and Warranties.

               (a) Hughes. Hughes hereby represents and warrants that (i) it has examined (or will upon receipt examine) (A) the Ruling and any other rulings issued by the IRS in connection with the Split-Off, (B) the Tax Opinions, (C) each IRS Submission, (D) the representation letters relating to the Tax Opinions and (E) any other materials delivered or deliverable by GM and others in connection with the rendering by Tax Counsel of the Tax Opinions and the issuance by the IRS of the Ruling and such other rulings (all of the foregoing, collectively, the "Tax Materials") and (ii) the facts presented and the representations made therein, to the extent descriptive of Hughes (including the business purposes for the Split-Off and the representations in the Tax Materials to the extent that they relate to Hughes and the plans, proposals, intentions and

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policies of Hughes), are, or will be from the time presented or made through and including the Split-Off Effective Time, true, correct and complete in all material respects. Except for the Tax Allocation Agreements, there are no Tax sharing agreements and practices regarding Taxes and their payment, allocation and sharing between any former subsidiary or affiliate of GM (other than Hughes or a Subsidiary of Hughes), on the one hand, and Hughes or any Subsidiary of Hughes, on the other hand.

               (b) GM. GM hereby represents and warrants that (i) it has examined (or upon receipt will examine) the Tax Materials and (ii) the facts presented and the representations made therein, to the extent descriptive of GM (including the business purposes for the Split-Off and the representations in the Tax Materials to the extent that they relate to GM and the plans, proposals, intentions and policies of GM), are, or will be from the time presented or made through and including the Split-Off Effective Time, true, correct and complete in all material respects.

               (c) Purchaser. The Purchaser hereby represents and warrants that
(i) upon receipt it will examine the Tax Materials and (ii) following such examination, to the extent that the Purchaser approves in writing the facts presented and the representations made therein which are descriptive of the Purchaser (including the business purposes for the Split-Off and the representations in the Tax Materials to the extent that they relate to the Purchaser and the plans, proposals, intentions and policies of the Purchaser), such facts and representations will be true, correct and complete in all material respects. Neither the Purchaser nor any Subsidiary of the Purchaser nor, to the knowledge of the Purchaser, any other Person from whom ownership of GM Class H Common Stock would be attributed to the Purchaser for purposes of
Section 355(e) of the Code or any member of a "coordinating group" (as defined in Treasury Regulation Section 1.355-7T(h)(4) (or any successor thereto)) that includes the Purchaser (or any Person from whom ownership of GM Class H Common Stock would be attributed to such member for purposes of Section 355(e) of the
Code) (any such Person or member, a "Tax Related Party") that is not a Subsidiary of the Purchaser owns any shares of GM Class H Common Stock or any rights, warrants or options to acquire, or securities convertible into or exchangeable for GM Class H Common Stock; provided, that for purposes of this representation, the term "knowledge" shall not require any inquiry or investigation; provided further, that the immediately preceding proviso shall not limit Purchaser's obligations set forth in Section 12.3(f). The representations and warranties set forth in this Section 12.1(c) shall be true and correct as of the date of this Agreement or, with respect to the Tax Materials, as of the date approved, and at all times through and including the Split-Off Effective Time.

        12.2   Restrictions Relating to the Split-Off.

               (a) General. The parties intend the Split-Off to qualify as a distribution of Hughes stock to GM stockholders with respect to which gain or loss is not recognized by GM, Hughes or their respective stockholders pursuant to Section 355 and related provisions of the Code (such nonrecognition, the "Tax-Free Status of the Split-Off").

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                        (i)    Neither Hughes nor the Purchaser shall, nor shall
     Hughes or the Purchaser permit any of their respective Subsidiaries to, take any action within its control (including entering into any agreement, understanding or arrangement or any negotiations with respect to any transaction or series of transactions) that, or fail to take any action within its control the failure of which, would cause the Split-Off to fail so to qualify (any such action or failure to act, a "Disqualifying
     Action"); provided, however, that the term "Disqualifying Action" shall not include (x) any action, or failure to act, that is contemplated by the terms of the Transaction Agreements or (y) any failure to take action to mitigate the effects of a breach by Hughes, occurring prior to the Split-Off Effective Time, of a representation, warranty or covenant contained in the Transaction Agreements, regardless of whether such breach or its effects continue after the Split-Off Effective Time.

                        (ii) Prior to the first day following the second anniversary of the Split-Off Effective Time and except as otherwise provided in this Agreement, neither Hughes nor the Purchaser shall, nor shall Hughes or the Purchaser permit any of their respective Subsidiaries to, take any action (including entering into any agreement, understanding or arrangement or any negotiations with respect to any transaction or series of transactions) within its control that, or fail to take any action within its control the failure of which, would result in a more than immaterial possibility that the Tax-Free Status of the Split-Off would be jeopardized (any such action or failure to act, a "Potential Disqualifying Action"), including any action or failure to act that would be reasonably likely to be inconsistent with any representation made in the Tax Materials, unless, prior to the taking of the Potential Disqualifying Action, GM has determined, in its reasonable discretion, that the Potential Disqualifying Action would not jeopardize the Tax-Free Status of the Split-Off; provided, that in the circumstances described in Section 12.2(h), GM's discretion shall be exercised in the manner described in
     Section 12.2(h).

                  (b) Prohibition on Acquisitions by the Purchaser. Without limiting the provisions of Section 12.2(a) hereof, except as provided herein and in the Merger Agreement, and except for any subsequent acquisition by a Subsidiary of the Purchaser of the shares of Hughes Capital Stock acquired by the Purchaser (or any of its Subsidiaries) pursuant to this Agreement and the Merger Agreement, from the date hereof until the day after the first anniversary of the Split-Off, the Purchaser shall not, nor shall the Purchaser permit any Tax-Related Party that is a Subsidiary of the Purchaser to, acquire or enter into any agreement, understanding, arrangement or negotiations to acquire, any shares of GM Class H Common Stock, Hughes Capital Stock or any rights, warrants or options to acquire, or securities convertible into or exchangeable for, GM Class H Common Stock or Hughes Capital Stock. Following the day after the first anniversary of the Split-Off, the Purchaser shall be permitted to acquire or enter into any agreement, understanding, arrangement or negotiations to acquire, any shares of Hughes Capital Stock or any rights, warrants or options to acquire, or securities convertible into

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

or exchangeable for, Hughes Capital Stock without being required to obtain any prior determination from GM as described in Section 12.2(a)(ii), but subject always to the Purchaser's obligations under Section 12.2(a)(i) hereof.

                  (c) Continuation of the DIRECTV Business. Until the first day after the second anniversary of the Split-Off Effective Time, Hughes shall continue the active conduct of its DIRECTV Business (as defined below) as conducted by Hughes immediately prior to the Split-Off. Hughes shall conduct the DIRECTV Business directly (including through one or more entities that are treated as disregarded entities for United States federal income tax purposes), to the extent that the DIRECTV Business was so conducted immediately prior to the Split-Off Effective Time. Hughes shall continue the active conduct of the DIRECTV Business primarily through officers and employees of Hughes or any of Hughes' Subsidiaries (and not primarily through independent contractors) who are not also officers or employees of GM or of any GM Affiliate; provided, however, that for the purposes of this Section 12.2(c), neither Hughes nor any of the Subsidiaries of Hughes shall be deemed to be Subsidiaries of GM or of any of the Subsidiaries of GM. For the purposes of this Agreement, "DIRECTV Business" means the business currently conducted by DIRECTV Holdings LLC, a Delaware limited liability company and wholly owned Subsidiary of Hughes, DIRECTV Enterprises, LLC, a Delaware limited liability company and an indirect, wholly owned Subsidiary of Hughes, and DIRECTV Operations, LLC, a California limited liability company and a direct, wholly owned Subsidiary of DIRECTV Enterprises, LLC.

                  (d)   Continuity of Business.

                        (i) Subject to the provisions of Section 12.2(i), until the first day after the second anniversary of the Split-Off Effective Time, (A) Hughes shall not voluntarily dissolve or liquidate and (B) except in the ordinary course of business, neither Hughes nor any of Hughes' Subsidiaries directly or indirectly controlled by Hughes shall sell, transfer or otherwise dispose of or agree to dispose of assets (including, for this purpose, any shares of capital stock of such Subsidiaries) that, in the aggregate, constitute more than (x) fifty percent (50%) of the gross assets of Hughes or (y) fifty percent (50%) of the consolidated gross assets of Hughes and such Subsidiaries, unless, prior to the consummation of such transaction, GM has determined, in its reasonable discretion, that such transaction would not jeopardize the Tax-Free Status of the Split-Off; provided, that after the first day after the second anniversary of the Split-Off Effective Time, no such prior determination by GM shall be required to be obtained by this Section 12.2(d). The amount of gross assets of Hughes and such Subsidiaries shall be based on the fair market value of each such asset as of the Split-Off Effective Time.

                        (ii) Sales, transfers or other dispositions by Hughes or any of its Subsidiaries to Hughes or one or more Subsidiaries directly or indirectly controlled by Hughes shall not be included in any determination under this Section 12.2(d) as to whether more than fifty percent (50%) of the gross assets of

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     Hughes or more than fifty percent (50%) of the consolidated gross assets of
     Hughes and such Subsidiaries have been sold, transferred or otherwise disposed of.

                        (iii) Solely for the purposes of this Section 12.2(d), Hughes shall not be treated as directly or indirectly controlling a Subsidiary unless Hughes owns, directly or indirectly, shares of capital stock of such Subsidiary constituting Tax Control of the Subsidiary.

                  (e)   Intercompany Indebtedness. Except as set forth on
Section 12.2(e) of the GM Disclosure Schedule and Section 12.2(e) of the Hughes Disclosure Schedule, from the Split-Off Effective Time until the first day after the second anniversary of the Split-Off Effective Time, neither GM nor Hughes shall, nor shall they permit any of their respective Subsidiaries to, create, incur, assume or allow to exist any indebtedness between GM or any GM Affiliate, on the one hand, and Hughes or any Hughes Affiliate, on the other hand, other than payables incurred in the ordinary course of business.

                  (f) Certain Presumptions. For the purposes of this Section 12.2, but without creating any implication that any of the following is true, it shall be presumed that:

                        (i) the acquisition by the Purchaser of shares of Hughes Common Stock pursuant to this Agreement and the acquisition by the Purchaser of shares of Surviving Corporation Common Stock pursuant to the Merger, as applicable, is an acquisition of stock that is part of a plan or series of related transactions that includes the Split-Off;

                        (ii) except as provided in clause (iii) below, no issuance of GM Class H Common Stock that occurred on or prior to March 20, 2003 is part of a plan or series of related transactions that includes the Split-Off;

                        (iii) bunless the IRS has issued a Subsequent Ruling to the contrary, the contribution by GM of 149,200,000 shares of GM Class H Common Stock to the GM Employee Benefit Plans that occurred on March 12, 2003, is an acquisition of stock that is part of a plan or series of related transactions that includes the Split-Off;

                        (iv) any acquisition of GM Class H Common Stock (prior to the Split-Off) or Hughes Capital Stock (after the Split-Off) by a retirement plan maintained by GM or any GM Affiliate or by Hughes or any Hughes Affiliate for their respective employees that is qualified under
     Section 401(a) or 403(a) of the Code other than, unless the IRS rules otherwise in the Ruling or has issued a Subsequent Ruling to the contrary,
     (A) the contribution of GM Class H Common Stock described in clause (iii) above, (B) a contribution of Hughes Capital Stock to such a plan by Hughes or a Hughes Affiliate which is not

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

     pursuant to the provisions of the mandatory matching contribution contained in the Hughes Section 401(k) plan as in existence on the date hereof and
     (C) acquisitions of GM Class H Common Stock or Hughes Capital Stock by such a plan which are required or directed by Hughes, is not an acquisition of stock that is part of a plan or series or related transactions that includes the Split-Off; and

                        (v) any acquisition of GM Class H Common Stock (prior to the Split-Off) or Hughes Capital Stock (after the Split-Off) by an employee, director or independent contractor of Hughes or any Hughes Affiliate pursuant to the exercise of a stock option, stock right or a grant of stock or otherwise in connection with the performance of services (but only if such compensation is not excessive by reference to the services performed) other than an employee, director or independent contractor who is (or after the acquisition would be) a five percent (5%) shareholder of Hughes or is part of a group joined in a coordinated effort to acquire five percent (5%) or more of the Hughes Capital Stock is not an acquisition of stock that is part of a plan or series or related transactions that includes the Split-Off.

            Presumptions (iv) and (v) above can be withdrawn or modified on a prospective basis by GM based on a Change in Tax Law that adversely affects the applicability of the presumption; provided that future calculations of stock which may be issued by Hughes pursuant to clause (h) below shall take into account, where necessary, withdrawn or modified presumptions.

                  (g) Permitted Actions and Transactions. Notwithstanding the foregoing, the provisions of this Section 12.2 shall not prohibit Hughes or the Purchaser from implementing any Potential Disqualifying Action upon which the IRS has granted a favorable ruling in, or which is described in reasonable detail in, the Ruling.

                  (h)   Certain Potential Disqualifying Actions.

                        (i)    Notwithstanding anything to the contrary in
     Section 12.2(a) if, in one or more Potential Disqualifying Actions occurring after the Merger and prior to the second anniversary of the Split-off Effective Time, Hughes proposes to issue a number of shares of Surviving Corporation Common Stock that, in the aggregate, is no greater, on the basis of voting power and fair market value, than ninety percent (90%) of the number of shares of Surviving Corporation Common Stock that could be issued by Hughes without breach of Section 12.2(a) immediately following the Merger as determined pursuant to, and fixed by, Section 12.3(d), then, if Hughes elects to avail itself of the procedures described in this Section 12.2(h) in lieu of the other procedures described in this
     Section 12.2 and Section 12.3 hereof, GM shall make a favorable determination as to each such Potential Disqualifying Action under Section 12.2(a), unless there has been, after the Merger, a Change in Tax Law or a change in, or failure of, a relevant fact, in each case that adversely affects the computation of the number of shares of capital stock, on the basis of voting power or fair market value that

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

     Hughes may issue without such issuance resulting in a breach of Section 12.2(a). Hughes shall give GM written notice of its intention to effect a Potential Disqualifying Action described in this Section 12.2(h), together with a computation in reasonable detail of the basis for the conclusion that the Potential Disqualifying Action is governed by this Section 12.2(h) and shall provide such other information as GM shall reasonably request, and GM shall make such determination within ten (10) Business Days after receipt of such notice and computation. Nothing in this Section 12.2(h) obligates Hughes to elect to avail itself of the procedures described herein in lieu of the other procedures described in this Section 12.2 and
     Section 12.3 hereof.

                        (ii) After the second anniversary of the Split-off Effective Time, Hughes shall be permitted to issue, in one or more transactions, or enter into any agreement, understanding, arrangement or substantial negotiations to issue, any number of shares of Surviving Corporation Common Stock without being required to obtain any prior determination by GM as described in Section 12.2(a)(ii), but subject always to Hughes' obligations under Section 12.2(a)(i) hereof.

                  (i) Sale of PanAmSat. Notwithstanding anything to the contrary in this Article XII, after the Split-Off Effective Time, Hughes shall be permitted to cause the sale of any stock, securities or assets of PanAmSat (whether by sale, merger, exchange or otherwise), and any such sale shall not be taken into account in determining whether the requirements of Section 12.2(d) have been satisfied.

            12.3  Cooperation and Other Covenants.

                  (a) Notice of Subsequent Actions. Each of Hughes and the Purchaser, on the one hand, and GM, on the other hand, shall furnish the other with a copy of any ruling requests or other documents delivered to the IRS that relate to the Split-Off or that otherwise reasonably could be expected to have an impact on the Tax-Free Status of the Split-Off; provided, that GM may redact from any IRS Submission any Redactable Information.

                  (b)   Post-Closing Cooperation.

                        (i) Hughes, the Purchaser and GM shall cooperate with the others and shall take (or refrain from taking) all such actions as the others may reasonably request in connection with obtaining any determination by GM referred to in Section 12.2 or any ruling to the effect that some or all of the 149,200,000 shares of GM Class H Common Stock contributed by GM on March 12, 2003 to the GM Employee Benefit Plans were not acquired as part of a plan or series of related transactions that includes the Split-Off. Such cooperation shall include providing any information, representations and/or covenants reasonably requested by the others to enable any other party (or counsel for such party) to obtain and maintain either (A) an opinion of counsel selected by

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     GM, in its sole and absolute discretion, confirming, in form and substance reasonably satisfactory to GM, that the taking of a Potential Disqualifying Action or other action described in Section 12.2 would not jeopardize the Tax-Free Status of the Split-Off (a "Subsequent Tax Opinion") or (B) an IRS private letter ruling to the same effect or to the effect that some or all of the 149,200,000 shares of GM Class H Common Stock contributed by GM on March 12, 2003 to the GM Employee Benefit Plans were not acquired as part of a plan or series of related transactions that includes the Split-Off (a "Subsequent Ruling"). From and after any date on which (x) Hughes, the Purchaser or GM makes any representation or covenant to the IRS for the purpose of obtaining a Subsequent Ruling or to counsel selected by GM for the purpose of obtaining a Subsequent Tax Opinion or (y) Hughes or the Purchaser makes any representation or covenant to GM for the purpose of any determination required to be made by GM pursuant to Section 12.2, in connection with obtaining any such determination or the receipt of a Subsequent Tax Opinion or Subsequent Ruling and (with respect solely to any representation given) until the first day after the second anniversary (or such later date as may be agreed upon at the time such representation is made) of the date of such determination or receipt, the party making such representation or covenant shall take no action that would have caused such representation to be untrue or covenant to be breached unless the other party has determined, in its reasonable discretion, which discretion shall be exercised in good faith solely to preserve the Tax-Free status of the Split-Off, that such action would not jeopardize the Tax-Free Status of the Split-Off. Such representations and warranties, once made in writing, shall be considered Tax Materials subject to the provisions of Section 12.1 hereof.

                        (ii) In the event that after the Split-Off Effective Time Hughes notifies GM that it desires to take or permit a Potential Disqualifying Action or other action described in Section 12.2 and GM concludes that such action might jeopardize the Tax-Free Status of the Split-Off and that GM does not intend to seek a Subsequent Tax Opinion, GM and Hughes, acting jointly, shall use reasonable best efforts to obtain a Subsequent Ruling that would permit Hughes to take or permit the specified action, with each party cooperating fully in connection with such efforts. If the parties obtain a Subsequent Ruling that would permit Hughes to take or permit a Potential Disqualifying Action or other action described in
     Section 12.2 without jeopardizing the Tax-Free Status of the Split-Off, then GM shall make a favorable determination as to the specified action under Section 12.2, unless GM determines, based on an opinion of tax counsel, that there is a more than immaterial possibility that the specified action nonetheless will jeopardize the Tax-Free Status of the Split-Off, based upon (A) a Change in Tax Law on or after the date on which the Subsequent Ruling is issued or (B) a change in, or failure of, a relevant fact (including an error in stating, or an omission to state, a relevant fact in any IRS Submission or otherwise); provided, that if GM makes such a determination in accordance with the requirements described above, then the parties shall request that the IRS confirm the

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     Subsequent Ruling if the matter is capable of being resolved by a further ruling from the IRS.

                        (iii) GM shall not file any request for a Subsequent Ruling without the prior written consent of Hughes, which consent shall not be unreasonably withheld or delayed, if a favorable Subsequent Ruling would be reasonably likely to have the effect of (A) reducing by more than an immaterial amount the amount of equity that may be issued by Hughes in transactions that, if consummated as of the proposed date of such request, would not have resulted in a breach of Section 12.2(a) or (B) otherwise being relevant to, or creating, any actual or potential obligations of, or limitations on, Merger Sub, the Purchaser, Hughes or any of their Affiliates.

                  (c)   Notice.

                        (i) Hughes or the Purchaser (as appropriate) shall give GM written notice of any intention to effect or permit any Potential Disqualifying Action or other action or transaction described in Section
     12.2 within a period of time reasonably sufficient to enable GM (A) to make the determination referred to in Section 12.2 or (B) to prepare and seek a Subsequent Tax Opinion or, acting jointly with Hughes pursuant to Section 12.3(b)(ii), a Subsequent Ruling in connection with such proposed action or transaction. Each such notice by Hughes or the Purchaser (as appropriate) shall set forth the terms and conditions of the proposed action or transaction, including, as applicable, the nature of any related action proposed to be taken, the approximate number of shares of Hughes Capital Stock proposed to be transferred or issued (directly or indirectly, in accordance with the provisions of Section 355(e) of the Code), the approximate value of Hughes assets (or assets of any Subsidiary of Hughes) proposed to be transferred, the proposed timetable for such action or transaction, and the number of shares of Hughes Capital Stock otherwise then owned by the other party to the proposed action or transaction (directly or indirectly, in accordance with the provisions of Section 355(e) of the Code), all with sufficient particularity to enable GM to make any such required determination, including information required to prepare and seek a Subsequent Tax Opinion or, acting jointly with Hughes pursuant to Section 12.3(b)(ii), a Subsequent Ruling in connection with such proposed action or transaction. All information provided by any of the parties to the other parties pursuant to this Section 12.3 shall be kept confidential by the receiving parties to the same extent as that provided in Article 2 of the Separation Agreement.

                        (ii ) Except as provided in Section 12.2(h), promptly, but in any event within fifteen (15) Business Days, after GM receives such written notice from Hughes or the Purchaser, GM shall evaluate such information and notify Hughes or the Purchaser in writing of (A) such determination or (B) GM's intent to seek a Subsequent Tax Opinion or, acting jointly with Hughes pursuant to Section 12.3(b)(ii), a Subsequent Ruling. If GM makes a determination that a

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     Potential Disqualifying Action or other action or transaction described in
     Section 12.2 would jeopardize the Tax-Free Status of the Split-Off, such notice to Hughes or the Purchaser shall set forth, in reasonable detail, the reasons therefor. A party that receives a Subsequent Tax Opinion or Subsequent Ruling shall notify the other party (if the other party is not otherwise provided with a copy of the Subsequent Tax Opinion or Subsequent Ruling), promptly, but in any event within two (2) Business Days, after the receipt of the Subsequent Tax Opinion or Subsequent Ruling and GM shall notify Hughes and the Purchaser of its revised determination based on such Subsequent Tax Opinion or Subsequent Ruling within two (2) Business Days after GM's receipt thereof.

                  (d) Agreement on the Number of Shares Issuable by Hughes. Prior to the Split-Off, GM and Hughes shall agree on the number of shares of Hughes Common Stock or Surviving Corporation Common Stock, as applicable, that Hughes could issue after giving effect to the Split-Off, the Stock Sale and the Merger and giving effect to the presumptions contained in Section 12.2(f), without violating Section 12.2(a)(i), assuming for purposes of such calculation that each share so issued was considered part of a plan or series of related transactions that includes the Split-Off.

                  (e) Certain Post-Closing Actions Requested by GM. After the Split-Off Effective Time, if reasonably requested by GM in writing, Hughes will take an action (or fail to take an action) to mitigate the effects of a breach by Hughes prior to the Split-Off Effective Time of a representation or covenant in this Article XII; provided that (i) Hughes' obligations under this Section 12.3(e) are subject to GM's agreement to pay and indemnify Hughes against all reasonable costs and expenses of taking or refraining from taking such action and (ii) any such action (or failure to take such action), even if reasonably requested, does not and will not adversely impact in any material respect the business, operations or financial conditions of Hughes or any of its material subsidiaries or divisions; and provided further, that GM's remedies with respect to any breach of this Section 12.3(e) by Hughes shall consist solely and exclusively of (x) specific performance or injunctive relief with respect to the action or failure to act in question and (y) reimbursement of reasonable costs incurred in enforcing GM's rights under this Section 12.3(e), and neither GM nor any subsidiary or affiliate of GM shall be entitled to indemnification for any monetary damages in connection with any failure to mitigate the effects of any such breach whether under this Agreement or otherwise (except for such reimbursement of the reasonable costs described in clause (y) of this Section 12.3(e)).

                  (f) Post-Signing Obligations with respect to Tax Related Parties. Within thirty (30) days after the date hereof, acting exclusively through one or more of its senior officers, the Purchaser shall make due inquiry (as defined in Section 14.1(b) hereof) as to the direct and indirect ownership of GM Class H Common Stock by any Tax Related Party (x) that is not a Subsidiary of the Purchaser and (y) ten percent (10%) of the voting power of which is owned directly by the Purchaser and/or one or more Subsidiaries of the Purchaser. After the date hereof, if a senior officer of the Purchaser obtains actual knowledge that any Tax-Related Party owns, directly or indirectly, any GM Class H Common Stock, the Purchaser shall promptly report such

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ownership in writing to GM and thereafter GM shall take such ownership into account in making any determination required by this Article XII.

                  (g) Adoption of Stockholder Rights Plan. During the Prohibition Period, Hughes shall (other than as may be required to comply with the fiduciary duties of the Hughes Board of Directors under Applicable Law (the "Fiduciary Limitation")): (A) if requested by GM, adopt and maintain during the Prohibition Period a stockholder rights plan with flip-in and flip-over provisions providing for the dilution of economic and voting rights of certain acquiring persons with respect to Hughes, which stockholder rights plan shall contain customary terms and be in customary form for plans of this type (including a 10% trigger for the definition of an "acquiring person") and shall contain such other terms and provisions as may be reasonably requested by GM in order to preserve the Tax-Free Status of the Split-Off, (B) amend any existing stockholder rights plan to the extent reasonably requested by GM in order to preserve the Tax-Free Status of the Split-Off; provided, however, that any such amendment shall require the consent of Hughes (which shall not be unreasonably withheld or delayed with respect to clause (x) below) if it is inconsistent with
(x) the requirement in clause (A) that terms of the rights plan are "customary" or (y) any other specific requirements referred to in clause (A) above (which for this purpose shall mean the flip-in provision, the flip-over provision and the 10% trigger) and (C) not redeem any of the stockholder rights described in any such plan during the Prohibition Period; provided, however, that any such stockholder rights plan shall not apply to the Purchaser and its Subsidiaries beyond the period ending on the first day following the first anniversary of the Split-Off Effective Time (provided that the Purchaser is not in material breach of any of its covenants under this Article XII and, in the event that the Purchaser is in such material breach, the provisions thereof shall not be applicable to the Purchaser and its Subsidiaries (and they shall not be considered an "acquiring person" thereunder) until from and after such time as
(1) GM shall have notified the Purchaser of such breach and (2) following such notification, the Purchaser or its Subsidiaries acquires any additional shares of capital stock of Hughes. For the avoidance of doubt, Hughes will not have any obligation under this Section 12.3(g) or Section 12.4 to adopt or amend or maintain (and not redeem) the stockholder rights provided in any stockholder rights plan during any portion of the Prohibition Period which is more than one year after the Split-Off Effective Time except with respect to a Prohibited Party (as defined in the Hughes Charter Amendment) described in the proviso of the definition of Prohibition Period.

            12.4  Indemnification for Tax Liabilities.

                  (a)   General.

                        (i) Notwithstanding any other provision of this Agreement or any provision of any of the Tax Allocation Agreements to the contrary, but subject to Section 12.4(b), Hughes shall indemnify, defend and hold harmless GM and each GM Affiliate (or any successor to any of them) from and against any and all (A) Taxes imposed pursuant to a Final Determination, (B) accounting, legal and other professional fees and court costs incurred in

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     connection with such Taxes (other than such costs incurred in the joint defense of a Third-Party Claim, which costs are subject to Section 13.6(c) below) and (C) costs and expenses that result from adverse tax consequences to GM or GM's stockholders (including all costs, expenses and damages associated with stockholder litigation or controversies) (collectively, "Tax-Related Losses"), incurred by GM or any GM Affiliate, to the extent caused by (w) any Disqualifying Action taken by Hughes or any of its Subsidiaries after the Split-Off Effective Time, (x) any other breach by Hughes of its covenants made in this Article XII, or (y) any failure (whether as a result of the Fiduciary Limitation or for any other reason, except, in all cases, for any failure required by an order of a court of competent jurisdiction (provided that in the event that such order is not final, Hughes shall use reasonable best efforts to have such order reversed)) to take any action required by Section 12.3(g) or that would have been required by Section 12.3(g) in the absence of the Fiduciary Limitation (each such action, an "Indemnification Action"); provided, however, that Hughes shall have no obligation to indemnify GM or any GM Affiliate in respect of a breach by Hughes of a covenant contained in this
     Article XII, to the extent that the covenant relates to actions or activities of Hughes occurring at or prior to the Split-Off Effective Time; and provided, further, that except to the extent provided in Section 12.3(e) and subject to the limitations set forth in Section 12.3(e) and the exceptions set forth in Section 12.4(b), Hughes shall have no duty to take any action to mitigate the effects of a breach by Hughes prior to the Split-Off Effective Time of a representation or a covenant contained in this Article XII, and provided, further, that, in the event that the Merger is consummated, Hughes shall indemnify, defend and hold harmless GM and each GM Affiliate (or any successor to any of them) from and against only fifty percent (50%) of any such Tax-Related Losses that relate to or arise out of any such action taken, or omission of any action required pursuant to the Transaction Agreements to be taken, by Hughes during the Interim Period (as defined in the Separation Agreement);

                        (ii) Notwithstanding any other provision of this Agreement to the contrary, but subject to Section 12.4(b), the Purchaser shall indemnify, defend and hold harmless GM and each GM Affiliate (or any successor to any of them) from and against any and all Tax-Related Losses incurred by GM or any GM Affiliate, to the extent caused by (x) any Disqualifying Action taken by the Purchaser or any of its Subsidiaries or affiliates (other than Hughes and its Subsidiaries) or (y) any other breach by the Purchaser of any of its representations or covenants made in this
     Article XII.

            All interest or penalties incurred in connection with such Tax-Related Losses shall be computed for the time period up to and including the date that Hughes or the Purchaser pays its indemnification obligation in full. To the extent that GM or any GM Affiliate (or successor thereto) seeks indemnification pursuant to this Section 12.4 for Taxes described in clauses
(ii) and/or (iii) of the definition of "Taxes", the aggregate amount of the indemnification for Tax Related Losses shall not exceed the amount of Tax

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Related Losses for which GM would have been indemnified pursuant to this
Agreement if the underlying Tax (within the meaning of clause (i) of the definition of "Taxes") had been imposed entirely upon GM; provided, that for the avoidance of doubt, (i) this sentence shall not apply to indemnification for Taxes described in clause (i) of the definition of "Taxes" and (ii) Persons other than parties to this Agreement will not be treated as third party beneficiaries for purposes of this Agreement by reason of clauses (ii) and/or
(iii) of the definition of "Taxes".

               (b) Exceptions to Indemnification. If GM (i) makes a determination pursuant to any clause of Section 12.2 other than a determination made pursuant to Section 12.2(h), on the basis of a Subsequent Tax Opinion or Subsequent Ruling or otherwise, that a Potential Disqualifying Action or other action described in Section 12.2 would not jeopardize the Tax-Free Status of the Split-Off and (ii) delivers to Hughes or the Purchaser (as appropriate) written notice of such determination pursuant to Section 12.3(c), then the person to whom GM delivered such notice shall have no obligation to indemnify GM or any GM Affiliate in respect of such action pursuant to Section 12.4(a), except to the extent that any Tax-Related Losses result from the inaccuracy, incorrectness or incompleteness of any representation provided by the person to whom GM delivered such notice or the failure by the person to whom GM delivered such notice to comply with any covenant, in each case upon which such Subsequent Tax Opinion or Subsequent Ruling and/or determination was based. Nothing contained in this
Article XII shall be interpreted as requiring the Purchaser or Hughes to indemnify GM or any GM Affiliate against any Tax-Related Loss to the extent that such Tax-Related Loss arises from the recognition of taxable income or gain by GM, any GM Affiliate or any GM shareholder as a result of any failure by GM to distribute (within the meaning of Section 355(a)(1) of the Code) an amount of Hughes stock constituting control (within the meaning of Section 368(c) of the Code) of Hughes. No indemnification under Section 12.4(a) shall arise as a result of or relating to any breach by Hughes or the Purchaser of any covenants or obligations set forth in Section 12.3(e).

               (c) Timing and Method of Tax Indemnification Payments. Hughes or the Purchaser, as the case may be, (in each case, the "Indemnitor") shall pay any amount that is due and payable to GM pursuant to this Section 12.4 on or before the ninetieth (90th) day following the earlier of the date of an agreement of the parties or the date of a Final Determination that such amount is due and payable to GM. All payments pursuant to this Section 12.4 shall be made by wire transfer to the bank account designated by GM for such purpose, and, on the date of such wire transfer, the Indemnitor shall give GM notice of the transfer.

               (d) Prior Period Agreements. Except for the Tax Allocation Agreements, any and all existing Tax sharing agreements and practices regarding Taxes and their payment, allocation or sharing between (i) GM or any Subsidiary of GM other than Hughes or a Subsidiary of Hughes, on the one hand, and (ii) Hughes or any Subsidiary of Hughes, on the other hand, shall be terminated with respect to Hughes and all Subsidiaries of Hughes as of the Split-Off Effective Time, and no remaining liabilities thereunder shall exist thereafter.

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          12.5 Procedure for Indemnification for Tax Liabilities.

               (a) Notice of Claim. If GM receives notice of the assertion of any Third-Party Claim with respect to which Hughes or the Purchaser may be obligated under Section 12.4 to provide indemnification, GM shall give Hughes or the Purchaser (as applicable) notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of GM to give notice as provided in this section shall not relieve Hughes or the Purchaser (as applicable) of its obligations under Section 12.4, except to the extent that Hughes or the Purchaser (as applicable) is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

               (b)  Obligation of Indemnifying Party.

                    (i) GM and the Indemnitor shall jointly control the defense of, and cooperate with each other with respect to defending, any Third-Party Claim with respect to which the Indemnitor is obligated under
     Section 12.4 to provide indemnification; provided that the Indemnitor shall forfeit such joint control right with respect to a particular Third-Party Claim if the Indemnitor or any Affiliate of the Indemnitor makes any public statement or filing, or takes any action (including the filing of any submission or pleading, or the giving of a deposition or production of documents, in any administrative or court proceeding) in connection with such Third-Party Claim that is inconsistent in a material respect with any representation or warranty made by the Indemnitor in this Agreement or the Tax Materials.

                    (ii) The Indemnitor and GM shall exercise their rights to jointly control the defense of any such Third-Party Claim solely for the purpose of defeating such Third-Party Claim and, unless required by Applicable Law, neither the Indemnitor nor GM shall make any statements or take any actions that would reasonably be expected to result in the shifting of liability for Losses or Tax-Related Losses arising out of such Third-Party Claim from the party making such statement or taking such action (or any of its affiliates) to the other party (or any of its affiliates).

                    (iii) Statements made or actions taken by either the Indemnitor or GM in connection with the defense of any such Third-Party Claim shall not prejudice the rights of such party in any subsequent action or proceeding between the parties.

                    (iv) If either GM or the Indemnitor fails to jointly defend any such Third-Party Claim, then the other party shall solely defend such Third-Party Claim and the party failing to jointly defend shall use reasonable best efforts to cooperate with the other party in its defense of such Third-Party Claim; provided, however, that GM may not compromise or settle any such Third-Party

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     Claim without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. All costs and expenses of either party in connection with, and during the course of, the joint control of the defense of any such Third-Party Claim shall be paid by the party that incurs such costs and expenses.

          12.6 Exclusivity of Article XII.

               (a) This Article XII constitutes the complete and exclusive agreement of the parties with respect to the indemnification of GM for Tax-Related Losses contained in Section 12.4. Any conflict between the terms of this Section 12.6 and any other provision of this Agreement, or any provision of any other agreement, shall be resolved in favor of this Section 12.6, unless such other provision expressly provides that it shall be given priority over this specific section.

               (b) Except for the right to pursue equitable remedies, the remedies provided to GM in this Article XII shall be deemed the sole and exclusive remedies of GM with respect to the subject matters set forth in this
Article XII. The parties hereto specifically acknowledge that, in accordance with, but without limitation to, Section 14.10, GM shall have the right to obtain an injunction or other appropriate equitable remedy, in the event that Hughes or the Purchaser, or any Subsidiary or affiliate of Hughes or the Purchaser, proposes to take any Potential Disqualifying Action or other action described in Section 12.2 without the prior consent of GM or proposes otherwise to take an action that is prohibited, or to fail to take an action that is required, pursuant to this Article XII. The representations and warranties contained in Section 12.1(a) shall terminate upon Closing. The representations and warranties contained in Section 12.1(c) shall terminate upon Closing except as necessary to preserve GM's rights to pursue the remedies afforded GM in Sections 12.3(e) and 12.4 with respect to representations and warranties made at or prior to the Split-Off Effective Time. The covenants contained in Article XII shall not terminate upon Closing.

                                  ARTICLE XIII

                                 INDEMNIFICATION

          13.1 Indemnification by GM. GM shall indemnify, defend and hold harmless the Purchaser Indemnitees from and against any and all Losses incurred or sustained by the Purchaser Indemnitees to the extent arising from Third-Party Claims (except in the case of Sections 13.1(b) and 13.1(d), which need not arise from Third-Party Claims) relating to, arising out of or due to:

               (a) any untrue statement or alleged untrue statement of a material fact contained in, or incorporated into, the GM Disclosure Portions of the Disclosure Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

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               (b)  (i) any and all Losses arising under Title IV of ERISA or the Code with respect to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or any "pension plan" (as defined in Section 3(2) of ERISA and which is subject to Section 412 of the Code) currently or previously maintained, contributed to or required to be contributed to by GM or any ERISA Affiliate of GM (other than Hughes or any Hughes Affiliate) (other than Losses in respect of any current or former employee of Hughes or any Hughes Affiliate with respect to their employment with Hughes or any Hughes Affiliate), (ii) any and all Losses relating to post-retirement health or life insurance benefits (other than in respect of any employee (including any former employee) of Hughes or any Hughes Affiliate with respect to their employment with Hughes or any Hughes Affiliate), in each case with respect to any current or former employee of GM or any GM Affiliate arising from any plan, contract or other arrangement with respect to which GM or any GM Affiliate is a party, and (iii) notwithstanding clause (i) above, any and all Losses relating to the payment of benefits to the persons listed on Section 13.1(b) of the GM Disclosure Schedule from any employee benefit or retirement plan sponsored, maintained or contributed to by GM or any GM Affiliate; provided, however, that (A) the indemnification provided in this Section 13.1(b) shall have no effect on the respective rights and obligations of GM and Hughes pursuant to the Separation Agreement and the Ancillary Separation Agreements and (B) the indemnification provided for in clause (iii) shall not pertain to or relieve Hughes of its obligations to pay and, pursuant to Section 5.1(f) of the Separation Agreement, indemnify the GM Indemnitees from and against any and all Losses relating to benefit obligations of Hughes owing to such persons arising out of any employee benefit plan or retirement plan sponsored, maintained or contributed to by Hughes or any Hughes Affiliate; provided, that for the purposes of this Section 13.1(b), the term "Hughes Affiliate" shall be deemed to include any entity previously owned, directly or indirectly, by Hughes;

                (c) (i) any GM Sales Process Claim; provided, however, that (A) other than with respect to any claim based on a breach of the Transaction Agreements, the Purchaser on behalf of itself and the Purchaser Affiliates, respectively, hereby waives, releases and forever discharges any and all GM Sales Process Claims, except to the extent that the Purchaser or any Purchaser Affiliate hereafter incurs any Losses in respect thereof arising out of a claim by a Person other than the Purchaser or any Purchaser Affiliate and (B) other than with respect to any claim based on a breach of the Transaction Agreements, the Purchaser agrees that it shall not, and shall cause the Purchaser Affiliates not to, seek to recover from GM or any GM Affiliate or any of their respective Representatives for any Losses to the extent that such Losses relate to, arise out of or are due to a GM Sales Process Claim unless and until such time as, and only to the extent that, any of the Purchaser or any Purchaser Affiliate incurs any Losses in respect thereof arising out of a claim by a Person other than the Purchaser or any Purchaser Affiliate; and (ii) the declaration and payment by Hughes to GM of the Special Dividend; and

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               (d)  any failure of the representations and warranties set forth in Section 4.6 hereof (other than the last sentence thereof) to be true and correct at the Closing.

          13.2 Indemnification by the Purchaser; Sharing of Certain Amounts.

               (a) The Purchaser shall indemnify, defend and hold harmless the GM Indemnitees and the Hughes Indemnitees from and against any and all Losses incurred or sustained by the GM Indemnitees or the Hughes Indemnitees, as applicable, to the extent arising from Third-Party Claims relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Purchaser Disclosure Portions of the Disclosure Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood and agreed that, for the purposes of this Agreement, "Purchaser Disclosure Portions" means any and all information furnished by or on behalf of the Purchaser or any Purchaser Affiliate or any of their respective Representatives, for inclusion in the Disclosure Documents, including all information relating to: (i) the Purchaser or any Purchaser Affiliate, the capital stock of the Purchaser, the business or operations of the Purchaser, financial information and data relating to the Purchaser or any Purchaser Affiliate (including both historical and pro forma financial data), or (ii) plans regarding the business or operations of the Purchaser or any Purchaser Affiliate and other forward-looking information regarding the Purchaser or any Purchaser Affiliate).

               (b) The Purchaser shall indemnify, defend and hold harmless the Hughes Indemnitees and the GM Indemnitees from and against any and all Losses to the extent relating to, arising out of or due to Third-Party Claims for Losses in the case of clause (i) below, and any and all fines and monetary penalties imposed by a Special Foreign Governmental Authority in the case of clause (ii) below, incurred or sustained by the Hughes Indemnitees or the GM Indemnitees, as applicable, relating to, arising out of or due to:

                    (i) effectuating the Closing notwithstanding the failure of the Purchaser and/or any of its Affiliates to obtain all consents, waivers, approvals and/or other authorizations required in connection with the Transactions from any Specified Foreign Person; and

                    (ii) effectuating the Closing notwithstanding (x) the failure of the Purchaser, GM, Hughes and/or any of their respective Affiliates to obtain any consent, waiver, approval or other authorization from, or make any filing with, any Specified Foreign Governmental Authority required in connection with the Transactions, (y) the failure of the Purchaser, GM, Hughes and/or any of their respective Affiliates, to comply with any applicable waiting period of any Specified Foreign Governmental Authority required to be complied with in connection with the Transactions and/or (z) the existence of a temporary

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     restraining order, preliminary or permanent injunction or other order or decree issued by any Specified Foreign Governmental Authority.

               (c) The Purchaser shall indemnify, defend and hold harmless the GM Indemnitees and the Hughes Indemnitees from and against any and all Losses incurred or sustained by the GM Indemnitees and the Hughes Indemnitees, as applicable, to the extent arising from Third-Party Claims relating to, arising out of or due to any Purchaser Sales Process Claim; provided, however, that (i) other than with respect to any claim based on a breach of the Transaction Agreements, GM on behalf of itself and the GM Affiliates and Hughes on behalf of itself and the Hughes Affiliates, respectively, hereby waive, release and forever discharge any and all Purchaser Sales Process Claims, except to the extent that GM or any GM Affiliate or Hughes or any Hughes Affiliate, as applicable, hereafter incurs any Losses in respect thereof arising out of a claim by a Person other than GM or any GM Affiliate or Hughes or any Hughes Affiliate, as applicable, and (ii) other than with respect to any claim based on a breach of the Transaction Agreements, each of GM and Hughes agrees that it shall not, and shall cause its respective Affiliates not to, seek to recover from the Purchaser or any Purchaser Affiliate or any of their respective Representatives for any Losses to the extent that such Losses relate to, arise out of or are due to a Purchaser Sales Process Claim unless and until such time as, and only to the extent that, any of GM or any GM Affiliate or Hughes or any Hughes Affiliate incurs any Losses in respect thereof arising out of a claim by a Person other than GM or any GM Affiliate or Hughes or any Hughes Affiliate, as applicable.

          13.3 Indemnification by Hughes. Hughes shall indemnify, defend and hold harmless the Purchaser Indemnitees from and against any and all Losses incurred or sustained by the Purchaser Indemnitees to the extent arising from Third-Party Claims relating to, arising out of or due to:

               (a) any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Hughes Disclosure Portions (as defined in the Separation Agreement) of the Disclosure Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (b) any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, any report or filing of Hughes with respect to any period entirely or partially prior to the Split-Off Effective Time required by or filed under the Exchange Act, or any filing made prior to the Split-Off Effective Time under the Securities Act by Hughes, or the omission or alleged omission to state in any such report or filing a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Hughes shall not be liable in any such case to the extent that any such Losses relate to, arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any such report or filing in reliance upon and in conformity with written information furnished to Hughes or any Hughes Affiliate or any

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of their respective Representatives by or on behalf of GM or any GM Affiliate or any of their respective Representatives specifically for use in preparing such report or filing by Hughes; provided, further, that Hughes shall not be liable in any such case to the extent that any such Losses relate to, arise out of or are based upon statements or omissions relating to any plans, proposals, intentions or policies of GM or any GM Affiliate existing at the time that such report or filing was made; provided, further, that this Section 13.3(b) shall not apply to the Disclosure Documents (which matters are addressed in Section 13.3(a) above); and

               (c) any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, any report or other filing of GM with respect to any period entirely or partially prior to the Split-Off Effective Time required by or filed under the Exchange Act relating to Hughes, any Hughes Affiliate, the Hughes Business or the GM Class H Common Stock, or any filing made prior to the Split-Off Effective Time under the Securities Act by GM relating to Hughes, any Hughes Affiliate, the Hughes Business or the GM Class H Common Stock, or the omission or alleged omission to state in any such report or filing a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that, with respect to any report or filing of GM, Hughes shall be liable in any such case only to the extent that any such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any such report or filing in reliance upon and in conformity with written information furnished to GM, any GM Affiliate or any of their respective Representatives by or on behalf of Hughes, any Hughes Affiliate or any of their respective Representatives specifically for use in preparing such report or filing by GM; provided, further, that Hughes shall not be liable in any such case to the extent that any such Losses relate to, arise out of or are based upon any plans, proposals, intentions or policies of GM or any GM Affiliate existing at the time such report or filing was made; provided, further, that this Section 13.3(c) shall not apply to the Disclosure Documents (which matters are addressed in Section 13.3(a) above).

          13.4 Tax Effects of Indemnification.

               (a) Any indemnification payment made under this Agreement by the Purchaser to any GM Indemnitee, or by GM to any Purchaser Indemnitee, shall for all Tax purposes, except as required by Applicable Law, be characterized as an adjustment to the Purchase Price. Any indemnification payment made under this Agreement by GM to any Hughes Indemnitee, or by Hughes to any GM Indemnitee, shall for all Tax purposes, except as required by Applicable Law, be characterized as a distribution from Hughes to GM or a contribution by GM to Hughes, as applicable, made immediately prior to the Split-Off Effective Time. Any indemnification payment made under this Agreement by the Purchaser to any Hughes Indemnitee shall for all Tax purposes, except as required by Applicable Law, be characterized as a contribution by the Purchaser to Hughes.

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               (b)  The amount of any Loss for which indemnification is provided under this Agreement shall be adjusted in accordance with Section 5.5(b) of the Separation Agreement.

          13.5 Effect of Insurance Upon Indemnification. The amount which a Person obligated to provide indemnification under this Agreement (an "Indemnifying Party") is required to pay to any Person entitled to seek indemnification under this Agreement (an "Indemnitee") pursuant to this Article XIII shall be reduced (including retroactively) by any payment actually received and retained by an Indemnitee from an insurance carrier or paid by an insurance carrier on behalf of the insured, net of any applicable premium adjustment ("Insurance Proceeds") and other amounts actually recovered by such Indemnitee in reduction of the related Loss, it being understood and agreed that each of GM, Hughes and the Purchaser shall use reasonable best efforts to collect any such proceeds or other amounts to which it or any of its Affiliates is entitled, without regard to whether it is the Indemnifying Party hereunder. No Indemnitee shall be required, however, to collect any such proceeds or other amounts prior to being entitled to indemnification from an Indemnifying Party hereunder. If an Indemnitee receives a payment from an Indemnifying Party in respect of a Loss (an "Indemnity Payment") and subsequently receives Insurance Proceeds or other amounts in respect of such Loss, then such Indemnitee shall pay to such Indemnifying Party an amount equal to the difference between (a) the sum of the amount of such Indemnity Payment and the amount of such Insurance Proceeds or other amounts actually received and (b) the amount of such Loss, in each case adjusted (at such time as appropriate adjustment can be determined) to reflect any premium adjustment attributable to such claim.

          13.6 Procedure for Indemnification Involving Third-Party Claims.

               (a) Notice of Claim. If any Indemnitee receives notice of the assertion of any Third-Party Claim with respect to which an Indemnifying Party is obligated under this Article XIII to provide indemnification, such Indemnitee shall give such Indemnifying Party notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any Indemnitee to give notice as provided in this section shall not relieve any Indemnifying Party of its obligations under this Article XIII, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

               (b) Obligation of Indemnifying Party. An Indemnifying Party, at such Indemnifying Party's own expense and through counsel chosen by such Indemnifying Party (which counsel shall be reasonably acceptable to the Indemnitee), may elect to defend any Third-Party Claim. If an Indemnifying Party elects to defend a Third-Party Claim, then, within ten (10) Business Days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party Claim so requires), such Indemnifying Party shall notify the Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third-Party Claim. Such Indemnifying Party shall

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pay such Indemnitee's reasonable out-of-pocket expenses incurred in connection with such cooperation. Such Indemnifying Party shall keep the Indemnitee reasonably informed as to the status of the defense of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article XIII for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than those expenses referred to in the preceding sentence; provided, however, that such Indemnitee shall have the right to employ one law firm as counsel, together with a separate local law firm in each applicable jurisdiction ("Separate Counsel"), to represent such Indemnitee in any action or group of related actions (which firm or firms shall be reasonably acceptable to the Indemnifying Party) if, in such Indemnitee's reasonable judgment at any time, either a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim, or there may be defenses available to such Indemnitee which are different from or in addition to those available to such Indemnifying Party and the representation of both parties by the same counsel would be inappropriate, and in that event (i) the reasonable fees and expenses of such Separate Counsel shall be paid by such Indemnifying Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one Separate Counsel (excluding local counsel) with respect to any Third-Party Claim (even if against multiple Indemnitees)) and (ii) each such Indemnifying Party and such Indemnitee shall have the right to conduct its own defense in respect of such claim. If an Indemnifying Party elects not to defend against a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this Article XIII within the period of ten (10) Business Days described above, the Indemnitee may defend, compromise, and settle such Third-Party Claim and shall be entitled to indemnification hereunder (to the extent permitted hereunder); provided, however, that no such Indemnitee may compromise or settle any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnifying Party shall not, without the prior written consent of the Indemnitee, settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim.

               (c) Joint Defense of Certain Claims. Notwithstanding the provisions of Section 13.6(b) hereof, GM, Hughes and the Purchaser shall jointly control the defense of, and cooperate with each other with respect to defending, any Third-Party Claim with respect to which any two or more parties are claiming that they are entitled to indemnification under Section 13.1, 13.2 or 13.3. If any party fails to defend jointly any such Third-Party Claim, the other party shall solely defend such Third-Party Claim and the party failing to defend jointly shall use reasonable best efforts to cooperate with the other party in its defense of such Third-Party Claim; provided, however, that neither party may compromise or settle any such Third-Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. All costs and expenses of either party in connection with, and during the course of, the

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joint control of the defense of any such Third-Party Claim shall be initially paid by the party that incurs such costs and expenses. Such costs and expenses shall be reallocated and reimbursed in accordance with the respective indemnification obligations of the parties at the conclusion of the defense of such Third-Party Claim.

          13.7 Procedure for Indemnification Not Involving Third-Party Claims. If any Indemnitee desires to assert against an Indemnifying Party any claim for indemnification under this Article XIII other than a Third-Party Claim, the Indemnitee shall deliver to the Indemnifying Party notice of its demand for satisfaction of such claim (a "Request"), specifying in reasonable detail the amount of such claim and the basis for asserting such claim. Within thirty (30) days after the Indemnifying Party has been given a Request, the Indemnifying Party shall either (i) satisfy the claim requested to be satisfied in such Request by delivering to the Indemnitee payment by wire transfer or a certified or bank cashier's check payable to the Indemnified Party in immediately available funds in an amount equal to the amount of such claim, or (ii) notify the Indemnitee that the Indemnifying Party contests such claim by delivering to the Indemnitee a written notice of an objection to such claim that specifies in reasonable detail the basis for contesting such claim.

          13.8 Exclusive Remedies. Except for the right to pursue equitable remedies and for acts constituting fraud and criminal misconduct, the remedies provided in this Article XIII shall be deemed the sole and exclusive remedies of the parties, from and after the Merger Effective Time, with respect to the subject matters of the indemnification provisions of this Article XIII.

          13.9 Other Liabilities. Except as provided in Section 13.4(b) hereof, this Article XIII shall not be applicable to any matter which is governed by
Article XII of this Agreement.

                                  ARTICLE XIV

                                  MISCELLANEOUS

          14.1 Certain Definitions.

               (a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 14.1:

     "20-Day Average Purchaser Stock Price" shall have the meaning ascribed to such term in the Merger Agreement.

     "Action" means a suit, claim, action, proceeding or investigation.

     "Additional Non-Recommendation Fee" shall have the meaning ascribed to such term in Section 3.4(a)(iii) hereof.

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         "Affiliate" or "affiliate" means with respect to GM, Hughes or the
Purchaser, a GM Affiliate, a Hughes Affiliate or a Purchaser Affiliate, as the case may be.

         "Agreement" shall have the meaning ascribed to such term in the preamble hereof.

         "American Depositary Receipts" shall have the meaning ascribed to such term in Section 6.4(a) hereof.

         "American Depositary Shares" shall have the meaning ascribed to such term in Section 6.4(a) hereof.

         "Ancillary Separation Agreements" shall have the meaning ascribed to such term in the Separation Agreement.

         "Antitrust Law" shall have the meaning ascribed to such term in Section 9.4(c) hereof.

         "Applicable Law" means all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority.

         "ASX" shall have the meaning ascribed to such term in Article VI hereof.

         "Business Day" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

         "Cash Fraction" shall have the meaning ascribed to such term in
Section 2.1. hereof.

         "Certificates" shall have the meaning ascribed to such term in Section 7.7(a) hereof.

         "Change in Tax Law" means any amendment to, or change in (including any announcement of a prospective change, such as, but not limited to, the reporting of legislation by the House Ways and Means Committee or the Senate Finance Committee, or the proposal of a legislative change), the laws or regulations of the United States, or any official administrative pronouncement (including the issuance of any proposed regulation or IRS pronouncement) or judicial decision interpreting or applying such laws or regulations, in each case that has an effective date that is proposed to precede the Split-Off Effective Time or that otherwise applies to or affects the tax treatment of the Split-Off or affects the impact that a Potential Disqualifying Action would have on the Tax-Free Status of the Split-Off.

         "Claim" shall have the meaning ascribed to such term in Section 9.12(b) hereof.

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         "Class H Fraction" shall have the meaning ascribed to such term in
Section 7.4(b) hereof.

         "Closing" shall have the meaning ascribed to such term in Section 3.1 hereof.

         "Closing Date" shall have the meaning ascribed to such term in Section
3.1 hereof.

         "Code" shall have the meaning ascribed to such term in the preamble hereof.

         "Communications Regulation" shall have the meaning ascribed to such term in Section 9.4(e) hereof.

         "Competing Transaction" shall have the meaning ascribed to such term in
Section 9.6(a)(i) hereof.

         "Confidentiality Agreement" shall have the meaning ascribed to such term in Section 9.2 hereof.

         "Confirmation" shall have the meaning ascribed to such term in Section 7.2(d) hereof.

         "Confirmation Period" shall have the meaning ascribed to such term in
Section 7.2(d) hereof.

         "Confirmation Request" shall have the meaning ascribed to such term in
Section 7.2(d) hereof.

         "Consent Solicitation Failure" shall have the meaning ascribed to such term in Section 3.2(b)(iii) hereof.

         "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or the beneficial ownership (as such term is used in Rule 13d-3 of the Exchange
Act) of more than fifty percent (50%) of the voting securities of a Person.

         "Current GM Employee Benefit Plans Registration Rights Agreement" shall have the meaning ascribed to such term in Section 4.5(b) hereof.

         "Custodian" shall have the meaning ascribed to such term in Section 6.4(b) hereof.

         "Department of Labor" means the United States Department of Labor.

         "Deposit Agreement" shall have the meaning ascribed to such term in
Section 9.18 hereof.

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         "Depositary" shall have the meaning ascribed to such term in Section
9.18 hereof.

         "DGCL" shall have the meaning ascribed to such term in Section 3.2(b)(iii) hereof.

         "DIRECTV Business" shall have the meaning ascribed to such term in
Section 12.2(c) hereof.

         "Disclosure Documents" shall have the meaning ascribed to such term in
Section 9.1(a) hereof.

         "Dispute" shall have the meaning ascribed to such term in Section 14.15 hereof.

         "Dispute Notice" shall have the meaning ascribed to such term in
Section 14.15(a) hereof.

         "Disqualifying Action" shall have the meaning ascribed to such term in
Section 12.2(a)(i) hereof.

         "Employee Matters Agreement" means the Employee Matters Agreement in the form set forth as Exhibit I, to be entered into between Hughes and the Purchaser concurrently with the execution of this Agreement.

         "Encumbrance" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, preemptive rights, restriction, easement, servitude, or any transfer restriction under any shareholder or similar agreement, other than, if any such Encumbrance relates to capital stock or Permitted Encumbrances of the type set forth in clause (v) of the definition thereof.

         "Environmental and Safety Requirements" means all applicable federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations and all common law in each case concerning public health and safety, worker health and safety, and pollution or protection of the environment (including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release or threatened Release (whether onsite or offsite), control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations promulgated thereunder.

         "Excess Shares Provision" means Section 4 of Article IV of the Hughes Charter Amendment.

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         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Agent" shall have the meaning ascribed to such term in
Section 7.7(a) hereof.

         "Exchange Option" shall have the meaning ascribed to such term in
Section 7.10(a) hereof.

         "Exchange Ratio" shall have the meaning ascribed to such term in the Merger Agreement.

         "FCC" shall have the meaning ascribed to such term in Section 5.20 hereof.

         "FCC Consent Application" shall have the meaning ascribed to such term in Section 9.4(b) hereof.

         "Final Determination" means the final resolution of liability for any Tax for a taxable period (i) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the taxing authority to assert a further deficiency shall not constitute a Final Determination; (ii) by a decision, judgment, decree or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (iv) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the taxing jurisdiction; or (v) by any other final disposition, including by reasons of the expiration of the applicable statute of limitations or by mutual agreement of the parties.

         "FIRPTA Affidavit" shall have the meaning ascribed to such term in
Section 10.2(e) hereof.

         "Fixed Price Shares" shall have the meaning ascribed to such term in
Section 2.1.

         "Floor Price Termination Notice" shall have the meaning ascribed to such term in Section 3.2(e).

         "GAAP" means generally accepted United States accounting principles as of the date hereof.

         "GM" shall have the meaning ascribed to such term in the preamble hereof.

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         "GM $1-2/3 Common Stock" shall have the meaning ascribed to such term in the preamble hereof.

         "GM 10-K" shall have the meaning ascribed to such term in Article IV hereof.

         "GM Affiliate" shall have the meaning ascribed to such term in the Separation Agreement.

         "GM Board Policy Statement" shall have the meaning ascribed to such term in Section 7.2(a)(i) hereof.

         "GM Certificate of Incorporation" shall have the meaning ascribed to such term in the preamble hereof.

         "GM Charter Amendment" shall have the meaning ascribed to such term in the preamble hereof.

         "GM Class H Common Stock" shall have the meaning ascribed to such term in the preamble hereof.

         "GM Disclosure Portions" shall have the meaning ascribed to such term in the Separation Agreement.

         "GM Disclosure Schedule" shall have the meaning ascribed to such term in Section 4.5(b) hereof.

         "GM Employee Benefit Plans" shall have the meaning ascribed to such term in Section 4.5(b) hereof.

         "GM Employee Benefit Plans Transfer Agreement" shall have the meaning ascribed to such term in Section 4.5(b) hereof.

         "GM Financial Advisor Fairness Opinions" shall have the meaning ascribed to such term in Section 7.1(b) hereof.

         "GM Financial Advisors" shall have the meaning ascribed to such term in
Section 7.1(b) hereof.

         "GM Hourly Pension Plan" shall have the meaning ascribed to such term in Section 4.5(b) hereof.

         "GM Indemnitees" means GM, all GM Affiliates and each of their respective directors, officers and employees (in their capacities as such).

         "GM Preference Stock" shall have the meaning ascribed to such term in
Section 4.5(a) hereof.

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         "GM Preferred Stock" shall have the meaning ascribed to such term in
Section 4.5(a) hereof.

         "GM Registration Rights Agreement" shall mean the Registration Rights Agreement in the form attached hereto as Exhibit H, to be entered into by and between GM and Purchaser concurrently with the execution of this Agreement.

         "GM Salaried Pension Plan" shall have the meaning ascribed to such term in Section 4.5(b) hereof.

         "GM Sales Process Claim" means all claims (including any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, whether related to, arising out of, or due to occurrences or conditions prior to, on or after the Split-Off Effective Time, and whether known or unknown, suspected, or claimed) related to, arising out of or due to, directly or indirectly, the investigation, consideration, pursuit or entering into (including the adequacy of disclosure by and due diligence of GM or Hughes and including any allegations of breach of fiduciary duty by Persons associated with, including directors of, GM or Hughes with respect to the transactions contemplated by the Transaction Agreements) of one or more strategic transactions involving Hughes or any Hughes Affiliate and one or more unaffiliated Persons.

         "GM SEC Documents" shall have the meaning ascribed to such term in
Article IV.

         "GM Termination Fee" shall have the meaning ascribed to such term in
Section 3.4(a)(i) hereof.

         "GM Transaction Agreements" means this Agreement, the Separation Agreement, the Ancillary Separation Agreements, the Joint Defense Agreement and the GM Registration Rights Agreement.

         "GM Transfer Agent" shall have the meaning ascribed to such term in
Section 7.7(a) hereof.

         "Governmental Authority" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local, U.S. or non-U.S., or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "HSSL" means Hughes Software Systems Limited.

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         "Hughes" shall have the meaning ascribed to such term in the preamble hereof.

         "Hughes 10-K" shall have the meaning ascribed to such term in Article V hereof.

         "Hughes Affiliate" shall have the meaning ascribed to such term in the Separation Agreement.

         "Hughes Business" shall mean the business of Hughes and its Subsidiaries taken as a whole.

         "Hughes By-laws Amendment" shall have the meaning ascribed to such term in Section 7.12 hereof.

         "Hughes Capital Stock" means any class or series of capital stock of Hughes or of any successor corporation

         "Hughes Charter Amendment" shall have the meaning ascribed to such term in Section 7.12 hereof.

         "Hughes Class B Common Stock" shall have the meaning ascribed to such term in the preamble hereof.

         "Hughes Common Stock" shall have the meaning ascribed to such term in the preamble hereof.

         "Hughes Common Stock Exchange" shall have the meaning ascribed to such term in Section 7.5(b)(i) hereof.

         "Hughes Covered Person" shall have the meaning ascribed to such term in the Separation Agreement.

         "Hughes Disclosure Portions" shall have the meaning ascribed to such term in the Separation Agreement.

         "Hughes Disclosure Schedule" shall have the meaning ascribed to such term in Section 5.2 hereof.

         "Hughes ERISA Affiliate" shall have the meaning ascribed to such term in Section 5.13 hereof.

         "Hughes Existing Pension Plan" means any "pension plan" (as defined in
Section 3(2) of ERISA and which is subject to Section 412 of the Code) currently maintained by Hughes or any Hughes Affiliates.

         "Hughes FCC Licenses" shall have the meaning ascribed to such term in
Section 5.20 hereof.

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         "Hughes Financial Advisor Fairness Opinions" shall have the meaning ascribed to such term in Section 7.1(b) hereof.

         "Hughes Financial Advisors" shall have the meaning ascribed to such term in Section 7.1(b) hereof.

         "Hughes Indemnified Party" shall have the meaning ascribed to such term in Section 9.12(b) hereof.

         "Hughes Indemnitees" means Hughes, all Hughes Affiliates and each of their respective directors, officers and employees (in their capacities as such).

         "Hughes Independent Directors" shall have the meaning ascribed to such term in the Hughes By-Laws.

         "Hughes Intellectual Property" means all Intellectual Property (i) owned by Hughes or any of its Subsidiaries or (ii) used or held for use by Hughes or any of its Subsidiaries in their business pursuant to a valid license agreement.

         "Hughes' Knowledge" or "to the Knowledge of Hughes" shall have the meaning ascribed to such term in Section 14.1(b) hereof.

         "Hughes Material Adverse Effect" means, when used with reference to one or more events, changes, circumstances or effects, a material adverse effect on the business, operations, assets, liabilities or financial condition of Hughes and its Subsidiaries taken as a whole, other than events, changes, circumstances or effects that arise out of or result from (or, in the case of clause (iii) below, directly arise out of or result from) (i) economic factors affecting the economy or financial markets as a whole (whether such change results from any outbreak of hostility, terrorist activity, war or otherwise), (ii) economic, political or regulatory factors generally affecting the industries or countries in which Hughes or any of its Subsidiaries operates, (iii) the announcement of the execution of this Agreement and the agreements contemplated hereby or the compliance by the parties with their respective obligations hereunder and thereunder (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees), (iv) any conditions imposed by, or actions taken at the direction of, any Governmental Authority in connection with the transactions contemplated hereby (including compliance with any requests or orders of the Pension Benefit Guaranty Corporation relating to a Hughes Existing Pension Plan) and (v) the occurrence of any of the events described in Section
14.1 of the Hughes Disclosure Schedule; provided, however, that, without limiting the effect of Applicable Law relating to the allocation of the burden of proof applicable to assertions as to the presence or absence of a Hughes Material Adverse Effect (other than with respect to clause (iii) above), Hughes shall have the burden of proof with respect to any assertion by it of the applicability of the exception to the definition of Hughes Material Adverse Effect set forth in clause (iii) above.

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         "Hughes Permit Entities" shall have the meaning ascribed to such term in Section 5.20 hereof.

         "Hughes Permits" shall have the meaning ascribed to such term in
Section 5.20 hereof.

         "Hughes Plans" shall have the meaning ascribed to such term in Section
5.13 hereof.

         "Hughes SEC Documents" shall have the meaning ascribed to such term in
Article V hereof.

         "Hughes Separation Transactions" shall have the meaning ascribed to such term in the preamble hereof.

         "Hughes Transaction Agreements" means this Agreement, the Separation Agreement, the Merger Agreement, the Employee Matters Agreement, the Ancillary Separation Agreements and the Joint Defense Agreement.

         "Indemnification Action" shall have the meaning ascribed to such term in Section 12.4(a) hereof.

         "Indemnifying Party" shall have the meaning ascribed to such term in
Section 13.5 hereof.

         "Indemnitee" shall have the meaning ascribed to such term in Section
13.5 hereof.

         "Indemnitor" shall have the meaning ascribed to such term in Section 12.4(c) hereof.

         "Indemnity Payment" shall have the meaning ascribed to such term in
Section 13.5 hereof.

         "Insurance Proceeds" shall have the meaning ascribed to such term in
Section 13.5 hereof.

         "Intellectual Property" means:

         (i) all patents and patent applications, trademarks, service marks, trade names (whether registered or unregistered) and pending applications for registration of any of the foregoing, domain names, copyrights and registrations and applications therefor, mask works and any applications for registration thereof, trade secrets, inventions, know-how, confidential and other intellectual property and proprietary rights arising from or in respect of the foregoing; and

         (ii) any and all computer programs, including any and all software implementations (whether in source code or object code), databases, including any and all

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data and collections of data, whether machine readable or otherwise, and any other work product used to design and develop any of the foregoing and all documentation relating to the foregoing.

         "Interim Period" shall have the meaning ascribed to such term in the Separation Agreement.

         "IRS" means the Internal Revenue Service of the United States Department of the Treasury.

         "IRS Submission" shall have the meaning ascribed to such term in
Section 9.7(a) hereof.

         "Joint Defense Agreement" shall mean the Joint Defense Agreement, dated as of the date hereof and attached hereto as Exhibit G.

         "Losses" shall have the meaning ascribed to such term in the Separation Agreement.

         "LTAP" shall have the meaning ascribed to such term in Section 4.5(a) hereof.

         "Mailing Date" shall have the meaning ascribed to such term in Section 7.2(a)(iii) hereof.

         "Material Real Property" shall have the meaning ascribed to such term in Section 5.23 hereof.

         "Merger" shall have the meaning ascribed to such term in the preamble hereof.

         "Merger Agreement" shall have the meaning ascribed to such term in the preamble hereof.

         "Merger Consideration" shall have the meaning ascribed to such term in the Merger Agreement.

         "Merger Effective Time" shall have the meaning ascribed to such term in the Merger Agreement.

         "Merger Sub" shall have the meaning ascribed to such term in the Separation Agreement.

         "Merger Sub Common Shares" shall have the meaning ascribed to such term in Section 6.14(b) hereof.

          "Negotiation Period" shall have the meaning ascribed to such term in
Section 14.15(a) hereof.

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         "Non-Recommendation Determination" shall have the meaning ascribed to such term in Section 7.2(b) hereof.

         "Non-Recommendation Fee" shall have the meaning ascribed to such term in Section 3.4(a)(iii) hereof.

         "Notice of Non-Mailing" shall have the meaning ascribed to such term in
Section 7.3(d) hereof.

         "Notice of Non-Recommendation" shall have the meaning ascribed to such term in Section 7.2(b) hereof.

         "NPAL" means News Publishing Australia Limited, a Delaware corporation.

         "NYSE" shall have the meaning ascribed to such term in Section 4.3(d) hereof.

         "Option" shall have the meaning ascribed to such term in Section 7.10(a) hereof.

         "Ordinary Shares" shall have the meaning ascribed to such term in
Section 6.4(a) hereof.

         "Outside Date" shall have the meaning ascribed to such term in Section 3.2(b)(i) hereof.

         "PanAmSat" means PanAmSat Corporation, a Delaware corporation.

         "PanAmSat 10-K" shall have the meaning ascribed to such term in Article V.

         "PanAmSat SEC Documents" shall have the meaning ascribed to such term in Article V.

         "Permits" shall have the meaning ascribed to such term in Section 5.20 hereof.

         "Permitted Encumbrances" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance that have been made available to the Purchaser; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings; provided an appropriate reserve is established therefor; (iii) mechanics', carriers', workers', repairers' and similar Encumbrances arising or incurred in the ordinary course of business; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Authority; and (v) restrictions on transfer pursuant to federal, state and foreign securities laws.

         "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

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         "Potential Disqualifying Action" shall have the meaning ascribed to such term in Section 12.2(a)(ii) hereof.

         "Preferred Limited Voting Ordinary Shares" shall have the meaning ascribed to such term in Section 6.4(a) hereof.

         "PRIMESTAR Registration Rights Agreement" shall have the meaning ascribed to such term in Section 4.5(b) hereof.

         "Prohibition Period" shall have the meaning ascribed to such term in the Hughes Charter Amendment.

         "Proxy/Consent Solicitation Statement" shall have the meaning ascribed to such term in Section 7.2(a)(ii) hereof.

         "Purchase Price" shall have the meaning ascribed to such term in
Section 2.1 hereof.

         "Purchaser" shall have the meaning ascribed to such term in the preamble hereof.

         "Purchaser Affiliate" means, as of any particular time, a Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Purchaser as of such time; provided, however, that the term "Purchaser Affiliate" shall not include Hughes and its Subsidiaries.

         "Purchaser Consideration" shall have the meaning ascribed to such term in the Merger Agreement.

         "Purchaser Disclosure Portions" shall have the meaning ascribed to such term in Section 13.2(a) hereof.

         "Purchaser Disclosure Schedule" shall have the meaning ascribed to such term in Section 6.3 hereof.

         "Purchaser Documents" shall have the meaning ascribed to such term in
Section 6.2(a) hereof.

         "Purchaser Filings" shall have the meaning ascribed to such term in
Article VI hereof.

         "Purchaser Indemnitees" means the Purchaser, all Purchaser Affiliates and each of their respective directors, officers and employees (in their capacities as such).

         "Purchaser Material Adverse Effect" means, when used with reference to one or more events, changes, circumstances or effects, a material adverse effect on the business, operations, assets, liabilities or financial condition of the Purchaser and its Subsidiaries taken as a whole, other than events, changes, circumstances or effects that arise out of or

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result from (i) economic factors affecting the economy or financial markets as a whole (whether such change results from any outbreak of hostility, terrorist activity, war or otherwise), and (ii) economic, political or regulatory factors generally affecting the industries or countries in which the Purchaser or any of its Subsidiaries operates.

         "Purchaser Materiality Exception" shall have the meaning ascribed to such term in Section 9.4(f) hereof.

         "Purchaser Sales Process Claim" means all claims (including any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, whether related to, arising out of, or due to occurrences or conditions prior to, on or after the Split-Off Effective Time, and whether known or unknown, suspected, or claimed) related to, arising out of or due to, directly or indirectly, the investigation, consideration, pursuit or entering into (including the adequacy of disclosure by and due diligence of the Purchaser and including any allegations of breach of fiduciary duty by Persons associated with, including directors of, the Purchaser with respect to the transactions contemplated by the Transaction Agreements) of one or more strategic transactions involving the Purchaser or any Purchaser Affiliate and one or more unaffiliated Persons.

         "Purchaser Stock" shall have the meaning ascribed to such term in
Section 6.4(a) hereof.

         "Qualified Subsidiary" means a Subsidiary in which (i) the Purchaser owns 80% or more of the outstanding capital stock and (ii) the remainder of such outstanding capital stock is either (x) widely held and publicly traded or (y) owned by another Qualified Subsidiary of the Purchaser.

         "Redactable Information" shall have the meaning ascribed to such term in Section 9.7(a) hereof.

         "Redemption Effective Time" shall have the meaning ascribed to such term in the GM Charter Amendment.

         "Registration Statements" shall have the meaning ascribed to such term in Section 4.9 hereof.

         "Release" has the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or similar Environmental and Safety Requirements.

         "Representatives" shall have the meaning ascribed to such term in
Section 9.6(a) hereof.

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         "Request" shall have the meaning ascribed to such term in Section 13.7 hereof.

         "Requisite Stockholder Approval" shall have the meaning ascribed to such term in Section 4.11(a) hereof.

         "Requisite Vote Matters" shall have the meaning ascribed to such term in Section 7.2(a)(i) hereof.

         "Ruling" shall have the meaning ascribed to such term in Section 10.3(g) hereof.

         "Ruling Request" shall have the meaning ascribed to such term in
Section 9.7(a) hereof.

         "SEC" shall have the meaning ascribed to such term in Section 7.3(a) hereof.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Separate Counsel" shall have the meaning ascribed to such term in
Section 13.6(b) hereof.

         "Separation Agreement" shall have the meaning ascribed to such term in the preamble hereof.

         "Service Agent" shall have the meaning ascribed to such term in Section
14.16 hereof.

         "Settlement" shall have the meaning ascribed to such term in Section 9.4(f) hereof.

         "Shares" shall have the meaning ascribed to such term in the preamble hereof.

         "Significant Subsidiary" means a Subsidiary of a Person that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Exchange Act, if such Rule were applicable to such Person.

         "SPA Cash Payment Election Notice" shall have the meaning ascribed to such term in Section 2.1.

         "Special Dividend" shall have the meaning ascribed to such term in the preamble hereof.

         "Special Employee Items Agreement" means the Special Employee Items Agreement, substantially in the form set forth as Exhibit C to the Separation Agreement.

         "Specified Foreign Governmental Authority" means any Governmental Authority specified on Section 13.2(b)(i) of the Purchaser Disclosure Schedule.

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         "Specified Foreign Persons" shall have the meaning ascribed to such term in Section 6.3(e) hereof.

         "Spin-Off Distribution" means a distribution (whether by dividend, distribution, merger or otherwise) of capital stock of Hughes to some or all of the stockholders of GM, either alone or in connection with the sale of not more than 5% of the outstanding capital stock of Hughes to one or more Persons in negotiated transactions; provided that the foregoing shall not occur in connection with a combination of the Hughes Business with the business of another unaffiliated Person, unless such Person acquires beneficial ownership of 5% or less of the surviving or acquiring entity in such transaction.

         "Split-Off" shall have the meaning ascribed to such term in the preamble hereof.

         "Split-Off Denominator" shall have the meaning ascribed to such term in
Section 7.4(b) hereof.

         "Split-Off Effective Time" shall have the meaning ascribed to such term in the Separation Agreement.

         "Split-Off Fraction" shall have the meaning ascribed to such term in
Section 7.5(b)(iii) hereof.

         "Split-Off Numerator" shall have the meaning ascribed to such term in
Section 7.4(b) hereof.

         "Stock Fraction" shall have the meaning ascribed to such term in
Section 2.1 hereof.

         "Stock Sale" shall have the meaning ascribed to such term in the preamble hereof.

         "Subsequent Ruling" shall have the meaning ascribed to such term in
Section 12.3(b)(i) hereof.

         "Subsequent Tax Opinion" shall have the meaning ascribed to such term in Section 12.3(b)(i) hereof.

         "Subsidiary" with respect to a Person, means any corporation, limited liability company, partnership, trust or unincorporated organization of which such Person owns, directly or indirectly, 50% or more of the outstanding stock or other equity interests, the holders of which are entitled to vote for the election of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership, trust or unincorporated organization.

         "Superior Proposal" shall have the meaning ascribed to such term in
Section 9.6(b) hereof.

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         "Surviving Corporation" shall have the meaning ascribed to such term in the preamble hereof.

         "Surviving Corporation Common Stock" shall have the meaning ascribed to such term in the preamble hereof.

         "Surviving Corporation Class B Common Stock" shall have the meaning ascribed to such term in the Merger Agreement.

         "Tax" means any (i) United States federal, state or local or non-United States income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, assessment or governmental charge of any kind whatever imposed by any Governmental Authority, including any interest, penalty or addition thereto, whether disputed or not,
(ii) liability for the payment of any amount of the type described in clause (i) above arising as a result of being (or having been) a member of any group or being (or having been) included or required to be included in any Tax return related thereto and (iii) liability for the payment of any amount of the type described in clause (i) or clause (ii) above as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

         "Tax Allocation Agreements" shall mean (i) the Agreement for the Allocation of United States Federal Income Taxes, by and among GM, Hughes, Hughes Electronics Corporation (formerly GM Hughes Electronics Corporation), HE Holdings, Inc. (formerly Hughes Aircraft Company), and Delco Electronics Corporation, effective as of December 29, 1985, as amended, (ii) the Tax Sharing Agreement, by and among GM, Hughes and HE Holdings, Inc. (subsequently renamed Raytheon Corporation), dated as of December 17, 1997, as amended, (iii) the Agreement between Hughes and GM and Delco Electronics Corporation regarding prior years' income Taxes and (iv) the Amended and Restated Agreement for the Allocation of United States Income Taxes, by and between GM and Hughes, dated as of March 20, 2003.

         "Tax Control", as to Hughes, means GM's direct ownership of at least eighty percent (80%) of both (i) Voting Stock and (ii) each class and series of Hughes Capital Stock other than Voting Stock and, as to any other corporation, shall have a correlative meaning that takes into account the principles of
Section 368(c) of the Code.

         "Tax Counsel" shall have the meaning ascribed to such term in Section 9.7(b) hereof.

         "Tax-Free Status of the Split-Off" shall have the meaning ascribed to such term in Section 12.2(a) hereof.

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         "Tax Materials" shall have the meaning ascribed to such term in Section
12.1(a) hereof.

         "Tax Opinions" shall have the meaning ascribed to such term in Section 9.7(b) hereof.

         "Tax-Related Losses" shall have the meaning ascribed to such term in
Section 12.4(a) hereof.

         "Tax-Related Party" shall have the meaning ascribed to such term in
Section 12.1(c) hereof.

         "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

         "Third-Party Claim" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or asserted by a Person other than GM or any GM Affiliate, Hughes or any Hughes Affiliate or the Purchaser or any Purchaser Affiliate.

         "Top-Off Election Notice" shall have the meaning ascribed to such term in the Merger Agreement.

         "Transactions" shall have the meaning ascribed to such term in the preamble hereof.

         "Transaction Agreements" means the GM Transaction Agreements and the Hughes Transaction Agreements.

         "U.S. Trust" shall have the meaning ascribed to such term in Section 4.5(b) hereof.

         "Variable Price Shares" shall have the meaning ascribed to such term in
Section 2.1.

         "VEBA" shall have the meaning ascribed to such term in Section 4.5(b) hereof.

         "Voting Stock" means the total combined voting power of all outstanding shares of Hughes Capital Stock entitled to vote generally in the election of directors of Hughes.

                (b) References to a party's "Knowledge" or "to the Knowledge of" a party and similar terms shall refer to the knowledge, after due inquiry, of the senior officers of such party; provided that for purposes of this definition only, "due inquiry" shall be deemed to have been exercised if such persons make reasonable written inquiry of the appropriate persons at the applicable entities and follow up such inquiry with such number of telephone calls or further written inquiries, as the inquiring party, in its

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reasonable good faith judgment would deem appropriate if acting in its own interest, and review any responses to such inquiries.

            14.2 Further Assurances. From time to time, as and when requested by any party hereto, the other party or parties hereto, as applicable, shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement or any of the agreements contemplated by this Agreement.

            14.3 No Survival of Representations and Warranties. The parties hereto hereby agree that the representations and warranties of GM, Hughes and the Purchaser contained in this Agreement, other than in Article XII and Section
4.6 hereof (other than the last sentence of Section 4.6 hereof), or in any certificate, document or instrument delivered in connection herewith, other than the Separation Agreement, shall not survive the Closing.

            14.4 Notices. All notices shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            If to Hughes, to:

            200 North Sepulveda Boulevard
            El Segundo, CA  90245
            Attention:  Larry D. Hunter
            Telecopy No.:  (310) 648-3370

            With a copy to:

            Weil, Gotshal & Manges LLP
            767 Fifth Avenue
            New York, NY 10153
            Attention:   Frederick S. Green
                         Michael E. Lubowitz
            Telecopy No.: (212) 310-8007

            If to GM, to:

            300 Renaissance Center
            Detroit, MI  48265-3000
            Attention:  Warren G. Andersen
            Telecopy No.:  (313) 665-4978

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           With a copy to:

           Jenner & Block, LLC
           One IBM Plaza
           Chicago, IL 60611
           Attention:    Robert S. Osborne
                         Joseph P. Gromacki
           Telecopy No.: (312) 923-2790

           if with regard to Article XII of this Agreement, also with a copy to:

           Kirkland & Ellis
           200 E. Randolph Drive
           Chicago, IL 60601
           Attention:    Jeffrey T. Sheffield, P.C.
           Telecopy No.: (312) 660-0408

           If to the Purchaser, to:

           c/o The News Corporation Limited
           1211 Avenue of the Americas
           New York, NY 10036
           Attention:    Arthur M. Siskind
           Telecopy No.: (212) 768-2029

           With a copy to:

           Skadden, Arps, Slate, Meagher & Flom LLP
           Four Times Square
           New York, NY 10036
           Attention:    Lou R. Kling
                         Howard L. Ellin
           Telecopy No.: (212) 735-2000

           14.5  Interpretation; Absence of Presumption.

                 (a) For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits and Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean

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"including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, (vi) unless otherwise specified, all references to any period of days shall be deemed to be to the relevant number of calendar days, (vii) "dollars" or "$" means United States dollars and (viii) "cash" means dollars in immediately available funds.

                 (b) For the purposes of this Agreement, the obligation of Hughes to cause its Subsidiaries to take or not take any action with respect to PanAmSat and HSSL and their Subsidiaries shall be deemed to be satisfied, notwithstanding any standards to the contrary, if Hughes uses its reasonable best efforts to cause PanAmSat and HSSL and their Subsidiaries to take or not take such action. For purposes of this Agreement, the obligation of Hughes to use reasonable best efforts to cause PanAmSat or HSSL to take or not take any action shall require only that Hughes (i) exercise all voting rights on any matter submitted by PanAmSat and HSSL, as applicable, for approval of its respective stockholders, (ii) exercise all rights under any contract or agreement to which Hughes is a party, (iii) cause its representatives acting as officers or members of the board of directors of PanAmSat or HSSL, as applicable, subject to their fiduciary duties to such entities and their stockholders under Applicable Law, to exercise all rights as officers and directors of PanAmSat and HSSL, as applicable, and (iv) otherwise use its reasonable best efforts to cause PanAmSat and HSSL to take or not take such specified actions if Hughes had prior knowledge that PanAmSat or HSSL was considering taking or not taking such specified actions. For purposes of this Agreement, the obligation of Hughes to cause DIRECTVLA to take or not take any action shall be subject to any fiduciary duties of DIRECTVLA and the members of its Executive Committee.

                 (c) The Article, Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. (d) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

           14.6 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

           14.7  Entire Agreement; Severability.

                 (a) This Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement and the other Transaction Agreements contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and

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there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

                 (b) If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

           14.8 Third Party Beneficiaries. The Hughes Indemnified Parties and their respective successors shall be third party beneficiaries of the indemnification provisions of Section 9.12 hereof, as applicable, and shall be entitled to enforce those provisions in each such case as fully and to the same extent as if they were parties to this Agreement. Except as provided in the previous sentence, (i) the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any person except the parties any rights or remedies hereunder and (ii) there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

           14.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of laws).

           14.10 Specific Performance. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Accordingly, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. Any requirements for the securing or posting of any bond with such remedy are waived.

           14.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that notwithstanding the foregoing or anything contained in any Transaction Agreement, (i) the Purchaser and Hughes shall be permitted to assign their rights under the Transaction Agreements to one or more financing sources in order to

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secure such party's obligation thereto and (ii) the Purchaser may assign its right to purchase the Shares hereunder to a Qualified Subsidiary of the Purchaser, in which case the Purchaser (or, in the event the Purchaser designates a Qualified Subsidiary as the purchaser of Shares, then the Purchaser) shall provide representations and warranties with respect to such Qualified Subsidiary covering the matters contained in Article VI hereof and such Qualified Subsidiaries shall be bound by the covenants contained herein that bind the Purchaser, to the extent applicable; provided, further, that no such assignment shall relieve the assigning party from any obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. It is understood and agreed that the Purchaser (or a Qualified Subsidiary of the Purchaser) currently expects to, and nothing in the Transaction Agreements shall restrict the Purchaser (or its Qualified Subsidiary) from, transferring any shares of Surviving Corporation Common Stock, or assigning any rights under the Transaction Agreements, to one or more Qualified Subsidiaries of the Purchaser.

           14.12 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors; provided, however, that, except as may be permitted by Applicable Law, no amendment shall be made following the receipt of the Requisite Stockholder Approval that alters or changes (i) the amount or type of consideration to be received by GM or (ii) any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of the GM Class H Common Stock or the holders of the GM $1-2/3 Common Stock, in each case without the approval, if required, of the holders of GM Class H Common Stock or GM $1-2/3 Common Stock. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

           14.13 Extension; Waiver. Except as otherwise provided in this Agreement, at any time prior to the Merger Effective Time, GM and Hughes (with respect to the Purchaser) and the Purchaser (with respect to GM and Hughes), by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive or extend the time for compliance by such other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

           14.14 Dispute Resolution. GM, Hughes and the Purchaser shall attempt in good faith to resolve any dispute among the parties arising out of or relating to this Agreement promptly through negotiations of the parties prior to seeking any other legal or equitable remedy.

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           14.15 Arbitration. Any dispute between the parties hereto arising out of or relating to Article XII or Article XIII hereof, including the interpretation of Article XII or Article XIII (in each case, a "Dispute"), shall be resolved only in accordance with the following provisions:

                 (a) Negotiation. GM, Hughes and/or the Purchaser (as applicable) shall attempt in good faith to resolve any Dispute promptly through negotiations of the parties. Any party may deliver to another a written notice of a Dispute, which shall set forth, in reasonable detail, the nature of the Dispute (a "Dispute Notice"). Within twenty (20) Business Days after the receipt of such Dispute Notice, the appropriate representatives of the relevant parties shall meet to attempt to resolve such Dispute. If such Dispute has not been resolved within the period of twenty (20) Business Days following the initial meeting of the representatives following the receipt of a Dispute Notice (the "Negotiation Period"), or if one of the parties fails or refuses to negotiate such Dispute, then the issue shall be settled by arbitration pursuant to Section 14.15(b) hereof. The results of such arbitration shall be final and binding on the parties.

                 (b) Arbitration Procedure. Any party to a Dispute may initiate arbitration with regard to such Dispute by giving the other party written notice either (i) at any time following the end of the Negotiation Period or (ii) if the parties do not meet within twenty (20) Business Days of the receipt of the Dispute Notice, at any time thereafter. The arbitration shall be conducted by three arbitrators in accordance with the Rules for Non-Administered Arbitration of Business Disputes promulgated by the Center for Public Resources, as in effect on the date hereof, except as otherwise provided in this Section 14.15. Within twenty (20) days following receipt of the written notice of arbitration, the disputing parties shall each appoint one arbitrator. The two arbitrators so appointed shall appoint the third arbitrator. If either of the disputing parties shall fail to appoint an arbitrator within such twenty (20) day period, the arbitration shall be by the sole arbitrator appointed by the other party. Regardless of who selects the arbitrator, each arbitrator selected to resolve a Dispute under Article XII shall be an attorney or accountant who is generally recognized in the relevant community as a qualified and competent practitioner with experience in the subject matter area involved in the issue or issues to be resolved. Such arbitrators shall be empowered to determine whether the disputing party is required to indemnify any indemnifiable party pursuant to Section 12.4 or Sections 13.1 and 13.2 (as applicable) and to determine the amount of the related indemnification payment. Each of the disputing parties shall bear fifty percent (50%) of the aggregate expenses of the arbitrators. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss.1-14. The place of arbitration shall be New York, New York. The final decision of the arbitrators shall be rendered no later than one (1) year from the date of the written notice of arbitration.

           14.16 Consent to Jurisdiction. Except with respect to Article XII and XIII hereof, any action, suit or proceeding arising out of any claim that the parties cannot settle through good faith negotiations shall be litigated exclusively in the state courts of Delaware. Each of the parties hereto hereby irrevocably and unconditionally (i) submits

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to the jurisdiction of the state courts of Delaware for any such action, suit or proceeding, (ii) agrees not to commence any such action, suit or proceeding except in the state courts of Delaware, (iii) waives, and agrees not to plead or to make, any objection to the venue of any such action, suit or proceeding in the state courts of Delaware, (iv) waives, and agrees not to plead or to make, any claim that any such action, suit or proceeding brought in the state courts of Delaware has been brought in an improper or otherwise inconvenient forum, (v) waives, and agrees not to plead or to make, any claim that the state courts of Delaware lack personal jurisdiction over it and (vi) waives its right to remove any such action, suit or proceeding to the federal courts except when such courts are vested with sole and exclusive jurisdiction by statute. GM, Hughes and the Purchaser shall cooperate with each other in connection with any such action, suit or proceeding to obtain reliable assurances that confidential treatment will be accorded any information that any party shall reasonably deem to be confidential or proprietary. Each of the parties hereto irrevocably designates and appoints its respective Service Agent as its agent to receive service of process in any such action, suit or proceeding. Each of the parties hereto further covenants and agrees that, until the expiration of all applicable statutes of limitations relating to potential claims under this Agreement, each such party shall maintain a duly appointed agent for the service of summonses and other legal process in the State of Delaware, and shall promptly notify the other party hereto of any change in the name or address of its Service Agent and the name and address of any replacement for its Service Agent, if such agent is no longer the Service Agent named herein. This Section 14.16 is meant to comply with 6 Del. C. Section 2708. For the purposes of this Agreement "Service Agent" means, for GM and for Hughes, The Corporation Trust Company, with offices on the date hereof at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, or, for either party, such other Person at such other address as such party may specify in a notice provided to the Purchaser after the date of this Agreement in accordance with Section 14.4 of this Agreement. For the purposes of this Agreement, "Service Agent" means, for the Purchaser and for Merger Sub, Corporation Service Company, with offices on the date hereof at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or such other Person at such other address as the Purchaser may specify in a notice provided to the other parties after the date of this Agreement in accordance with Section 14.4 of this Agreement.

                 **REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

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                 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                             HUGHES ELECTRONICS CORPORATION


                                             By: /s/ Larry D. Hunter
                                                 -------------------------------
                                                 Name: Larry D. Hunter
                                                 Title: Senior Vice President
                                                        and General Counsel


                                             THE NEWS CORPORATION LIMITED


                                             By: /s/ Arthur M. Siskind
                                                 -------------------------------
                                                 Name: Arthur M. Siskind
                                                 Title: Director


                                             GENERAL MOTORS CORPORATION


                                             By: /s/ Warren G. Andersen
                                                 -------------------------------
                                                 Name: Warren G. Andersen
                                                 Title: Assistant General
                                                        Counsel

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